    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 25, 1998

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                       UNION PACIFIC RESOURCES GROUP INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             UTAH                                                         13-2647483
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)             (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                            ------------------------
                              UPRG CAPITAL TRUST I
                             UPRG CAPITAL TRUST II
                             UPRG CAPITAL TRUST III
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           DELAWARE                                                      APPLIED FOR
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)             (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                            ------------------------
                               801 CHERRY STREET
                            FORT WORTH, TEXAS 76102
                                 (817) 877-6000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                 UNION PACIFIC RESOURCES INC.                                        UPR CAPITAL COMPANY
    (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)          (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                       ALBERTA, CANADA                                               NOVA SCOTIA, CANADA
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)  (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)
                         98-0186874                                                    NOT APPLICABLE
           (I.R.S. EMPLOYER IDENTIFICATION NUMBER)                         (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
                400, 425-1ST FIRST STREET S.W.                                  400, 425-1ST FIRST STREET S.W.
               CALGARY, ALBERTA, CANADA T2P 4V4                                CALGARY, ALBERTA, CANADA T2P 4V4
                        (403) 231-0111                                                  (403) 231-0111
     (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,             (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
   INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE
                           OFFICES)                                                        OFFICES)

                            ------------------------
                             JOSEPH A. LASALA, JR.
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                       UNION PACIFIC RESOURCES GROUP INC.
                               801 CHERRY STREET
                            FORT WORTH, TEXAS 76102
                                 (817) 877-6000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:

                                JOHN T. GAFFNEY
                            CRAVATH, SWAINE & MOORE
                                WORLDWIDE PLAZA
                               825 EIGHTH AVENUE
                            NEW YORK, NEW YORK 10019
                                 (212) 474-1000
                            ------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the 'Securities Act'), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /x/
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /x/
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

                                                                                                                 PROPOSED
                                                                                           PROPOSED          MAXIMUM AGGREGATE
                    TITLE OF EACH CLASS                            AMOUNT TO BE        MAXIMUM OFFERING          OFFERING
               OF SECURITIES TO BE REGISTERED                       REGISTERED         PRICE PER UNIT(1)        PRICE(1)(2)
Debt Securities(5)(8).......................................
Preferred Stock (without par value) of the Company(6)(8)....
Common Stock (without par value) of the Company(7)(8).......
Warrants of the Company(9)..................................
Stock Purchase Contracts(10)................................            (4)                   (4)                   (4)
Stock Purchase Units(11)....................................
Preferred Securities of UPRG Capital Trust I, UPRG Capital
 Trust II and UPRG Capital Trust III (collectively, the
 'UPRG Trusts')(12).........................................
Guarantees by the Company(13)...............................
       Total................................................    $1,000,000,000(14)           100%           $1,000,000,000(14)

                                                                  AMOUNT OF
                    TITLE OF EACH CLASS                         REGISTRATION
               OF SECURITIES TO BE REGISTERED                      FEE(3)
Debt Securities(5)(8).......................................
Preferred Stock (without par value) of the Company(6)(8)....
Common Stock (without par value) of the Company(7)(8).......
Warrants of the Company(9)..................................
Stock Purchase Contracts(10)................................         (4)
Stock Purchase Units(11)....................................
Preferred Securities of UPRG Capital Trust I, UPRG Capital
 Trust II and UPRG Capital Trust III (collectively, the
 'UPRG Trusts')(12).........................................
Guarantees by the Company(13)...............................
       Total................................................     $278,775(3)

                                                        (footnotes on next page)
    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(footnotes from previous page)
------------------
 (1) The proposed maximum offering price per unit will be determined from time to time by the Registrants in connection with the issuance by the Registrants of the securities registered hereunder.

 (2) The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act.

 (3) A filing fee aggregating $16,225 was previously paid by Union Pacific Resources Group Inc. in connection with the Registration Statement (Registration No. 333-52605) filed earlier relating to the registration of in the aggregate $55,000,000 of securities of the Company, none of which has been issued or sold. Pursuant to Rule 429, Union Pacific Resources Group Inc. is hereby applying these previously paid fees toward the payment of the registration fees due under this Registration Statement on Form S-3.

 (4) Not applicable pursuant to General Instruction II.D. of Form S-3.

 (5) Subject to note (14) below, there is being registered hereunder an indeterminate principal amount of Debt Securities of the Company and non-convertible Debt Securities of the Subsidiary Issuers (as defined herein) as may be sold, from time to time. If any Debt Securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $1,000,000,000.

 (6) Subject to note (14) below, there is being registered hereunder an indeterminate number of shares of Preferred Stock of the Company as may be sold, from time to time.

 (7) Subject to note (14) below, there is being registered hereunder an indeterminate number of shares of Common Stock of the Company as may be sold from time to time.

 (8) Subject to note (14) below, there is being registered hereunder an indeterminate principal amount of Debt Securities, number of shares of Preferred Stock and number of shares of Common Stock of the Company, as shall be issuable upon conversion or redemption, or upon the exercise of Warrants of the Company registered hereunder.

 (9) Subject to note (14) below, there is being registered hereunder an indeterminate amount and number of Warrants of the Company, representing rights to purchase certain of the Debt Securities, Preferred Stock or Common Stock of the Company registered hereunder.

(10) Subject to note (14) below, there is being registered hereunder an indeterminate amount and number of Stock Purchase Contracts, representing rights (and obligations) to purchase Common Stock or Preferred Stock of the Company.

(11) Subject to note (14) below, there is being registered hereunder an indeterminate amount and number of Stock Purchase Units, representing ownership of Stock Purchase Contracts and Debt Securities, debt obligations of the United States of America or agencies or instrumentalities thereof or Trust Preferred Securities (as defined herein).

(12) Subject to note (14) below, there is being registered hereunder an indeterminate amount and number of Preferred Securities of the UPRG Trusts (the 'Trust Preferred Securities') as may be sold from time to time.

(13) No separate consideration will be received for the Guarantees.

(14) In no event will the aggregate offering price of all securities issued from time to time pursuant to this Registration Statement exceed $1,000,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. The aggregate amount of Common Stock of the Company registered hereunder is further limited to that which is permissible under Rule 415(a)(4) under the Securities Act. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.

                  SUBJECT TO COMPLETION DATED AUGUST 25, 1998
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED,   , 1998)

[LOGO]                 UNION PACIFIC RESOURCES GROUP INC.
                          UNION PACIFIC RESOURCES INC.

                                 GUARANTEED BY
                       UNION PACIFIC RESOURCES GROUP INC.

                              UPR CAPITAL COMPANY

                                 GUARANTEED BY
                       UNION PACIFIC RESOURCES GROUP INC.

                         $700,000,000 MEDIUM-TERM NOTES

                            ------------------------

    Any of Union Pacific Resources Group Inc. (the 'Company'), Union Pacific Resources Inc. ('UPRI') and UPR Capital Company ('UPR Capital Company') may offer from time to time its Medium-Term Notes, Series A (the 'Notes'), in an aggregate principal face amount of up to $700,000,000 (or (i) the equivalent thereof in other currencies or currency units or (ii) such greater amount if Notes are issued at an original issue discount, as shall result in aggregate proceeds of $700,000,000), subject to reduction under certain circumstances as a result of the sale of other Offered Securities (as defined in the accompanying Prospectus). UPRI and UPR Capital Company are collectively referred to herein as the 'Subsidiary Issuers' and the Company, in its capacity as an issuer, and the Subsidiary Issuers are collectively referred to herein as the 'Issuers.' The Notes will be offered at varying maturities of nine months or more from the date of issue as selected by the purchaser and agreed to by the applicable Issuer, and may be subject to redemption at the option of the applicable Issuer or repayment at the option of the holder thereof prior to the Stated Maturity thereof (as defined below). The Notes issued by the Company and the Company Guarantees will be unsecured obligations of the Company, and will rank pari passu with all other unsecured and unsubordinated debt of the Company. The Notes issued by a Subsidiary Issuer will be unsecured obligations of such Subsidiary Issuer, and will rank pari passu with all other unsecured and unsubordinated debt of such Subsidiary Issuer. Each Note will be denominated in U.S. dollars or in other currencies or currency units (the 'Specified Currency'), including European Currency Units ('ECU'), as set forth in a pricing supplement (the 'Pricing Supplement') to this Prospectus Supplement. See 'Important Currency Exchange Information' and 'Foreign Currency Risks.'

                                                   (Continued on following page)

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT,
       ANY PRICING SUPPLEMENT HERETO OR THE PROSPECTUS. ANY
       REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                              PRICE TO               AGENT'S COMMISSION                PROCEEDS TO
                                            PUBLIC(1)(2)              OR DISCOUNT(2)(3)               COMPANY(1)(4)
Per Note...........................             100%                     .125%-.750%                 99.875%-99.250%
Total..............................         $700,000,000            $1,250,000-$7,500,000       $998,750,000-$992,500,000

(1) Unless otherwise specified in the applicable Pricing Supplement, Notes will be issued at 100% of the principal amount thereof.

(2) Or the equivalent thereof in the Specified Currency.

(3) The applicable Issuer will pay a commission to Chase Securities Inc., Credit Suisse First Boston Corporation, Goldman, Sachs & Co., and Salomon Smith Barney (the 'Agents'), in the form of a discount, ranging from 0.125% to 0.750% of the principal amount of a Note, depending on its Stated Maturity, sold through the Agents. The applicable Issuer may also sell Notes to the Agents for resale to investors or other purchasers at varying prices related to prevailing market prices at the time of resale to be determined by the Agents or, if so agreed, at a fixed public offering price. Unless otherwise specified in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity, and may be resold by such Agent. The applicable Issuer may also sell Notes directly to investors on its own behalf, in which case no commission will be payable. The applicable Issuer has agreed to indemnify the Agents against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

(4) Before deducting expenses payable by the applicable Issuer estimated at , including fees and disbursements of counsel for the Agents.

CHASE SECURITIES INC.
                     CREDIT SUISSE FIRST BOSTON
                                        GOLDMAN, SACHS & CO.
                                                     SALOMON SMITH BARNEY

             THE DATE OF THIS PROSPECTUS SUPPLEMENT IS     , 1998.


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PRELIMINARY PROSPECTUS SUPPLEMENT AND ACCOMPANYING PRELIMINARY PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

(Continued from previous page)

     Each Note will bear interest (i) at a fixed rate (a 'Fixed Rate Note'), which may be zero in the case of certain Notes issued at a price representing a substantial discount from the principal amount payable at Stated Maturity, (ii) at a floating rate (a 'Floating Rate Note') or (iii) at a combination of fixed and floating rates. A Fixed Rate Note may pay both interest and principal amortized over the life of the Note (an 'Amortizing Note'). See 'Description of Notes--Fixed Rate Notes,' 'Description of Notes--Floating Rate Notes' and 'Description of Notes--Floating/Fixed Rate Notes.' The principal amount payable at Maturity (as defined below) and/or the interest (or premium, if any) on each Note may be determined by reference to the relationship between two or more currencies, to the price of one or more specified securities or commodities or to one or more securities or commodities exchange indices or other indices or by other similar methods (an 'Indexed Note'), as described in the applicable Pricing Supplement. An Indexed Note whose principal amount payable at Maturity and/or the interest rate of which is determined by reference to the relationship between two currencies, two composite currencies or a currency and a composite currency is referred to herein as a 'Currency Indexed Note.' See 'Description of Notes--Currency Indexed Notes' and 'Description of Notes--Other Indexed Notes and Certain Terms Applicable to All Indexed Notes.'

     Unless otherwise specified in the applicable Pricing Supplement, the dates, if any, on which interest will be payable for each Fixed Rate Note (other than an Amortizing Note) will be February 15 and August 15 of each year and at Maturity. The dates on which interest will be payable for each Floating Rate Note will be established on the date of issue of such Note and will be set forth in the applicable Pricing Supplement. Amortizing Notes will pay principal and interest semi-annually each February 15 and August 15, or quarterly each February 15, May 15, August 15 and November 15, and at Maturity, or otherwise, as specified in the applicable Pricing Supplement. See 'Description of Notes--Payment of Principal and Interest.' Interest rates and interest rate formulae are subject to change by the applicable Issuer, but no change will affect any Note already issued or as to which an offer to purchase has been accepted by the applicable Issuer.

     Each Note will be issued in fully registered form and will be represented by either a global security (a 'Global Security') registered in the name of a nominee of The Depository Trust Company ('DTC') or other depositary (DTC or such other depositary as is specified in the applicable Pricing Supplement is herein referred to as the 'Depositary'), or a certificate issued in definitive form, as specified in the applicable Pricing Supplement. An interest in a Global Security will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary or its participants. A beneficial interest in a Global Security will be exchanged for Notes in definitive form only under the limited circumstances described herein. See 'Description of Notes--Book-Entry Notes.' Unless otherwise specified in the applicable Pricing Supplement, Notes will be issued only in registered form in minimum denominations of $1,000 and any amount in excess thereof that is an integral multiple of $1,000 or, in the case of Notes denominated in a Specified Currency other than U.S. dollars, the authorized denominations set forth in the applicable Pricing Supplement. See 'Description of Notes--General.'

     The Specified Currency, any applicable interest rate or formula, the Issue Price (as defined below), the Stated Maturity, any Interest Payment Dates (as defined below), any principal payment dates, any redemption or repayment provisions, the extent to which such Note is a Fixed Rate Note, a Floating Rate Note, an Amortizing Note or an Indexed Note, whether such Note will be represented by a Global Security and any other terms applicable to each Note and established at the time of offering will be set forth in the applicable Pricing Supplement.

     The Notes are being offered on a continuing basis by the Issuers through the Agents, which have agreed to use reasonable efforts to solicit offers to purchase the Notes. Each Issuer reserves the right to sell Notes directly on its own behalf or to the Agents acting as principal for resale to investors and other purchasers or through other agents (provided that any other agent will execute an agreement with the applicable Issuer which contains substantially the same terms and conditions as its agreement with the Agents). Unless otherwise specified in an applicable Pricing Supplement, the Notes will not be listed on any securities exchange, and there can be no assurance that the Notes offered by this Prospectus Supplement will be sold or that there will be a secondary market for the Notes. Each Issuer reserves the right to withdraw, cancel or modify the offer made hereby without notice. Any Issuer or any Agent may reject any offer in whole or in part. See 'Plan of Distribution.'

     This Prospectus Supplement and the accompanying Prospectus, together with an appropriate Pricing Supplement, may be used by the Agents, in connection with offers and sales of the Notes in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. The Agents may act as principal or agent in such transactions.

                              DESCRIPTION OF NOTES

     The following description of the terms of the Notes offered hereby (referred to in the accompanying Prospectus as the 'Debt Securities') supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Debt Securities set forth under the heading 'Description of Debt Securities and Company Guarantees' in the accompanying Prospectus, to which description reference is hereby made. The following summary of the Notes is qualified in its entirety by reference thereto and to the Indenture referred to therein. Capitalized terms not otherwise defined in this Prospectus Supplement or the accompanying Prospectus shall have the meanings given to them in the Indenture. The provisions of the Notes summarized herein apply to the Notes unless otherwise specified in the applicable Pricing Supplement and the applicable Note.

GENERAL

     The Notes offered by this Prospectus Supplement are limited to $700,000,000 aggregate principal face amount (or (i) the equivalent thereof in one or more currencies or (ii) such greater amount if Notes are issued at an original issue discount, as shall result in aggregate proceeds of $700,000,000), subject to reduction under certain circumstances as a result of the sale of other Offered Securities covered by the Registration Statement of which the Prospectus accompanying this Prospectus Supplement is a part. The Notes will be issued under the Indenture which is described under the heading 'Description of Debt Securities and Company Guarantees' in the accompanying Prospectus. The U.S. dollar equivalent of Notes denominated in a currency or currency unit other than U.S. dollars will be determined upon issuance by the Exchange Rate Agent (as defined below), on the basis of the Market Exchange Rate (as defined below) for such other currency on the applicable trade dates. The Notes will be subject to defeasance and covenant defeasance as described in the accompanying Prospectus under the heading 'Description of Debt Securities and Company Guarantees--Defeasance.' The statements herein concerning the Notes and the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Indenture, including the definitions therein of certain terms. Whenever particular defined terms not otherwise defined herein are referred to, such defined terms are incorporated herein by reference.

     The Company will irrevocably and unconditionally guarantee payments of principal, premium, if any, and interest, if any, with respect to Notes issued by the Subsidiary Issuers.

     The Notes are a series of Securities (as defined in the Indenture), unlimited as to principal amount, established pursuant to the Indenture.

     Notes will be offered on a continuing basis and will mature nine months or more from the date of issue, as selected by the purchaser and agreed to by the applicable Issuer, and may be subject to redemption at the option of the applicable Issuer or repayment at the option of the holder prior to Stated Maturity as set forth below under 'Redemption and Repayment.' Each Note will bear interest from the Issue Date (as defined below) or from such other date as may be specified in the applicable Pricing Supplement at (i) a fixed rate, which may be zero in the case of a Note issued at an Issue Price representing a substantial discount from the principal amount payable at Stated Maturity (a 'Zero-Coupon Note'), (ii) a floating rate or rates determined by reference to a Base Rate, which may be adjusted by a Spread and/or a Spread Multiplier (each as defined below), or (iii) a combination of fixed and floating rates.

     Each Note will be issued in fully registered form without coupons and will be represented by either a Global Security registered in the name of a nominee of the Depositary or a certificate issued in definitive form, in each case as specified in the applicable Pricing Supplement. All Notes issued on the same day and having the same terms, including, but not limited to, the same designation, Specified Currency, Interest Payment Dates, rate of interest, Stated Maturity and redemption or repayment provisions may be represented by a single Global Security. An interest in a Global Security will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary or its participants. Payments of principal and interest on Notes represented by a Global Security will be made by the applicable Issuer or its paying agent to the Depositary or its nominee. See 'Description of Notes--Book-Entry Notes.'

     Unless otherwise specified in the applicable Pricing Supplement, the authorized denominations of Notes (other than Global Securities) denominated in U.S. dollars will be $1,000 and any amount in excess thereof that is an integral multiple of $1,000. The authorized denominations of Notes denominated in a Specified Currency other than U.S. dollars will be as set forth in the applicable Pricing Supplement.

     The Notes issued by the Company and the Company Guarantees will be unsecured obligations of the Company, and will rank pari passu with all other unsecured and unsubordinated debt of the Company. The Notes issued by a Subsidiary Issuer will be unsecured obligations of such Subsidiary Issuer, and will rank pari passu with all other unsecured and unsubordinated debt of such Subsidiary Issuer. The Pricing Supplement will indicate whether the Notes will be redeemable at the option of the Issuer thereof, or repayable at the option of the holder, or both, on or after a specified date prior to their Stated Maturity. Unless otherwise specified in the applicable Pricing Supplement, the Notes, other than Amortizing Notes, will not be subject to any sinking fund. See 'Description of Notes--Redemption and Repayment.'

     The amount of any Discount Note (as defined below) payable in the event of redemption by the Issuer thereof, repayment at the option of the holder or acceleration of its Stated Maturity, in lieu of the stated principal amount due at the Stated Maturity, shall be the Amortized Face Amount (as defined below) of such Discount Note as of the date of such redemption, repayment or acceleration. For the purpose of determining whether holders of the requisite amount of Securities outstanding under the Indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount will be deemed to be the amount of the principal thereof that would be due and payable as of the date of the taking of such action upon a declaration of the acceleration of the Maturity thereof. A 'Discount Note' means a Note, including any Zero-Coupon Note, issued with more than a de minimis amount of original issue discount (as determined under United States Federal income tax rules applicable to original issue discount instruments). The 'Amortized Face Amount' of a Discount Note shall be the amount equal to (i) the Issue Price of such Discount Note set forth in the applicable Pricing Supplement plus (ii) the portion of the difference between the Issue Price and the principal amount of such Discount Note that has accrued at the yield to maturity set forth in the Pricing Supplement (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount of such Discount Note exceed its stated principal amount. See 'Certain Federal Tax Consequences--U.S. Holders--Discount Notes.'

     The Pricing Supplement relating to each Note will identify the Issuer of such Note and describe the following terms, as applicable: (1) the Specified Currency with respect to such Note (and, if such Specified Currency is other than U.S. dollars, certain other terms relating to such Note); (2) the extent to which such Note is a Fixed Rate Note, an Amortizing Note, a Floating Rate Note, a Discount Note or a Zero-Coupon Note; (3) whether such Note is a Currency Indexed Note or other Indexed Note and, if so, the specific terms thereof; (4) the price (expressed as a percentage of the aggregate principal amount thereof) at which such Note will be issued (the 'Issue Price'); (5) the date on which such Note will be issued (the 'Issue Date') and the date from which interest shall accrue (if different from the Issue Date); (6) the date on which such Note will mature (the 'Stated Maturity') and whether the Stated Maturity may be extended by the Issuer thereof and, if so, the Extension Periods and the Final Maturity Date (each as defined below); (7) if such Note is a Fixed Rate Note, the rate per annum at which such Note will bear interest, if any (the 'Interest Rate'), the Interest Payment Date or Dates and, if so specified in the applicable Pricing Supplement, that such rate may be changed by the Issuer thereof prior to the Stated Maturity and, if so, the basis or formula for such change, if any; (8) if such Note is a Floating Rate Note, the Base Rate, the Initial Interest Rate or formula for determining such, the Interest Reset Period, the Interest Reset Date or Dates, the Interest Payment Date or Dates, the Index Maturity, the Maximum Interest Rate and/or the Minimum Interest Rate, if any, and the Spread and/or Spread Multiplier, if any (all as defined below), and any other terms relating to the particular method of calculating the Interest Rate for such Note and, if so specified in the applicable Pricing Supplement, that any such Spread and/or Spread Multiplier may be changed by the Issuer thereof prior to the Stated Maturity and, if so, the basis or formula for such change, if any; (9) if such Note is an Amortizing Note, whether payments of principal thereof and interest thereon will be made quarterly or semi-annually, and the repayment information in respect thereof; (10) whether the interest rate on such Note may be reset upon the occurrence of certain events or at the option of the Issuer thereof; (11) whether such Note may be redeemed at the option of the Issuer thereof, or repaid at the option of the holder, prior to the Stated Maturity, and, if so, the provisions relating to such redemption or repayment;
(12) whether
such Note will be represented by a Global Security or a certificate issued in definitive form; (13) certain special Federal income tax consequences of the purchase, ownership and disposition of certain Notes, if any; (14) whether such
Note is a Renewable Note (as defined below), and, if so, the specific terms thereof; (15) the use of proceeds, if such use materially differs from that disclosed in the accompanying Prospectus; and (16) any other terms of such Note not inconsistent with the provisions of the Indenture.

PAYMENT CURRENCY

     Unless otherwise specified in the applicable Pricing Supplement, and except as otherwise described herein with respect to Currency Indexed Notes, principal (and premium, if any) and interest, if any, on each Note will be paid by the Issuer thereof in U.S. dollars in the manner described in the following paragraphs, even if such Note is denominated in a Specified Currency other than U.S. dollars; provided that, if the applicable Pricing Supplement and the Note so indicate, the holder of a Note denominated in a Specified Currency other than U.S. dollars may elect to receive all such payments in respect of such Note in such Specified Currency, subject to certain conditions described in the following paragraphs, by delivery of a written election to the applicable Issuer's paying agent (the 'Paying Agent') in The City of New York. Except as otherwise provided herein with respect to Global Securities, any such election must be received by the Paying Agent on or prior to the applicable Regular Record Date (as defined below) or at least 15 calendar days prior to Maturity, as the case may be, and no such change of election may be made with respect to payments on any Note with respect to which (i) an Event of Default has occurred,
(ii) the Issuer thereof has exercised any of its defeasance or covenant defeasance options, or (iii) the Issuer thereof has given notice of redemption. Such election shall remain in effect unless and until changed by written notice to the Paying Agent, received on or prior to the applicable Regular Record Date or at least 15 calendar days prior to Maturity, as the case may be. Until the Notes are paid or payment thereof is provided for, the Issuer thereof will, at all times, maintain a Paying Agent in The City of New York capable of performing the duties described herein to be performed by the Paying Agent and, to the extent permitted by the Indenture, the Issuer thereof may be the Paying Agent. Issuers have initially appointed The Bank of New York as Paying Agent under the Indenture. Each Issuer will notify the holders of the Notes in accordance with the Indenture of any change in the Paying Agent or its address. Except as may otherwise be provided in a Pricing Supplement with respect to Currency Indexed Notes, all currency exchange costs related to a Note, if any, will be borne by the holder of such Note by deductions from payments otherwise due such holder. For the purpose of determining whether the holders of the requisite amount of Securities outstanding under the Indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount will be deemed to be that amount of U.S. dollars that could be obtained for such principal amount on the basis of the spot rate of exchange into U.S. dollars for the Specified Currency as of the date the taking of such action by the holders of such requisite principal amount is evidenced to the Trustee in accordance with the Indenture.

     Unless otherwise specified in the applicable Pricing Supplement, in the case of a Note denominated in a Specified Currency other than U.S. dollars, the amount of U.S. dollar payments in respect of such Note will be determined by an agent for the Issuer of such Note specified in the applicable Pricing Supplement (the 'Exchange Rate Agent'), based on the indicative quotation in The City of New York selected by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date, that yields the largest number of U.S. dollars upon conversion of the Specified Currency. Except with respect to LIBOR Notes and LIBID Notes (each as defined below), 'Business Day' means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close and, with respect to Notes denominated in or indexed to a Specified Currency other than U.S. dollars or ECU, each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in the principal financial center of the country issuing the Specified Currency are authorized or required by law or regulation to close and a day on which banking institutions in such principal financial center are carrying out transactions in such Specified Currency and, with respect to Notes denominated in or indexed to ECU, each day which is not a day that banking institutions in Luxembourg are authorized or required by law or regulation to close and which is an ECU clearing day, as determined by the ECU Banking Association in Paris. If the Notes are LIBOR Notes or LIBID Notes, 'Business Day' shall mean each day as determined pursuant to the preceding sentence which is also a London business day (as defined below). Unless otherwise specified in the applicable Pricing Supplement, such selection shall be made from among the quotations of at least three banks agreed to by such Issuer and the Exchange Rate Agent appearing on the bank composite or multi-contributor pages of the Reuters Monitor Foreign Exchange Service, or if not available, the Telerate Monitor Foreign Exchange Service (the 'Exchange Rate'). If such quotations are unavailable from either such foreign exchange service, such selection shall be made as specified in the applicable Pricing Supplement. If a payment is to be made in a Specified Currency and such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond such Issuer's control, or is no longer used by the government of the country issuing such Specified Currency or for the settlement of transactions by public institutions of or within the international banking community, the Issuer will be entitled to make payments in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers in the Specified Currency as certified for customs purposes by the Federal Reserve Bank of New York (the 'Market Exchange Rate') for such Specified Currency on the second Business Day prior to such payment date, or on such other basis as shall be specified in the applicable Pricing Supplement. In the event such Market Exchange Rate is not then available, such Issuer will be entitled to make payments in U.S. dollars (i) if such Specified Currency is not a composite currency, on the basis of the most recently available Market Exchange Rate for such Specified Currency or (ii) if such Specified Currency is a composite currency, including, without limitation, ECU, in an amount determined by the Exchange Rate Agent to be the sum of the results obtained by multiplying the number of units of each component currency of such composite currency, as of the most recent date on which such composite currency was used, by the Market Exchange Rate for such component currency on the second Business Day prior to such payment date (or if such Market Exchange Rate is not then available, by the most recently available Market Exchange Rate for such component currency, or as otherwise specified in the applicable Pricing Supplement). Unless otherwise provided in the applicable Pricing Supplement, the Trustee will be the Exchange Rate Agent with respect to the Notes.

     Unless otherwise specified in the applicable Pricing Supplement, if a holder of a Note denominated in a Specified Currency other than U.S. dollars or ECU shall have elected to receive payments of principal (and premium, if any) and interest, if any, on such Note in such Specified Currency as described above, or if the Denominated Currency (as defined herein) of a Currency Indexed
Note is a foreign currency (other than ECU), and such Specified Currency or Denominated Currency is unavailable as of the due date for any payment thereon because of the imposition of exchange controls or other circumstances beyond the Issuer's control, or is no longer used by the government of the country issuing such Specified Currency or Denominated Currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments due on such due date with respect to such Note shall be made in U.S. dollars. The amount so payable on any date in such Specified Currency or Denominated Currency shall be converted into U.S. dollars at a rate determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate, or as otherwise specified in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, if a holder of a Note denominated in ECU shall have elected to receive payments of principal (and premium, if any) and interest, if any, on such Note in ECU as described above, or if the Denominated Currency of a Currency Indexed Note is ECU, and ECU are unavailable as of the due date for any payment thereon because of the imposition of exchange controls or other circumstances beyond the Issuer's control, or are no longer used in the European Monetary System, all payments due on that due date with respect to such Note shall be made in U.S. dollars. The amount so payable on any date in ECU shall be converted into U.S. dollars at a rate determined by the Exchange Rate Agent as of the second Business Day prior to the date on which such payment is due on the following basis: The component currencies of ECU for this purpose shall be the currency amounts that were components of the ECU as of the last date on which ECU were used in the European Monetary System. The equivalent of ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of such component currencies. The U.S. dollar equivalent of each of such component currencies shall be determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate, or as otherwise specified in the applicable Pricing Supplement.

     If the official unit of any component currency of a composite currency is altered by way of combination or subdivision, the number of units of that currency as a component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a component shall be replaced by amounts of such two or more currencies having an aggregate value on the date of division equal to the amount of the former component currency immediately before such division.

     All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and, in the absence of manifest error, shall be conclusive for all purposes and binding on holders of the Notes, and the Exchange Rate Agent shall have no liability therefor.

     Each Note will provide that, in the event of an official redenomination of the Specified Currency thereof (including, without limitation, an official redenomination of any such Specified Currency that is a composite currency), the obligations of the applicable Issuer with respect to payments on Notes denominated in such Specified Currency shall, in all cases, be deemed immediately following such redenomination to provide for the payment of that amount of redenominated currency representing the amount of such obligations immediately before such redenomination. Except to the extent Currency Indexed Notes provide for the adjustment of the principal amount payable at Maturity thereof pursuant to application of the formulae described under 'Description of Notes--Currency Indexed Notes--Payments of Principal and Interest,' or any other formulae provided for in the applicable Pricing Supplement, Notes will not provide for any adjustment to any amount payable under such Notes as a result of
(i) any change in the value of the Specified Currency thereof relative to any other currency due solely to fluctuations in exchange rates or (ii) any redenomination of any component currency of any composite currency (unless such composite currency is itself officially redenominated).

     Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks do not generally offer non-U.S. dollar-denominated checking or savings account facilities in the United States. Accordingly, payments on Notes made in a currency other than U.S. dollars will be made from an account at a bank located outside the United States unless otherwise specified in the applicable Pricing Supplement.

PAYMENT OF PRINCIPAL AND INTEREST

     Unless otherwise specified in the applicable Pricing Supplement, interest on certificated Notes, and principal of Amortizing Notes (in each case other than interest or, in the case of Amortizing Notes, principal, payable at Maturity), will be paid by mailing a check (unless otherwise specified in the applicable Pricing Supplement, from an account at a bank located outside the United States if such check is payable in a currency other than U.S. dollars) to the holder at the address of such holder appearing on the security register of the applicable Issuer on the applicable Regular Record Date (which in the case of a Global Security, will be the Depositary or its nominee); provided that in the case of a Note issued between a Regular Record Date and the Interest Payment Date relating to such Regular Record Date, interest for the period beginning on the Issue Date or the date on which such Note otherwise begins to accrue interest (if different from the Issue Date) and ending on such Interest Payment Date shall be paid on the Interest Payment Date following the succeeding Regular Record Date to the registered holder on such succeeding Regular Record Date. Notwithstanding the foregoing, a holder of U.S. $10,000,000 or more in aggregate principal amount of certificated Notes of like tenor and term (or a holder of the equivalent thereof in a Specified Currency other than U.S. dollars) shall be entitled to receive such interest and, in the case of Amortizing Notes, principal payments in immediately available funds, but only if complete and appropriate instructions have been received in writing by the Paying Agent on or prior to the applicable Regular Record Date. Owners of beneficial interests in a Global Security will be paid in accordance with the Depositary's and the participant's procedures in effect from time to time as described under 'Description of Notes--Book-Entry Notes.' Simultaneously with the election by any holder of a Note to receive payments in a Specified Currency other than U.S. dollars (as provided above), such holder may, if so entitled as described above, elect to receive such payments in immediately available funds by providing complete and appropriate instructions to the Paying Agent, and all payments in respect of principal or premium, if any, of, or interest, if any, on, such Note will be made in immediately available funds to an account maintained by the payee with a bank located outside the United States or as otherwise provided in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, payments of principal (and premium, if any) and interest at Maturity will be made in immediately available funds (unless otherwise specified in the applicable Pricing Supplement, payable to an account maintained by the payee with a bank located outside the United States if payable in a Specified Currency other than U.S. dollars) upon surrender of the Note at the office of the Paying Agent, provided that the Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. See 'Important Currency Exchange Information.' Unless otherwise specified in the applicable Pricing Supplement, principal, premium, if any, and interest, if any, payable at Maturity of a Global Security will be paid by the Paying Agent by wire transfer in immediately available funds to an account specified by the Depositary. Unless otherwise specified in the applicable Pricing Supplement, payments of interest on a Global Security, and principal of Amortizing Notes in global form (in each case, other than at Maturity), will be made in same-day funds in accordance with existing arrangements between the Paying Agent and the Depositary. The applicable Issuer will pay any administrative costs imposed by banks in connection with making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon payments, including, without limitation, any withholding tax, will be borne by the holders of the Notes in respect of which such payments are made.

INTEREST AND INTEREST RATES

     Each Note other than a Zero-Coupon Note will bear interest from its Issue Date (or such other date on which such Note otherwise begins to accrue interest if different from the Issue Date) or from the most recent Interest Payment Date to which interest on such Note has been paid or duly provided for at a fixed rate or rates per annum, or at a rate or rates per annum determined pursuant to a Base Rate stated therein and in the applicable Pricing Supplement that may be adjusted by a Spread and/or Spread Multiplier, until the principal thereof is paid or made available for payment. Interest will be payable on each Interest Payment Date and at Maturity. 'Maturity' means the date on which the principal of a Note or an installment of principal becomes due and payable in full in accordance with its terms and the terms of the Indenture, whether at Stated Maturity or by declaration of acceleration, call for redemption or otherwise. Interest will be payable to the holder at the close of business on the Regular Record Date next preceding such Interest Payment Date; provided, however, that interest payable at Maturity will be payable to the person to whom principal shall be payable. The first payment of interest on any Note originally issued between a Regular Record Date for such Note and the succeeding Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date for such Note to the Holder on such next Regular Record Date.

     Interest rates and interest rate formulae are subject to change by an Issuer, but no such change will affect any Note already issued or as to which an offer to purchase has been accepted by such Issuer. The Interest Payment Dates and the Regular Record Dates for each Fixed Rate Note shall be as described below under 'Fixed Rate Notes.' The Interest Payment Dates for each Floating Rate Note shall be as described below under 'Floating Rate Notes' and in the applicable Pricing Supplement, and the Regular Record Dates for a Floating Rate Note will be the fifteenth day (whether or not a Business Day) next preceding each Interest Payment Date.

FIXED RATE NOTES

     Each Fixed Rate Note will bear interest from its Issue Date or such other date on which such Note otherwise begins to accrue interest (if different from the Issue Date) at the rate per annum set forth thereon and in the applicable Pricing Supplement until the principal amount thereof is paid, or made available for payment, in full, except as described below under 'Description of Notes--Subsequent Interest Periods' and 'Description of Notes--Extension of Maturity.' Unless otherwise specified in the applicable Pricing Supplement, interest on each Fixed Rate Note (other than a Zero-Coupon Note or an Amortizing
Note) will be payable semi-annually each February 15 and August 15 and the Regular Record Dates will be each January 31 and July 31. Unless otherwise specified in the applicable Pricing Supplement, principal of and interest on each Amortizing Note will be payable either quarterly on each February 15, May 15, August 15 and November 15, or semi-annually on each February 15 and August 15 as set forth in the applicable Pricing Supplement, and at Maturity. Unless otherwise specified in the applicable Pricing Supplement, the Regular Record Dates will be each January 31, April 30, July 31 and October 31 for each Amortizing Note that is payable quarterly and each January 31 and July 31 for each Amortizing Note that is payable semi-annually. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. A table setting forth repayment information in respect of each Amortizing Note will be included in the applicable Pricing Supplement and set forth on such Notes. Each payment of interest on a Fixed Rate Note shall include interest accrued through the day before the Interest Payment Date or date of Maturity, as the case may be. Any payment of principal (and premium, if any) or interest required to be made on a Fixed Rate Note on a day that is not a

Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no additional interest shall accrue as a result of such delayed payment. Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes, if any, will be computed on the basis of a 360-day year of twelve 30-day months.

FLOATING RATE NOTES

     Except for the period from the Issue Date (or the date on which such Note otherwise begins to accrue interest (if different from the Issue Date)) to the first Interest Reset Date set forth in the applicable Pricing Supplement, each Floating Rate Note will bear interest at a rate determined by reference to an interest rate base (the 'Base Rate'), which may be adjusted by a Spread and/or a Spread Multiplier. The applicable Pricing Supplement will designate one or more of the following Base Rates as applicable to a Floating Rate Note: (a) the CD Rate (a 'CD Rate Note'), (b) the Commercial Paper Rate (a 'Commercial Paper Rate Note'), (c) LIBID (a 'LIBID Note'), (d) LIBOR (a 'LIBOR Note'), (e) the Treasury Rate (a 'Treasury Rate Note'), (f) the Federal Funds Rate (a 'Federal Funds Rate Note'), (g) the Prime Rate (a 'Prime Rate Note'), (h) the J.J. Kenny Rate (a 'J.J. Kenny Rate Note'), (i) the Eleventh District Cost of Funds Rate (an 'Eleventh District Cost of Funds Rate Note'), (j) the CMT Rate (a 'CMT Rate Note') or (k) such other Base Rate or formula as is set forth in such Pricing Supplement and in such Floating Rate Note. The 'Index Maturity' for any Floating Rate Note is the period to maturity (as specified in the applicable Pricing Supplement) of the instrument or obligation from which the Base Rate is calculated.

     As specified in the applicable Pricing Supplement, a Floating Rate Note may also have either or both of the following: (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period ('Maximum Interest Rate'); and/or (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period ('Minimum Interest Rate'). In addition to any Maximum Interest Rate that may be applicable to any Floating Rate Note pursuant to the above provisions, the interest rate on a Floating Rate Note will in no event be higher than the maximum rate permitted by applicable law (including, without limitation, New York law, which is stated to govern the Notes and the Indenture), as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest, with certain exceptions, is 25% per annum on a simple interest basis. This limit may not apply to Notes in which $2,500,000 or more has been invested, including Notes purchased by the Agent in such aggregate principal amount or more for resale to investors.

     Unless otherwise specified herein or in the applicable Pricing Supplement, all percentages resulting from any calculation of the rate of interest on a Floating Rate Note will be rounded upward, if necessary, to the nearest one hundred-thousandth of a percent (.0000001), with five one-millionths of a percentage point being rounded upward, and all currency amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest one-hundredth of a unit (with five one-thousandths of a unit being rounded upwards).

     The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semi-annually or annually (the 'Interest Reset Period'), as or unless otherwise specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the date or dates on which interest will be reset (each an 'Interest Reset Date') will be, in the case of Floating Rate Notes that reset daily, each Business Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) that reset weekly, the Wednesday of each week; in the case of Treasury Rate Notes that reset weekly, the Tuesday of each week (except as provided below); in the case of Floating Rate Notes that reset monthly, the third Wednesday of each month (with the exception of monthly reset Eleventh District Cost of Funds Rate Notes, which reset on the first calendar day of each month); in the case of Floating Rate Notes that reset quarterly, the third Wednesday of each March, June, September and December; in the case of Floating Rate Notes that reset semi-annually, the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes that reset annually, the third Wednesday of the month of each year specified in the applicable Pricing Supplement; provided that (i) the interest rate in effect from the Issue Date (or the date on which such Notes otherwise begin to accrue interest (if different from the Issue Date)) to the first Interest Reset Date will be the Initial Interest Rate (as defined below) and (ii) the interest rate in effect for the 10 days immediately prior to Maturity will be that in effect on the tenth day preceding such Maturity. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date shall be the succeeding Business Day, except that, in the case of a LIBID Note or a LIBOR Note, if such Business Day is in the succeeding calendar month, such Interest Reset Date shall be the next preceding Business Day. If an auction of direct obligations of the United States ('Treasury bills') falls on a day that is an Interest Reset Date for Treasury Rate Notes, the Interest Reset Date shall be the next succeeding Business Day. The interest rate or the formula for establishing the interest rate in effect with respect to a Floating Rate Note from the Issue Date (or the date on which such Note otherwise begins to accrue interest (if different from the Issue Date)) to the first Interest Reset Date (the 'Initial Interest Rate') will be specified in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, the interest rate on each Floating Rate Note will be calculated by reference to the specified Base Rate (i) plus or minus the Spread, if any, and/or (ii) multiplied by the Spread Multiplier, if any. The 'Spread' is the number of basis points (one basis point equals one-hundredth of a percentage point) to be added to or subtracted from the related Base Rate applicable to such Floating Rate Note, and the 'Spread Multiplier' is the percentage of the related Base Rate applicable to such Floating Rate Note by which said Base Rate is to be multiplied to determine the applicable interest rate on such Floating Rate Note. Each Floating Rate Note and the applicable Pricing Supplement will specify the Spread and/or Spread Multiplier, if any, applicable to each such Floating Rate Note.

     Unless otherwise specified in the applicable Pricing Supplement, the interest payable on each Interest Payment Date or at Maturity for Floating Rate Notes will be the amount of interest accrued from and including the Issue Date (or the date on which such Notes otherwise begin to accrue interest (if different from the Issue Date)) or from and including the last Interest Payment Date to which interest has been paid to, but excluding, such Interest Payment Date or date of Maturity, as the case may be (an 'Interest Period'); provided that in the case of a Floating Rate Note on which interest is reset daily or weekly, interest payable on each Interest Payment Date will be the amount of interest accrued from and including the Issue Date (or the date on which such Notes otherwise begin to accrue interest (if different from the Issue Date)) or from and excluding the last date to which interest has been paid, as the case may be, to, and including, the Regular Record Date immediately preceding such Interest Payment Date, except that at Maturity the interest payable will include interest accrued to, but excluding, the date of Maturity.

     With respect to a Floating Rate Note, unless otherwise specified in the applicable Pricing Supplement, accrued interest will be calculated by multiplying the principal amount of such Floating Rate Note by an accrued interest factor. Unless otherwise specified in the applicable Pricing Supplement, such accrued interest factor will be computed by adding the interest factors calculated for each day in the Interest Period for which accrued interest is being calculated. Unless otherwise specified in the applicable Pricing Supplement, the interest factor for each such day is computed by dividing the interest rate applicable on such day by 360, in the cases of CD Rate Notes, Commercial Paper Rate Notes, LIBID Notes, LIBOR Notes, Federal Funds Rate Notes, Prime Rate Notes, J.J. Kenny Rate Notes or Eleventh District Cost of Funds Rate Notes, or by the actual number of days in the year, in the case of Treasury Rate Notes and CMT Rate Notes. The interest rate applicable to any day that is an Interest Reset Date is the interest rate as determined, in accordance with the procedures hereinafter set forth, with respect to the Interest Determination Date (as defined below) pertaining to such Interest Reset Date. The interest rate applicable to any other day is the interest rate for the immediately preceding Interest Reset Date (or, if none, the Initial Interest
Rate).

     Unless otherwise specified in the applicable Pricing Supplement, interest will be payable, in the case of Floating Rate Notes that reset daily or weekly or monthly (other than Eleventh District Cost of Funds Rate Notes), on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable Pricing Supplement, or, in the case of Eleventh District Cost of Funds Rate Notes, on the first calendar day of each month or the first calendar day of each March, June, September and December, as specified in the applicable Pricing Supplement; in the case of Floating Rate Notes that reset quarterly, on the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes that reset semi-annually, on the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes that reset annually, on the third Wednesday of the month of each year specified in the applicable Pricing Supplement, and in each case at Maturity (each such day being an 'Interest Payment Date'). Unless otherwise specified in the applicable Pricing Supplement, if an Interest Payment Date (other than at Maturity) with respect to any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall be the succeeding Business Day, except, in the case of a LIBID Note or a LIBOR Note, if such day would fall in the succeeding calendar month, such Interest Payment Date will be the preceding Business Day. Any payment of principal (and premium, if any) and interest required to be made on a Floating Rate Note on a date of Maturity that is not a Business Day will be made on the succeeding Business Day, except, in the case of a LIBID Note or a LIBOR Note, if such Business Day would fall in the succeeding calendar month, such payment will be made on the preceding Business Day (in each case with the same force and effect as if made on such date of Maturity and no additional interest shall accrue as a result of any such delayed payment).

     Unless otherwise specified in the applicable Pricing Supplement, the 'Interest Determination Date' pertaining to an Interest Reset Date for CD Rate Notes (the 'CD Interest Determination Date'), Commercial Paper Rate Notes (the 'Commercial Paper Interest Determination Date'), Federal Funds Rate Notes (the 'Federal Funds Interest Determination Date'), Prime Rate Notes (the 'Prime Rate Interest Determination Date'), J.J. Kenny Rate Notes (the 'J.J. Kenny Interest Determination Date') and CMT Rate Notes (the 'CMT Interest Determination Date') will be the second Business Day preceding such Interest Reset Date. Unless otherwise specified in the applicable Pricing Supplement, the Interest Determination Date pertaining to an Interest Reset Date for LIBID Notes (the 'LIBID Interest Determination Date') and LIBOR Notes (the 'LIBOR Interest Determination Date') will be the second London Business Day (as defined below) preceding such Interest Reset Date. Unless otherwise specified in the applicable Pricing Supplement, the Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note (the 'Treasury Interest Determination Date') will be the day of the week in which such Interest Reset Date falls on which Treasury bills of the applicable Index Maturity are auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Interest Reset Date occurring in the succeeding week. Unless otherwise specified in the applicable Pricing Supplement, the Interest Determination Date pertaining to an Interest Reset Date for an Eleventh District Cost of Funds Rate Note (the 'Eleventh District Cost of Funds Interest Determination Date') will be the last working day of the month immediately preceding such Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the 'FHLB of San Francisco') publishes the monthly Eleventh District Cost of Funds Index (as defined below).

     Unless otherwise specified in the applicable Pricing Supplement, the 'Calculation Date,' where applicable, pertaining to an Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if any such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day preceding the applicable Interest Payment Date or date of Maturity, as the case may be.

     The applicable Issuer will appoint, and enter into an agreement with, an agent (the 'Calculation Agent') to calculate interest on the Floating Rate Notes. Unless otherwise specified in the applicable Pricing Supplement, The Bank of New York will be the calculation agent with respect to Floating Rate Notes. Upon the request of the holder of any Floating Rate Note, the Calculation Agent will advise such holder of the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Note. All determinations to be made by the Calculation Agent shall be at its sole discretion and, in the absence of manifest error, shall be conclusive for all purposes and binding on holders of the Notes, and the Calculation Agent shall have no liability therefor.

CD RATE NOTES

     CD Rate Notes will bear interest at the interest rates (calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any) specified in the CD Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, 'CD Rate' means, with respect to any CD Interest Determination Date, the rate on such date for negotiable certificates of deposit having the Index Maturity designated in the applicable Pricing Supplement as made available and subsequently published by the Board of Governors of the Federal Reserve System in 'Statistical Release H.15(519), Selected Interest Rates' or any successor publication of the Board of Governors of the Federal Reserve System ('H.15(519)') under the heading 'CDs (Secondary Market).' In the event that such rate is not made available prior to 3:00 P.M., New

York City time, on the Calculation Date pertaining to such CD Interest Determination Date, then the CD Rate will be the rate on such CD Interest Determination Date for negotiable certificates of deposit having the specified Index Maturity as made available and subsequently published by the Federal Reserve Bank of New York in its daily statistical release 'Composite 3:30 P.M. Quotations for U.S. Government Securities' or any successor publication ('Composite Quotations') under the heading 'Certificates of Deposit.' If by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CD Interest Determination Date the rate for such CD Interest Determination Date has not yet been made available in either H.15(519) or Composite Quotations, then the CD Rate for such CD Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Interest Determination Date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) having a remaining maturity closest to the specified Index Maturity in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate with respect to such CD Interest Determination Date will be the CD Rate in effect on such CD Interest Determination Date.

     CD Rate Notes, like other Notes, are not deposit obligations of a bank and are not insured by the Federal Deposit Insurance Corporation.

COMMERCIAL PAPER RATE NOTES

     Commercial Paper Rate Notes will bear interest at the interest rates (calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any) specified in the Commercial Paper Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, 'Commercial Paper Rate' means, with respect to any Commercial Paper Interest Determination Date, the Money Market Yield (calculated as described below) on such date of the rate for commercial paper having the Index Maturity designated in the applicable Pricing Supplement as made available and subsequently published in H.15(519) under the heading 'Commercial Paper.' In the event that such rate is not made available by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Commercial Paper Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield of the rate on that Commercial Paper Interest Determination Date for commercial paper having the Index Maturity designated in the applicable Pricing Supplement as made available and subsequently published in Composite Quotations under the heading 'Commercial Paper.' If by 3:00 P.M., New York City time, on such Calculation Date such rate has not yet been made available in either H.15(519) or Composite Quotations, the Commercial Paper Rate for such Commercial Paper Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the Index Maturity designated in the applicable Pricing Supplement placed for an industrial issuer whose senior unsecured bond rating is 'AA,' or the equivalent, from a nationally recognized securities rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate with respect to such Commercial Paper Interest Determination Date will be the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date.

     'Money Market Yield' shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

                                       D x 360
                                   ----------------
Money Market Yield           =      360 - (D x M)    x 100

where 'D' refers to the per annum rate for the commercial paper, quoted on a bank discount basis and expressed as a decimal; and 'M' refers to the actual number of days in the interest period for which interest is being calculated.

LIBID NOTES

     LIBID Notes will bear interest at the interest rates (calculated by reference to LIBID and the Spread and/or Spread Multiplier, if any) specified in the LIBID Notes and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, LIBID will be determined by the Calculation Agent in accordance with the following provisions:

          (i) With respect to a LIBID Interest Determination Date, LIBID will be as specified in the applicable Pricing Supplement, either LIBID Reuters (as defined below) or LIBID Telerate (as defined below), subject to the last sentence of this paragraph. 'LIBID Reuters' means the arithmetic mean of the bid rates for deposits in the Designated Deposit Currency (as defined below) having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second day on which dealings in deposits in the Designated Deposit Currency are transacted in the London interbank market ('London Business Day') immediately following such LIBID Interest Determination Date, that appear on the display designated as page 'LIBO' on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank bid and offered rates of major banks) (the 'Reuters Screen LIBO Page') as of 11:00 A.M., London time, on such LIBID Interest Determination Date, if at least two such bid rates appear on the Reuters Screen LIBO Page. 'LIBID Telerate' means the rate for deposits in the Designated Deposit Currency having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Business Day immediately following that LIBID Interest Determination Date, that appears on the display designated as page '3750' on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank bid and offered rates for deposits in the Designated Deposit Currency) (the 'Telerate Page 3750') as of 11:00 A.M., London time, on such LIBID Interest Determination Date. If neither LIBID Reuters nor LIBID Telerate is specified in the applicable Pricing Supplement, LIBID will be determined as if LIBID Telerate had been specified. If fewer than two bid rates appear on the Reuters Screen LIBO Page, or if no rate appears on the Telerate Page 3750, as applicable, LIBID in respect of such LIBID Interest Determination Date will be determined as if the parties had specified the rate described in (ii) below.

          (ii) With respect to a LIBID Interest Determination Date on which fewer than two bid rates appear on the Reuters Screen LIBO Page, or on which no rate appears on Telerate Page 3750, as applicable, LIBID will be determined on the basis of the bid rates at which deposits in the Designated Deposit Currency, having the Index Maturity designated in the applicable Pricing Supplement, are quoted at approximately 11:00 A.M., London time, on such LIBID Interest Determination Date to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent (the 'LIBID Reference Banks') commencing on the second London Business Day immediately following such LIBID Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 (or the equivalent in the Designated Deposit Currency) that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of such LIBID Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBID in respect of such LIBID Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBID in respect of such LIBID Interest Determination Date will be the arithmetic mean of the rates quoted in the applicable Principal Financial Center (as defined below), on such LIBID Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent for loans in the Designated Deposit Currency to leading banks, having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Business Day immediately following the LIBID Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 (or the equivalent in the Designated Deposit Currency) that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBID with respect to such LIBID Interest Determination Date will be LIBID in effect on such LIBID Interest Determination Date.

LIBOR NOTES

     LIBOR Notes will bear interest at the interest rates (calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any) specified in the LIBOR Notes and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, LIBOR will be determined by the Calculation Agent in accordance with the following provisions:

          (i) With respect to a LIBOR Interest Determination Date, LIBOR will be as specified in the applicable Pricing Supplement, either LIBOR Reuters (as defined below) or LIBOR Telerate (as defined below), subject to the last sentence of this paragraph. 'LIBOR Reuters' means the arithmetic mean of the offered rates for deposits in the Designated Deposit Currency having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, that appear on the Reuters Screen LIBO Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page. 'LIBOR Telerate' means the rate for deposits in the Designated Deposit Currency having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Business Day immediately following that LIBOR Interest Determination Date, that appears on Telerate Page 3750 as of 11:00 A.M., London time, on such LIBOR Interest Determination Date. If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable Pricing Supplement, LIBOR will be determined as if LIBOR Telerate had been specified. If fewer than two offered rates appear on the Reuters Screen LIBO Page, or if no rate appears on the Telerate Page 3750, as applicable, LIBOR in respect of such LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in (ii) below.

          (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear on the Reuters Screen LIBO Page, or on which no rate appears on Telerate Page 3750, as applicable, LIBOR will be determined on the basis of the rates at which deposits in the Designated Deposit Currency, having the Index Maturity designated in the applicable Pricing Supplement, are offered at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date by four major banks in the London interbank market selected by the Calculation Agent (the 'LIBOR Reference Banks') to prime banks in the London interbank market commencing on the second London Business Day immediately following such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 (or the equivalent in the Designated Deposit Currency) that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of such LIBOR Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent for loans in the Designated Deposit Currency to leading banks, having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Business Day immediately following the LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 (or the equivalent in the Designated Deposit Currency) that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR with respect to such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

     'Designated Deposit Currency' means, with respect to any LIBID Note or LIBOR Note, the currency (including a composite currency), if any, designated in the applicable LIBID Note or LIBOR Note as the Designated Deposit Currency. If no such currency is designated in the applicable LIBID Note or LIBOR Note, the Designated Deposit Currency shall be U.S. dollars. 'Principal Financial Center' means, with respect to any LIBID Note or LIBOR Note, unless otherwise specified in the applicable Pricing Supplement, the capital city of the country that issues as its legal tender the Designated Deposit Currency of such LIBID Note or LIBOR Note, except that with respect to U.S. dollars, Deutsche marks and ECUs, the Principal Financial Center shall be the City of New York, Frankfurt and Luxembourg, respectively.

TREASURY RATE NOTES

     Treasury Rate Notes will bear interest at the interest rates (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if
any) specified in the Treasury Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, 'Treasury Rate' means, with respect to any Treasury Interest Determination Date, the rate for the most recent auction of Treasury bills having the Index Maturity designated in the applicable Pricing Supplement as made available and subsequently published in H.15(519) under the heading 'U.S. Government Securities--Treasury bills-auction average (investment)' or, if not so made available by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, the auction average rate (expressed as a bond equivalent, rounded to the nearest one hundredth of a percent, with five one thousandths of a percent rounded upward, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for such auction or as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity designated in the applicable Pricing Supplement are not otherwise made available or published or reported as provided above by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held in a particular week, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, rounded to the nearest one-hundredth of a percent, with five one-thousandths of a percent rounded upward, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Interest Determination Date of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity designated in the applicable Pricing Supplement; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting bid rates as mentioned in this sentence, the Treasury Rate with respect to such Treasury Interest Determination Date will be the Treasury Rate in effect on such Treasury Interest Determination Date.

FEDERAL FUNDS RATE NOTES

     Federal Funds Rate Notes will bear interest at the interest rates (calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any) specified in the Federal Funds Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, 'Federal Funds Rate' means, with respect to any Federal Funds Interest Determination Date, the rate on such date for Federal Funds as made available and subsequently published in H.15(519) under the heading 'Federal Funds (Effective).' In the event that such rate has not been made available by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Federal Funds Interest Determination Date, the Federal Funds Rate will be the rate on such Federal Funds Interest Determination Date as made available and subsequently published in Composite Quotations under the heading 'Federal Funds/Effective Rate.' If such rate is not made available in H.15(519) or in Composite Quotations by 3:00 P.M., New York City time, on such Calculation Date, then the Federal Funds Rate for such Federal Funds Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates as of 9:00 A.M., New York City time, on such Federal Funds Interest Determination Date for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate with respect to such Federal Funds Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Interest Determination Date.

PRIME RATE NOTES

     Prime Rate Notes will bear interest at the interest rates (calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any) specified in the Prime Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, 'Prime Rate' means, with respect to any Prime Interest Determination Date, the rate made available and subsequently published on such date in H.15(519) under the heading 'Bank Prime Loan.' In the event that such rate has not been made available prior to 3:00 P.M., New York City time, on the Calculation Date pertaining to such Prime Interest Determination Date, the Prime Rate will be calculated by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page (as defined below) as such bank's prime rate or base lending rate as in effect for such Prime Interest Determination Date. If fewer than four such rates but more than one such rate appear on the Reuters Screen USPRIME1 Page for the Prime Interest Determination Date, the rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Prime Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent. If fewer than two such rates appear on the Reuters Screen USPRIME1 Page, the Prime Rate will be calculated by the Calculation Agent and will be the arithmetic mean of the prime rates quoted in The City of New York on such Prime Interest Determination Date by at least three substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, having total equity capital of at least U.S. $500,000,000 and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks or trust companies selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate with respect to such Prime Interest Determination Date will be the Prime Rate in effect on such Prime Interest Determination Date. 'Reuters Screen USPRIME1 Page' means the display designated as page 'USPRIME1' on the Reuters Monitor Money Rates Service (or such other page as may replace the USPRIME1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

J.J. KENNY RATE NOTES

     J.J. Kenny Rate Notes will bear interest at the interest rates (calculated by reference to the J.J. Kenny Rate and the Spread and/or Spread Multiplier, if
any) specified in the J.J. Kenny Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise indicated in an applicable Pricing Supplement, 'J.J. Kenny Rate' means, with respect to any J.J. Kenny Interest Determination Date, the per annum rate on such date equal to the index made available and subsequently published by Kenny Information Systems or its successor, based upon 30-day yield evaluations at par of bonds, the interest on which is excludable from gross income for Federal income tax purposes under the Internal Revenue Code of 1986, as amended (the 'Code'), of not less than five 'high grade' component issuers selected from time to time by Kenny Information Systems, including without limitation, issuers of general obligation bonds; provided, however, that the bonds on which the index is based shall not include any bonds the interest on which is subject to an 'alternate minimum tax' or similar tax under the Code, unless all tax-exempt bonds are subject to such tax. If such rate is not made available by 3:00 P.M., New York City time, on the Calculation Date pertaining to such J.J. Kenny Interest Determination Date, the J.J. Kenny Rate shall be the rate quoted by a successor indexing agent selected by the applicable Issuer equaling the prevailing rate for bonds rated in the highest short-term rating category by Moody's Investors Service, Inc. and Standard & Poor's Corporation in respect of issuers selected by such successor indexing agent most closely resembling the 'high grade' component issuers selected by Kenny Information Systems that are subject to tender by the holders thereof for purchase on not more than seven days notice and the interest on which is (A) variable on a weekly basis, (B) excludable from gross income for Federal income tax purposes under the Code, and (C) not subject to an 'alternate minimum tax' or similar tax under the Code, unless all tax-exempt bonds are subject to such tax; provided, however, that if a successor indexing agent is not available, the J.J. Kenny Rate with respect to such J.J. Kenny Interest Determination Date will be the J.J. Kenny Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

ELEVENTH DISTRICT COST OF FUNDS RATE NOTES

     Eleventh District Cost of Funds Rate Notes will bear interest at the interest rates (calculated by reference to the Eleventh District Cost of Funds Rate and the Spread and/or Spread Multiplier, if any) specified in the Eleventh District Cost of Funds Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise indicated in an applicable Pricing Supplement, 'Eleventh District Cost of Funds Rate' means, with respect to any Eleventh District Cost of Funds Interest Determination Date, the rate equal to the monthly weighted average cost of funds for the calendar month preceding such Eleventh District Cost of Funds Interest Determination Date as set forth under the caption 'Eleventh District' on Telerate Page 7058 as of 11:00 A.M., San Francisco time, on such Eleventh District Cost of Funds Interest Determination Date. If such rate does not appear on Telerate Page 7058 on any related Eleventh District Cost of Funds Interest Determination Date, the Eleventh District Cost of Funds Rate for such Eleventh District Cost of Funds Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the 'Eleventh District Cost of Funds Rate Index') by the FHLB of San Francisco as such cost of funds for the calendar month preceding the date of such announcement. If the FHLB of San Francisco fails to announce such rate for the calendar month next preceding such Eleventh District Cost of Funds Interest Determination Date, then the Eleventh District Cost of Funds Rate for such Eleventh District Cost of Funds Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Interest Determination Date.

CMT RATE NOTES

     CMT Rate Notes will bear interest at the interest rates (calculated by reference to the CMT Rate and the Spread and/or Spread Multiplier, if any) specified in the CMT Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise indicated in an applicable Pricing Supplement, 'CMT Rate' means, with respect to any CMT Interest Determination Date, the CMT Rate for Treasury bills on such date having the Index Maturity designated in the applicable Pricing Supplement as made available and subsequently published in H.15(519) under the heading 'Treasury constant maturities' or, if not so made available by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CMT Interest Determination Date, as displayed on Telerate Screen Page 7052 under the heading 'Treasury Constant Maturities.' If by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CMT Interest Determination Date the rate has not yet been made available in H.15(519) or displayed on Telerate Screen Page 7052, then the CMT Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, rounded to the nearest one-hundredth of a percent, with five one thousandths of a percent rounded upward, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such CMT Interest Determination Date of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity designated in the applicable Pricing Supplement; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting bid rates as mentioned in this sentence, the CMT Rate with respect to such CMT Interest Determination Date will be the CMT Rate in effect immediately prior to such CMT Interest Determination Date.

INVERSE FLOATING RATE NOTES

     Any Floating Rate Note may be designated in the applicable Pricing Supplement as an 'Inverse Floating Rate Note,' in which event, unless otherwise specified in the applicable Pricing Supplement, the interest rate on such Floating Rate Note will be equal to (i) in the case of the period, if any, commencing on the Issue Date (or the date on which such Note otherwise begins to accrue interest (if different from the Issue Date)) up to the first Interest Reset Date, a fixed rate of interest established by the applicable Issuer as described in the applicable Pricing Supplement and (ii) in the case of each period commencing on an Interest Reset Date, a fixed rate of interest specified in the Pricing Supplement minus the interest rate determined by reference to the Base Rate as adjusted by the Spread and/or Spread Multiplier, if any; provided, however, that (x) the interest rate thereon will not be less than zero and (y) the interest rate in effect for the ten days immediately prior to the date of Maturity of such Inverse Floating Rate Note will be that in effect on the tenth day preceding such date.

FLOATING RATE/FIXED RATE NOTES

     The applicable Pricing Supplement may provide that a Note will be a Floating Rate Note for a specified portion of its term and a Fixed Rate Note for the remainder of its term, in which event the interest rate on such Note will be determined as herein provided as if it were a Floating Rate Note and a Fixed Rate Note hereunder for each such respective period, all as specified in such applicable Pricing Supplement.

CURRENCY INDEXED NOTES

  General

     The Issuers may from time to time offer Notes, the principal amount payable at Maturity and/or the interest rate of which is determined by reference to the rate of exchange between the currency or composite currency in which such Notes are denominated (the 'Denominated Currency') and the other currency or composite currency specified as the Indexed Currency (the 'Indexed Currency') in the applicable Pricing Supplement, or as determined in such other manner as may be specified in the applicable Pricing Supplement ('Currency Indexed Notes'). Unless otherwise specified in the applicable Pricing Supplement, holders of Currency Indexed Notes will be entitled to receive (i) an amount in respect of such Currency Indexed Notes exceeding the amount designated as the face amount of the principal (the 'Face Amount') of, and/or interest calculated at the designated rate of interest on, such Currency Indexed Notes in the applicable Pricing Supplement if, on the date of Maturity or upon the relevant Interest Payment Date, as the case may be, the rate at which the Denominated Currency can be exchanged for the Indexed Currency is greater than the rate of such exchange designated as the Base Exchange Rate, expressed in units of the Indexed Currency per one unit of the Denominated Currency, in the applicable Pricing Supplement (the 'Base Exchange Rate'), or (ii) an amount in respect of such Currency Indexed Notes less than the Face Amount and/or interest calculated at such designated interest rate of such Currency Indexed Notes if, at Maturity or upon the relevant Interest Payment Date, as the case may be, the rate at which the Denominated Currency can be exchanged for the Indexed Currency is less than such Base Exchange Rate, in each case determined as described below under 'Payment of Principal and Interest.' Information as to the relative historical value (which information is not necessarily indicative of relative future value) of the applicable Denominated Currency against the applicable Indexed Currency, any exchange controls applicable to such Denominated Currency or Indexed Currency and the United States Federal income tax consequences of the purchase, ownership and disposition of Currency Indexed Notes will be set forth in the applicable Pricing Supplement. See 'Foreign Currency Risks.'

     Unless otherwise specified in the applicable Pricing Supplement, the term 'Exchange Rate Day' shall mean any day which is a Business Day in The City of New York, and if the Denominated Currency or Indexed Currency is any currency or composite currency other than the U.S. dollar, in the principal financial center of the country of such Denominated Currency or Indexed Currency.

  Payment of Principal and Interest

     Unless otherwise specified in the applicable Pricing Supplement, the payment of principal at Maturity and interest on Currency Indexed Notes on each Interest Payment Date (until principal thereof is paid or made available for payment) will be payable in the Denominated Currency (except in the circumstances of the unavailability of such currency, as otherwise described under 'Payment Currency' above) in amounts calculated in the manner described below.

     Unless otherwise specified in the applicable Pricing Supplement, principal at Maturity, if indexed, will be payable in an amount equal to the Face Amount of the Currency Indexed Note, plus or minus an amount of the Denominated Currency determined by the determination agent specified in the applicable Pricing Supplement (the 'Determination Agent') by reference to the difference between the Base Exchange Rate and the rate at which the Denominated Currency can be exchanged for the Indexed Currency on the second Exchange Rate Day (the 'Determination Date') prior to the date of Maturity of such Currency Indexed Note. Such rate of exchange shall be the highest bid of the open market spot offer quotations for the Indexed Currency (spot bid quotations for the Denominated Currency) obtained by the Determination Agent from the Reference Dealers (as defined below) in The City of New York at 11:00 A.M., New York City time, on the Determination Date, for an amount of

Indexed Currency equal to the Face Amount of such Currency Indexed Note multiplied by the Base Exchange Rate, with settlement on the date of Maturity to be in the Denominated Currency (such rate of exchange, as so determined and expressed in units of the Indexed Currency per one unit of the Denominated Currency, is hereafter referred to as the 'Spot Rate'). If such quotations from the Reference Dealers are not available on the Determination Date due to circumstances beyond the control of such Issuer or the Determination Agent, the Spot Rate will be determined on the basis of the most recently available quotations from the Reference Dealers. As used herein, the term 'Reference Dealers' shall mean the three banks or firms specified as such in the applicable Pricing Supplement, or if any of them shall be unwilling or unable to provide the requested quotations, such other major money center bank or banks in The City of New York selected by the Determination Agent to act as Reference Dealer or Dealers in replacement therefor. In the absence of manifest error, the determination by the Determination Agent of the Spot Rate and the principal amount of and interest on the Currency Indexed Notes payable at Maturity thereof shall be final and binding on such Issuer and the holders of such Currency Indexed Notes.

     Unless otherwise specified in the applicable Pricing Supplement, on the basis of the aforesaid determination by the Determination Agent and the formulae and limitations set forth below, (i) if the Base Exchange Rate equals the Spot Rate for any Currency Indexed Note, then the principal amount of such Currency Indexed Note payable at Maturity would be equal to the Face Amount of such Currency Indexed Note; (ii) if the Spot Rate exceeds the Base Exchange Rate (i.e., the Denominated Currency has appreciated against the Indexed Currency during the term of the Currency Indexed Note), then the principal amount so payable would be greater than the Face Amount of such Currency Indexed Note up to an amount equal to twice the Face Amount of such Currency Indexed Note; (iii) if the Spot Rate is less than the Base Exchange Rate (i.e., the Denominated Currency has depreciated against the Indexed Currency during the term of the Currency Indexed Note) but is greater than one-half of the Base Exchange Rate, then the principal amount so payable would be less than the Face Amount of such Currency Indexed Note; and (iv) if the Spot Rate is less than or equal to one-half of the Base Exchange Rate, then the Spot Rate will be deemed to be one-half of the Base Exchange Rate and no principal amount of the Currency Indexed Note would be payable at Maturity.

     With respect to the payment of interest on each Interest Payment Date, if indexed, the amount will be the Face Amount multiplied by the relevant interest rate, indexed as specified in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, the formulae to be used by the Determination Agent to determine the principal amount of a Currency Indexed Note payable at Maturity will be as follows:

     As to principal, if the Spot Rate exceeds or equals the Base Exchange Rate, the principal amount of a Currency Indexed Note payable at Maturity shall equal:

Face Amount +  (Face Amount x  Spot Rate--Base Exchange Rate)
                               ------------------------------
                                         Spot Rate

and if the Base Exchange Rate exceeds the Spot Rate, the principal amount of a Currency Indexed Note payable at Maturity (which shall, in no event, be less than zero) shall equal:

Face Amount +  (Face Amount x  Base Exchange Rate - Spot Rate)
                               -------------------------------
                                          Spot Rate

     Unless otherwise specified in the applicable Pricing Supplement, if the formulae set forth above are applicable to a Currency Indexed Note, the maximum principal amount payable at Maturity in respect of such a Currency Indexed Note would be an amount equal to twice the Face Amount and the minimum principal amount payable would be zero.

OTHER INDEXED NOTES AND CERTAIN TERMS APPLICABLE TO ALL INDEXED NOTES

     The Notes may be issued as Indexed Notes, other than Currency Indexed Notes, the principal amount of which payable at Maturity or the interest (or premium, if any) thereon, or both, may be determined by reference to the relationship between two or more currencies, to the price of one or more specified securities or commodities, to one or more securities or commodities exchange indices or other indices or by other similar methods or formulae. The Pricing Supplement relating to such an Indexed Note will describe, as applicable, the method by which the amount of interest payable on any Interest Payment Date and the amount of principal payable at Maturity in respect of such Indexed Note will be determined, the U.S. Federal income tax consequences of the purchase, ownership and disposition of such Notes, certain risks associated with an investment in such Notes and other information relating to such Notes. See 'Foreign Currency Risks.'

     Unless otherwise specified in the applicable Pricing Supplement, the maximum principal amount payable at Maturity in respect of any Indexed Note will be an amount equal to twice the Face Amount of such Note and the minimum principal amount so payable will be zero.

     Unless otherwise specified in the applicable Pricing Supplement, (i) for the purpose of determining whether holders of the requisite principal amount of Securities outstanding under the Indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of Indexed Notes will be deemed to be the Face Amount thereof, and (ii) in the event of an acceleration of the Stated Maturity of an Indexed Note, the principal amount payable to the holder of such Note upon acceleration will be the principal amount determined by reference to the formula by which the principal amount of such Note would be determined on the Stated Maturity thereof, as if the date of acceleration were the Stated Maturity.

     An investment in Indexed Notes entails significant risks, including wide fluctuations in market value as well as in the amounts of payments due thereunder, that are not associated with a similar investment in a conventional debt security. Such risks depend on a number of factors including supply and demand for the particular commodity and economic and political events over which the Issuers have no control. Fluctuations in the price of any particular security or commodity, in the rates of exchange between particular currencies or in particular indices that have occurred in the past are not necessarily indicative, however, of fluctuations in the price or rates of exchange that may occur during the term of any Indexed Notes. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks entailed by an investment in Indexed Notes. Indexed Notes are not an appropriate investment for investors who are unsophisticated with respect to securities, commodities and/or foreign currency transactions.

DUAL CURRENCY NOTES

     Each Issuer may from time to time offer Notes (the 'Dual Currency Notes') as to which such Issuer has a one time option, exercisable on any one of the dates specified in the applicable Pricing Supplement (each an 'Option Election Date') in whole, but not in part, with respect to all Dual Currency Notes issued on the same day and having the same terms (a 'Tranche'), of thereafter making all payments of principal, premium, if any, and interest (which payments would otherwise be made in the Specified Currency of such Notes) in the optional currency specified in the applicable Pricing Supplement (the 'Optional Payment Currency'). Information as to the relative value of the Specified Currency compared to the Optional Payment Currency will be set forth in the applicable Pricing Supplement.

     The Pricing Supplement for each issuance of Dual Currency Notes will specify, among other things, the Specified Currency and Optional Payment Currency of such issuance and the Designated Exchange Rate for such issuance, which will be a fixed exchange rate used for converting amounts denominated in the Specified Currency into amounts denominated in the Optional Payment Currency (the 'Designated Exchange Rate'). The Pricing Supplement will also specify the Option Election Dates and Interest Payment Dates for the related issuance of Dual Currency Notes. Each Option Election Date will be a certain number of days before an Interest Payment Date or the Maturity Date, as set forth in the applicable Pricing Supplement, and will be the date on which such Issuer may select whether to make all scheduled payments due thereafter in the Optional Payment Currency rather than in the Specified Currency.

     If such Issuer makes such an election, the amount payable in the Optional Payment Currency shall be determined using the Designated Exchange Rate specified in the applicable Pricing Supplement. If such election is made, notice of such election shall be mailed in accordance with the terms of the applicable Tranche of Dual Currency Notes within two Business Days of the Option Election Date and shall state (i) the first date, whether an Interest Payment Date and/or the Maturity Date, on which scheduled payments in the Optional Payment Currency will be made and (ii) the Designated Exchange Rate. Any such notice by such Issuer, once given, may not be withdrawn. The equivalent value in the Specified Currency of payments made after such an election may be less, at the then current exchange rate, than if such Issuer had made such payment in the Specified Currency.

     For Federal income tax purposes, holders of Dual Currency Notes may be subject to rules which differ from the general rules applicable to holders of other types of Notes offered hereby. The U.S. Federal income tax consequences of the purchase, ownership and disposition of Dual Currency Notes will be set forth in the applicable Pricing Supplement.

SUBSEQUENT INTEREST PERIODS

     The Pricing Supplement relating to each Note will indicate whether the Issuer thereof has the option with respect to such Note to reset the interest rate, in the case of a Fixed Rate Note, or to reset the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, and, if so, the date or dates on which such interest rate or such Spread and/or Spread Multiplier, as the case may be, may be reset (each an 'Optional Reset Date'). If the Issuer thereof has such option with respect to any Note, the following procedures shall apply, unless modified as set forth in the applicable Pricing Supplement.

     Such Issuer may exercise such option with respect to a Note by notifying the Trustee of such exercise at least 45 but not more than 60 days prior to an Optional Reset Date for such Note. Not later than 40 days prior to such Optional Reset Date, the Trustee will mail to the holder of such Note a notice (the 'Reset Notice') setting forth (i) the election of such Issuer to reset the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, (ii) such new interest rate or such new Spread and/or Spread Multiplier, as the case may be, and (iii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or, if there is no such next Optional Reset Date, to the Stated Maturity of such Note (each such period a 'Subsequent Interest Period'), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period. Upon the transmittal by the Trustee of a Reset Notice to the holder of a Note, such new interest rate or such new Spread and/or Spread Multiplier, as the case may be, shall take effect automatically, and, except as modified by the Reset Notice and as described in the next paragraph, such Note will have the same terms as prior to the transmittal of such Reset Notice.

     Notwithstanding the foregoing, not later than 20 days prior to an Optional Reset Date for a Note, such Issuer may, at its option, revoke the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, provided for in the Reset Notice and establish an interest rate, in the case of a Fixed Rate Note, or a Spread and/or Spread Multiplier, in the case of a Floating Rate Note, that is higher than the interest rate or Spread and/or Spread Multiplier, as the case may be, provided for in the Reset Notice, for the Subsequent Interest Period commencing on such Optional Reset Date by causing the Trustee to transmit notice of such higher interest rate or higher Spread and/or Spread Multiplier, as the case may be, to the holder of such Note. Such notice shall be irrevocable. All Notes with respect to which the interest rate or Spread and/or Spread Multiplier is reset on an Optional Reset Date and with respect to which the holders of such Notes have not tendered such Notes for repayment (or have validly revoked any such tender) pursuant to the next succeeding paragraph will bear such higher interest rate, in the case of a Fixed Rate Note, or higher Spread and/or Spread Multiplier, in the case of a Floating Rate Note, for the Subsequent Interest Period.

     If such Issuer elects to reset the interest rate or the Spread and/or Spread Multiplier of a Note as described above, the holder of such Note will have the option to elect repayment of such Note by such Issuer on any Optional Reset Date at a price equal to the aggregate principal amount thereof outstanding on, plus any interest accrued to, such Optional Reset Date. In order for a Note to be so repaid on an Optional Reset Date, the holder thereof must follow the procedures set forth below under 'Redemption and Repayment' for optional repayment, except that the period for delivery of such Note or notification to the Trustee shall be at least 25 but not more than 35 days prior to such Optional Reset Date and except that a holder who has tendered a Note for repayment pursuant to a Reset Notice may, by written notice to the Trustee, revoke any such tender for repayment until the close of business on the tenth day prior to such Optional Reset Date.

EXTENSION OF MATURITY

     The Pricing Supplement relating to each Note (other than an Amortizing
Note) will indicate whether the Issuer thereof has the option to extend the Stated Maturity of such Note for one or more periods (each an 'Extension Period') up to but not beyond the date (the 'Final Maturity Date') set forth in such Pricing Supplement. If such Issuer has such option with respect to any Note (other than an Amortizing Note), the following procedures shall apply, unless modified as set forth in the applicable Pricing Supplement.

     Such Issuer may exercise such option with respect to a Note (other than an Amortizing Note) by notifying the Trustee of such exercise at least 50 but not more than 60 days prior to the Stated Maturity of such Note in effect prior to the exercise of such option (the 'Original Stated Maturity'). No later than 40 days prior to the Original Stated Maturity, the Trustee will mail to the holder of such Note a notice (the 'Extension Notice') relating to such Extension Period, setting forth (i) the election of such Issuer to extend the Original Stated Maturity, (ii) the new Stated Maturity, (iii)in the case of a Fixed Rate Note, the interest rate applicable to the Extension Period or, in the case of a Floating Rate Note, the Spread and/or Spread Multiplier applicable to the Extension Period and (iv) the provisions, if any, for redemption during the Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the transmittal by the Trustee of an Extension Notice to the holder of a Note, the Original Stated Maturity shall be extended automatically, and, except as modified by the Extension Notice and as described in the next paragraph, such Note will have the same terms as prior to the transmittal of such Extension Notice.

     Notwithstanding the foregoing, not later than 20 days prior to the Original Stated Maturity for a Note, such Issuer may, at its option, revoke the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, provided for in the Extension Notice and establish an interest rate, in the case of a Fixed Rate Note, or a Spread and/or Spread Multiplier, in the case of a Floating Rate Note, that is higher than the interest rate or Spread and/or Spread Multiplier, as the case may be, provided for in the Extension Notice, for the Extension Period by causing the Trustee to transmit notice of such higher interest rate or higher Spread and/or Spread Multiplier, as the case may be, to the holder of such Note. Such notice shall be irrevocable. All Notes with respect to which the Stated Maturity is extended and with respect to which the holders of such Notes have not tendered such Notes for repayment (or have validly revoked any such tender) pursuant to the next succeeding paragraph will bear such higher interest rate, in the case of a Fixed Rate Note, or higher Spread and/or Spread Multiplier, in the case of a Floating Rate Note, for the Extension Period.

     If the Issuer thereof elects to extend the Stated Maturity of a Note, the holder of such Note will have the option to elect repayment of such Note by such Issuer on the Original Stated Maturity at a price equal to the aggregate principal amount thereof outstanding plus any accrued interest to such date. In order for a Note to be so repaid on the Original Stated Maturity, the holder thereof must follow the procedures set forth below under 'Redemption and Repayment' for optional repayment, except that the period for delivery of such Note or notification to the Trustee shall be at least 25 but not more than 35 days prior to the Original Stated Maturity and except that a holder who has tendered a Note for repayment pursuant to an Extension Notice may, by written notice to the Trustee, revoke any such tender for repayment until the close of business on the tenth day prior to the Original Stated Maturity.

RENEWABLE NOTES

     The Issuers may from time to time offer Notes which will mature on an Interest Payment Date specified in the applicable Pricing Supplement occurring in or prior to the twelfth month following the original Issue Date of such Notes (the 'Initial Maturity Date') unless the term of all or any portion of any such Note (a 'Renewable Note') is renewed in accordance with the procedures described below.

     On the Interest Payment Date occurring in the sixth month (unless a different interval (the 'Special Election Interval') is specified in the applicable Pricing Supplement) prior to the Initial Maturity Date of a Renewable Note (the 'Initial Renewal Date') and on the Interest Payment Date occurring in each sixth month (or in the last month of each Special Election Interval) after such Initial Renewal Date (each, together with the Initial Renewal Date, a 'Renewal Date'), the term of such Renewable Note may be extended to the Interest Payment Date occurring in the twelfth month (or, if a Special Election Interval is specified in the applicable Pricing

Supplement, the last month in a period equal to twice the Special Election Interval) after such Renewal Date, if the holder of such Renewable Note elects to extend the term of such Renewable Note or any portion thereof as described below. If a holder does not elect to extend the term of any portion of the principal amount of a Renewable Note during the specified period prior to any Renewal Date, such portion will become due and payable on the Interest Payment Date occurring in the sixth month (or the last month in the Special Election Interval) after such Renewal Date (the 'New Maturity Date').

     A holder of a Renewable Note may elect to renew the term of such Renewable Note, or if so specified in the applicable Pricing Supplement, any portion thereof, by delivering a notice to such effect to the Trustee (or any duly appointed paying agent) at the Corporate Trust Office not less than 15 nor more than 30 days prior to such Renewal Date (unless another period is specified in the applicable Pricing Supplement as the 'Special Election Period'). Such election will be irrevocable and will be binding upon each subsequent holder of such Renewable Note. An election to renew the term of a Renewable Note may be exercised with respect to less than the entire principal amount of such Renewable Note only if so specified in the applicable Pricing Supplement and only in such principal amount, or any integral multiple in excess thereof, as is specified in the applicable Pricing Supplement. Notwithstanding the foregoing, the term of the Renewable Notes may not be extended beyond the Stated Maturity specified for such Renewable Notes in the applicable Pricing Supplement.

     If the holder does not elect to renew the term, such Renewable Note must be presented to the Trustee (or any duly appointed paying agent) and, with respect to a Renewable Note that is a certificate issued in definitive form, as soon as practicable following receipt of such Renewable Note the Trustee (or any duly appointed paying agent) shall issue in exchange therefor in the name of such holder (i) a Note, in a principal amount equal to the principal amount of such exchanged Renewable Note for which no election to renew the term thereof was exercised, with terms identical to those specified on such Renewable Note (except that such Note shall have a fixed, nonrenewable Stated Maturity on the New Maturity Date) and (ii) if an election to renew is made with respect to less than the full principal amount of such holder's Renewable Note, a replacement Renewable Note, in a principal amount equal to the principal amount of such exchanged Renewable Note for which the election to renew was made, with terms identical to such exchanged Renewable Notes.

COMBINATION OF PROVISIONS

     If so specified in the applicable Pricing Supplement, any Note may be subject to all of the provisions, or any combination of the provisions, described above under 'Subsequent Interest Periods,' 'Extension of Maturity' and 'Renewable Notes.'

REDEMPTION AND REPAYMENT

     The Pricing Supplement relating to each Note will indicate either that such Note cannot be redeemed prior to its Stated Maturity or that such Note will be redeemable, in whole or in part, at the option of the Issuer thereof on a date or dates specified prior to such Stated Maturity at a price or prices, set forth in the applicable Pricing Supplement, together with accrued interest to the date of redemption. Unless otherwise specified in the applicable Pricing Supplement, the Notes, other than Amortizing Notes, will not be subject to any sinking fund. An Issuer may redeem any of the Notes that are redeemable and remain outstanding, either in whole or from time to time in part, upon not less than 30 nor more than 60 days' notice. Unless otherwise specified in the applicable Pricing Supplement, if less than all of the Notes with like tenor and terms are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

     The Pricing Supplement relating to each Note will indicate either that such Note cannot be repaid at the option of the holder prior to its Stated Maturity or that such Note will be repayable at the option of the holder thereof on a date or dates specified prior to its Stated Maturity at a price or prices set forth in the applicable Pricing Supplement, together with accrued interest to the date of repayment.

     Unless otherwise specified in the applicable Pricing Supplement, in order for a Note to be repaid at the option of the holder thereof, the Issuer thereof must receive at least 30 days but not more than 45 days prior to the repayment date the Note with the form entitled 'Option to Elect Repayment' on the reverse of or otherwise accompanying the Note duly completed. Exercise of the repayment option by the holder of a Note shall be irrevocable, except as otherwise described above under 'Description of Notes--Subsequent Interest Periods' and 'Description of Notes--Extension of Maturity.' The repayment option may be exercised by the holder of a Note for less than the aggregate principal amount of the Note then outstanding provided that the principal amount of the Note remaining outstanding after repayment is an authorized denomination.

     With respect to a Global Security, the Depositary's nominee will be the holder of such Global Security and therefore will be the only entity that can exercise a right to repayment. See 'Description of Notes--Book-Entry Notes' below. In order to ensure that the Depositary's nominee will timely exercise a right to repayment with respect to a particular beneficial interest in a Global Security, the beneficial owner of such interest must instruct the broker or other direct or indirect participant through which it holds a beneficial interest in such Global Security to notify the Depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Global Security in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

     Notwithstanding anything in this Prospectus Supplement to the contrary, unless otherwise specified in the applicable Pricing Supplement, if a Note is a Discount Note, the amount payable on such Note in the event of redemption or repayment prior to its Stated Maturity will be the Amortized Face Amount of such Note, as specified in the applicable Pricing Supplement, as of the date of redemption or repayment, as the case may be.

REPURCHASE

     The Issuers may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by any such Issuer may, at its discretion, be held or resold or may be surrendered to the Trustee for cancelation.

OTHER PROVISIONS

     Any provisions with respect to the determination of an interest rate basis, the specification of an interest rate basis, calculation of the interest rate applicable to, or the principal payable at Maturity on, any Note, its Interest Payment Dates or any other matter relating thereto may be modified by the terms as specified under 'Other Provisions' on the face of such Note, or in an addendum relating thereto if so specified on the face thereof, and in the applicable Pricing Supplement.

BOOK-ENTRY NOTES

     Global Securities will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary's nominee. Except as set forth below, a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. Unless otherwise specified in the applicable Pricing Supplement, DTC will be the Depositary.

     Principal and interest payments on the Notes represented by one or more Global Securities will be made by the Issuer thereof to the Depositary or its nominee, as the case may be, as the registered owner of the related Global Security or Securities. Each Issuer expects that the Depositary or its nominee, upon receipt of any payment of principal or interest in respect of Global Securities, will credit immediately the accounts of the related participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interests in such Global Securities as shown on the records of the Depositary. None of the Issuers, the Guarantor, the Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of Global Securities, or for maintaining, supervising or reviewing any records relating to such beneficial interests. Each Issuer also expects that payments by participants to owners of beneficial interests in Global Securities held through such participants will be governed by standing customer instructions and customary practices, as is the case with securities registered in 'street name.' Such instructions will be the responsibility of such participants.

     If an issue of Notes is denominated in a currency other than the U.S. dollar, the Issuer thereof will make payments of principal and any interest in the currency in which the Notes are denominated (the 'foreign currency') or in U.S. dollars. DTC has elected to have all such payments of principal and interest in U.S. dollars unless notified by any of its participants through which an interest in the Notes is held that it elects, in accordance with and to the extent permitted by the applicable Pricing Supplement and the Note, to receive such payment of principal or interest in the foreign currency. On or prior to the third Business Day after the record date for payment of interest and twelve days prior to the date for payment of principal, such participant shall notify DTC of (i) its election to receive all, or the specified portion, of such payment in the foreign currency and (ii) its instructions for wire transfer of such payment to a foreign currency account.

     DTC will notify the Paying Agent on or prior to the fifth Business Day after the record date for payment of interest and ten days prior to the date for payment of principal of the portion of such payment to be received in the foreign currency and the applicable wire transfer instructions, and the Paying Agent shall use such instructions to pay the participants directly. If DTC does not so notify the Paying Agent, it is understood that only U.S. dollar payments are to be made. The Paying Agent shall notify DTC on or prior to the second Business Day prior to the payment date of the conversion rate to be used and the resulting U.S. dollar amount to be paid per $1,000 face amount. In the event that the Paying Agent's quotation to convert the foreign currency into U.S. dollars is not available, the Paying Agent shall notify DTC's Dividend Department that the entire payment is to be made in the foreign currency. In such event, DTC will ask its participants for payment instructions and forward such instructions to the Paying Agent and the Paying Agent shall use such instructions to pay the participants directly.

     A further description of the Depositary's procedures with respect to Global Securities is set forth in the accompanying Prospectus under 'Description of Debt Securities and Company Guarantees--Global Securities.'

                    IMPORTANT CURRENCY EXCHANGE INFORMATION

     Each purchaser of a Note is required to pay for such Note in the Specified Currency thereof. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa, and banks do not generally offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested by a prospective purchaser of Notes denominated in a Specified Currency other than U.S. dollars, the Agent will arrange for the conversion of U.S. dollars into such Specified Currency to enable the purchaser to pay for such Notes. Such request must be made on or before the fifth Business Day preceding the date of delivery of the Notes, or by such other date as is determined by the Agent. Each such conversion will be made by the Agent on such terms and subject to such conditions, limitations and charges as the Agent may from time to time establish in accordance with its regular foreign exchange practice. All costs of any such exchange will be borne by the purchasers of the Notes requesting such conversion.

                             FOREIGN CURRENCY RISKS

GOVERNING LAW AND JUDGMENTS

     The Notes will state that they will be governed by and construed in accordance with the laws of the State of New York. Courts in the United States have not customarily rendered judgments for money damages denominated in any currency other than the U.S. dollar. The Judiciary Law of the State of New York provides, however, that judgment rendered in an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at a rate of exchange prevailing on the date of the entry of the judgment or decree.

EXCHANGE RATES AND EXCHANGE CONTROLS

     An investment in Notes that are denominated in a Specified Currency other than U.S. dollars ('Foreign Currency Notes') entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Similarly, an investment in a Currency Indexed Note entails significant risks that are not associated with a similar investment in non-Indexed Notes. Such risks include, without limitation, the possibility of significant market changes in rates of exchange between U.S. dollars and such Specified Currency (or, in the case of each Currency Indexed Note, the rate of exchange between the Denominated Currency and the Indexed Currency for such Currency Indexed Note), the possibility of significant changes in rates of exchange between U.S. dollars and such Specified Currency (or, in the case of each Currency Indexed Note, changes in rates of exchange between the Denominated Currency and the Indexed Currency for such Currency Indexed Note) resulting from official redenomination with respect to such Specified Currency (or, in the case of each Currency Indexed Note, with respect to the Denominated Currency or the Indexed Currency therefor) and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments. Such risks generally depend on factors over which the Issuers have no control, such as economic and political events, and on the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies, and between certain foreign currencies and other foreign currencies, have been volatile, and such volatility may be expected in the future. Fluctuations that have occurred in any particular exchange rate in the past are not necessarily indicative, however, of fluctuations that may occur in the rate during the term of any Foreign Currency Note or any Currency Indexed Note. Depreciation of the Specified Currency of a Foreign Currency Note against U.S. dollars would result in a decrease in the effective yield of such Foreign Currency Note below its coupon rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis. Similarly, depreciation of the Denominated Currency with respect to a Currency Indexed Note against the applicable Indexed Currency would result in the principal amount payable with respect to such Currency Indexed Note at the date of Maturity being less than the Face Amount of such Currency Indexed Note which, in turn, would decrease the effective yield of such Currency Indexed Note below its stated interest rate and could also result in a loss to the investor. See 'Description of Notes--Currency Indexed Notes.'

     Governments have imposed from time to time, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a Specified Currency (other than U.S. dollars) at the time of payment of principal of, or premium, if any, or interest on, a Foreign Currency Note. There can be no assurance that exchange controls will not restrict or prohibit payments of principal (and premium, if any) or interest in any such Specified Currency. Even if there are no actual exchange controls, it is possible that such Specified Currency would not be available to the Issuer thereof when payments on such Note are due because of circumstances beyond the control of such Issuer. In any such event, such Issuer will make required payments in U.S. dollars on the basis described herein. See 'Description of Notes--Payment Currency' and 'Description of Notes--Currency Indexed Notes--Payment of Principal and Interest.'

     THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT, AND ANY PRICING SUPPLEMENT WILL NOT, DESCRIBE ALL THE RISKS OF AN INVESTMENT IN NOTES DENOMINATED IN, OR THE PAYMENT OF WHICH IS RELATED TO THE VALUE OF, A CURRENCY OR COMPOSITE CURRENCY OTHER THAN U.S. DOLLARS, AND THE ISSUERS DISCLAIM ANY RESPONSIBILITY TO ADVISE PROSPECTIVE INVESTORS OF SUCH RISKS AS THEY EXIST AT THE DATE OF THIS PROSPECTUS SUPPLEMENT OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN SUCH NOTES. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

     Unless otherwise specified in the applicable Pricing Supplement, no Foreign Currency Note will be sold in or to residents of the country issuing the Specified Currency of such Foreign Currency Note. The information set forth in this Prospectus Supplement is directed to prospective purchasers who are United States residents, and the Issuers disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal (and premium, if any) or interest on such Foreign Currency Notes. Such persons should consult their own counsel with regard to such matters.

     Pricing Supplements relating to Foreign Currency Notes or Currency Indexed Notes will contain information concerning historical exchange rates for the applicable Specified Currency or Denominated Currency against the U.S. dollar or other relevant currency (including, in the case of Currency Indexed Notes, the applicable Indexed Currency), a description of such currency or currencies and any exchange controls affecting such currency or currencies. The information therein concerning exchange rates is furnished as a matter of information only and should not be regarded as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

                        CERTAIN FEDERAL TAX CONSEQUENCES

     The following is a summary of certain United States Federal income tax consequences of the purchase, ownership and disposition of the Notes as of the date hereof. It deals only with Notes held as capital assets and does not deal with persons in special tax situations, such as financial institutions, insurance companies, tax-exempt organizations, dealers in securities or currencies, persons holding Notes as a hedge against currency risks or as a position in a 'straddle' for tax purposes, or persons whose functional currency is not the U.S. dollar. It also does not deal with state, local or foreign tax consequences or with holders other than original purchasers. This summary is based upon the provisions of the Code and regulations, rulings and judicial decisions thereunder as of the date hereof, which authorities may be repealed, revoked or modified, possibly with retroactive effect, so as to result in Federal income tax consequences different from those discussed below.

     Persons considering the purchase of the Notes should consult their tax advisors concerning the application of United States Federal income tax laws to their particular situations as well as any consequences arising under the laws of any state, local or foreign taxing jurisdiction. The material Federal income tax consequences of Indexed Notes, Currency Indexed Notes, Dual Currency Notes, or Notes containing terms that result in consequences other than those described below will be addressed in the applicable pricing supplement.

     As used herein, the term 'U.S. Holder' means a beneficial owner of a Note that is for United States Federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, or (iii) an estate or trust the income of which is subject to United States Federal income taxation regardless of its source. As used herein, the term 'non-U.S. Holder' means a holder of a Note that is not a U.S. Holder.

U.S. HOLDERS

Payments of Interest on the Notes

     Interest paid on a Note (whether in U.S. dollars or in other than U.S. dollars) that is not a Discount Note (as defined below) will generally be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received, in accordance with the U.S. Holder's method of accounting for Federal income tax purposes.

Discount Notes

     The following discussion is a summary of the principal United States Federal income tax consequences of the ownership and disposition of Discount Notes (as defined below) by U.S. Holders, which is based upon certain Treasury regulations issued on January 27, 1994 (the 'OID Regulations'). Additional rules applicable to Discount Notes that are denominated in a Specified Currency (as defined below) other than the U.S. dollar, or have payments of interest or principal determined by reference to the value of one or more currencies or currency units other than the U.S. dollar, are described under 'Foreign Currency Notes'below.

     Under the OID Regulations, a Note with an 'issue price' that is less than its 'stated redemption price at maturity' generally will carry original issue discount ('OID') for United States Federal income tax purposes (a 'Discount Note'), unless such difference is less than a specified de minimis amount. In general, the stated redemption price at maturity of a Discount Note is the total of all payments required to be made under the Discount Note other than 'qualified stated interest' payments. 'Qualified stated interest' is stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate of interest. In addition, qualified stated interest includes stated interest with respect to a variable rate debt instrument that is unconditionally payable at least annually at a single qualified floating rate or a rate that is determined using a single fixed formula based on one or more qualified floating rates.

     A U.S. Holder of Discount Notes is required to include qualified stated interest in income at the time it is received or accrued, in accordance with such holder's method of accounting. In addition, U.S. Holders of Discount Notes that mature more than one year from the date of issuance will be required to include OID in income for United States Federal income tax purposes as it accrues, in accordance with a constant yield method, before the receipt of cash payments attributable to such income, but such holders will not be required to include separately in income cash payments received on such Notes, even if denominated as interest, to the extent they do not constitute qualified stated interest.

     All stated interest on a Note that matures one year or less from its date of issuance (a 'short-term Discount Note') is included in its stated redemption price at maturity. In general, a U.S. Holder who uses the cash method of tax accounting is not required to accrue OID on a short-term Discount Note unless such holder elects to do so. U.S. Holders who report income on the accrual method, cash method U.S. Holders who elect to include OID on short-term Discount Notes in income, and certain other holders, including banks and dealers in securities, are required to include OID (or, alternatively, acquisition discount) on such short-term Discount Notes on a straight-line basis, unless an election is made to accrue the OID according to a constant yield method. In the case of a U.S. Holder who is not required, and does not elect, to include OID in income currently, (i) any gain realized on the sale, exchange or retirement of a short-term Discount Note will be ordinary interest income to the extent of the OID accrued on a straight-line basis (or, alternatively, upon election, under the constant yield method) through the date of sale, exchange or retirement and
(ii) such U.S. Holder will be required to defer the deduction of all or a portion of any interest paid on indebtedness incurred to purchase short-term Discount Notes until a corresponding amount of OID is included in such holder's income.

     U.S. Holders are permitted to elect to include all interest on a Note, including stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium, under a constant yield method. U.S. Holders considering such an election should consult their tax advisor.

Market Discount and Acquisition Premium

     A Note (other than a Discount Note) purchased for an amount that is less than its stated redemption price at maturity or, in the case of a Discount Note, its adjusted issue price, will have 'market discount' equal to such difference, which generally will be taxable as ordinary income upon disposition of such Note (unless such difference is less than a specified de minimis amount). A Discount Note purchased for an amount that is greater than its adjusted issue price, but less than or equal to the sum of all amounts payable on the Note after the purchase date (other than qualified stated interest), will have 'acquisition premium' equal to such excess, which reduces the OID with respect to such Note for any taxable year by a certain fraction.

Amortizable Bond Premium

     A Note purchased for an amount greater than its stated redemption price at maturity will have 'amortizable bond premium' equal to such excess, which a U.S. Holder may elect to amortize, using a constant yield method. However, if the Note may be optionally redeemed at a price in excess of its stated redemption price at maturity, special rules would apply which could result in a deferral of the amortization of some bond premium until later in the term of the Note.

Sale, Exchange or Retirement of the Notes

     Upon the sale, exchange or retirement of a Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized and such holder's adjusted tax basis in the Note, except to the extent attributable to accrued interest. A U.S. Holder's adjusted tax basis in a Note generally will equal the cost of the Note to such holder, increased by the amounts of any market discount, OID and de minimis OID previously included in income by the holder with respect to such Note and reduced by any amortized bond premium and any principal payments received by the U.S. Holder and, in the case of a Discount Note, by the amounts of any other payments that do not constitute qualified stated interest.

Foreign Currency Notes

     The following discussion summarizes the principal United States Federal income tax consequences to a U.S. Holder of the ownership and disposition of certain Notes (other than Indexed Notes, Currency Indexed Notes and Dual Currency Notes) that are denominated in a Specified Currency other than the U.S. dollar or the payments of interest or principal on which are payable in one or more currencies or currency units other than the U.S. dollar (a 'Foreign Currency Note'). Such Foreign Currency Notes also may be subject to the rules discussed above regarding original issue discount, market discount, acquisition premium, etc. The summary generally is based upon certain Treasury regulations issued pursuant to Section 988 of the Code on March 16, 1992 (the 'Section 988 Regulations').

Payments of Interest on Foreign Currency Notes

     Cash Method. A U.S. Holder who uses the cash method of accounting for Federal income tax purposes and who receives a payment of qualified stated interest on a Foreign Currency Note will be required to include in income the U.S. dollar value of the foreign currency payment (determined at the spot rate on the date such payment is received or paid) regardless of whether the payment is in fact converted to U.S. dollars at that time, and such U.S. dollar value will be the U.S. Holder's tax basis in such foreign currency. No exchange gain or loss will be recognized with respect to the receipt of such payment.

     Accrual Method. A U.S. Holder who uses the accrual method of accounting for Federal income tax purposes, or who otherwise is required to accrue interest prior to receipt (e.g., under the OID rules), will be required to include in income the U.S. dollar value of the amount of interest income (including OID (as adjusted for acquisition premium, if any) or market discount and reduced by amortizable bond premium to the extent applicable) that has accrued and is otherwise required to be taken into account with respect to a Foreign Currency Note during an accrual period. The U.S. dollar value of such accrued income will be determined by translating such income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. A U.S. Holder may elect, however, to translate such accrued interest income using the rate of exchange on the last day of the accrual period or, with respect to an accrual period that spans two taxable years, using the rate of exchange on the last day of the taxable year. A U.S. Holder will recognize exchange gain or loss (which will be treated as ordinary income or loss) with respect to accrued interest income on the date such income is received equal to the difference, if any, between the U.S. dollar value of the foreign currency received (determined on the date payment is received) in respect of such accrual period and the U.S. dollar value of interest income that has accrued during such accrual period (as determined above).

     Rules similar to those described above apply in the case of OID, market discount and amortizable bond premium.

Sale, Exchange or Retirement of Foreign Currency Notes

     A U.S. Holder will have a tax basis in any foreign currency received on the sale, exchange or retirement of a Foreign Currency Note equal to the U.S. dollar value of such foreign currency, determined at the time of such sale, exchange or retirement. Any gain or loss realized by a U.S. Holder on a sale or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase Foreign Currency Notes) will be ordinary income or loss.

     A U.S. Holder's tax basis in, and amount realized on the sale of, a Foreign Currency Note, and the amount of any subsequent adjustment to the holder's tax basis, will be the U.S. dollar value of the foreign currency amount paid for such Foreign Currency Note, or of the foreign currency amount of the adjustment, determined on the date of such purchase or adjustment.

     Gain or loss realized upon the sale, exchange or retirement of a Foreign Currency Note will be ordinary income or loss to the extent it is attributable to fluctuations in currency exchange rates.

Backup Withholding and Information Reporting

     Under current Federal income tax law, information reporting and a 31% backup withholding tax are required with respect to certain interest and principal payments made to, and the proceeds of sales before maturity by, certain holders (other than corporations) if such persons fail to supply taxpayer identification numbers and other information. Amounts withheld under the backup withholding rules would be allowed as a refund or a credit against the U.S. Holder's Federal income tax provided that the required information is furnished to the Internal Revenue Service (the 'Service').

NON-U.S. HOLDERS

     A non-U.S. Holder will generally not be subject to United States Federal income taxes, including withholding taxes, on payments of principal, premium, if any, or interest (including OID, if any) on a Note or coupon, or any gain arising from the sale or disposition of a Note or coupon, provided that (i) any such income is not effectively connected with the conduct of a trade or business within the U.S., (ii) such non-U.S. Holder is not a person who owns (directly or by attribution) ten percent or more of the total combined voting power of all classes of stock of the Issuer thereof, (iii) with respect to any gain, such non-U.S. Holder (if an individual) is not present in the U.S. 183 days or more during the taxable year of the disposition and does not have a 'tax home' (as defined in section 911(d)(3) of the Code) in the U.S. and (iv) required certification of the non-U.S. status of the beneficial owner is provided to such Issuer or its agents.

     The 31% 'backup' withholding and information reporting requirements will generally not apply to payments by the applicable Issuer or its agents of principal, premium, if any, and interest on a Note, and to proceeds of the sale or redemption of a Note before maturity, with respect to a non-U.S. Holder that provides such Issuer or its agent with the certification of non-U.S. status.

     Non-U.S. Holders of Notes should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Any amounts withheld from a payment to a non-U.S. Holder under the backup withholding rules will be allowed as a credit against such holder's United States Federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the Service.

                              PLAN OF DISTRIBUTION

     The Notes are being offered on a continuing basis by the Issuers through the Agents, each of which has agreed to use reasonable efforts to solicit purchases of the Notes. Each Issuer also may sell Notes to the Agents, as principal. Unless otherwise indicated in the applicable Pricing Supplement, a Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a note of identical maturity. Such Notes may be resold to investors and other purchasers from time to time at market prices prevailing at the time of sale, at prices related to such prevailing prices, at a fixed price or prices, which may be changed, or at negotiated prices. The Agents may sell Notes that they have purchased as principal to other dealers and such Notes may be sold at a discount which, unless otherwise specified in the applicable Pricing Supplement, will not exceed the discount to be received by the Agents from the Issuer thereof. Each Issuer reserves the right to sell Notes directly on its own behalf, by itself or through an affiliate, in those jurisdictions where authorized to do so. Notes also may be offered through other agents, which offerings will be on substantially the same terms and conditions as those described above for offerings through the Agents. In such case, the names of the other agents and any terms of such agency which differ from those described herein will be set forth in a Pricing Supplement. The applicable Issuer will have the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes in whole or in part. Each Agent will have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes through it in whole or in part. The Issuers will pay the Agents a commission in the form of a discount ranging from 0.125% to 0.750% of the principal amount of Notes sold through them depending upon Note maturity. The commission payable by an Issuer to the Agents with respect to Notes with maturities of 30 years or more will be negotiated at the time such Issuer issues such Notes. No commission will be payable on any sales made directly by any Issuer.

     Payment of the purchase price of the Notes will be required to be made in immediately available funds in New York City on the date of settlement.

     The Agents may be deemed to be 'underwriters' within the meaning of the Securities Act of 1933, as amended (the 'Securities Act'). The Issuers have agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act, or to contribute to the payments the Agents may be required to make in respect thereof, and will reimburse the Agents for certain legal and other expenses incurred by them in connection with the offer and sale of the Notes.

     The Agents have advised the Issuers that they may make a market in the Notes as permitted by applicable laws and regulations; however, the Agents are not obligated to do so. There can be no assurance that there will be a secondary market for the Notes.

     Concurrently with the offering of Notes through the Agents as described herein, any Issuer may issue other Debt Securities pursuant to the Indenture referred to in the Prospectus.

     In the ordinary course of their respective businesses, the Agents and their affiliates have in the past provided, and may in the future provide, investment banking, commercial banking and other services to each of the Issuers and its affiliates. Chase Securities Inc. is an affiliate of The Chase Manhattan Bank and Chase Bank of Texas, N.A. which are lenders to the Company under the Company's credit facilities, and to the extent the proceeds of the offering of the Notes are used for the repayment of borrowings under the Company's credit facilities, will each receive its proportionate share of any repayment by the Company of any amounts outstanding under such facilities from the proceeds of the offering of the Notes.

                                 LEGAL OPINIONS

     The validity of the Notes offered hereby will be passed upon for the Company by Mark L. Jones, Managing Senior Counsel of the Company and for the Agents by Cravath, Swaine & Moore, New York, New York. Cravath, Swaine & Moore has from time to time acted as counsel for the Company and may do so in the future.

                  SUBJECT TO COMPLETION DATED AUGUST 25, 1998
                                 $1,000,000,000

[LOGO]                 UNION PACIFIC RESOURCES GROUP INC.
                DEBT SECURITIES, PREFERRED STOCK, COMMON STOCK,
            WARRANTS, STOCK PURCHASE CONTRACTS, STOCK PURCHASE UNITS

                          UNION PACIFIC RESOURCES INC.
                              UPR CAPITAL COMPANY
                         DEBT SECURITIES GUARANTEED BY
                       UNION PACIFIC RESOURCES GROUP INC.

                              UPRG CAPITAL TRUST I
                             UPRG CAPITAL TRUST II
                             UPRG CAPITAL TRUST III
              TRUST PREFERRED SECURITIES FULLY AND UNCONDITIONALLY
                GUARANTEED BY UNION PACIFIC RESOURCES GROUP INC.

                            ------------------------

Union Pacific Resources Group Inc., a Utah corporation (the 'Company'), may issue from time to time, together or separately, (i) unsecured senior debt securities (the 'Company Senior Debt Securities'), (ii) unsecured subordinated debt securities (the 'Company Subordinated Debt Securities' and, together with the Company Senior Debt Securities, the 'Company Debt Securities'), (iii) warrants to purchase Company Senior Debt Securities (the 'Debt Warrants'), (iv) shares of preferred stock, without par value, of the Company (the 'Preferred Stock'), (v) warrants to purchase shares of Preferred Stock (the 'Preferred Stock Warrants'), (vi) shares of common stock, without par value, of the Company (the 'Common Stock'), (vii) warrants to purchase shares of Common Stock (the 'Common Stock Warrants'), (viii) stock purchase contracts ('Stock Purchase Contracts') to purchase shares of Common Stock or Preferred Stock and (ix) stock purchase units ('Stock Purchase Units'), each representing ownership of a Stock Purchase Contract and Debt Securities (as defined), debt obligations of the United States of America or agencies or instrumentalities thereof ('US Obligations') or Trust Preferred Securities (as defined below), securing the holder's obligation to purchase shares of Common Stock or Preferred Stock under the Stock Purchase Contract, in amounts, at prices and on terms to be determined by market conditions at the time of offering. The Debt Warrants, Preferred Stock Warrants and Common Stock Warrants are referred to herein collectively as the 'Warrants', and the Company Debt Securities, Preferred Stock, Common Stock, Warrants, Stock Purchase Contracts, Stock Purchase Units, Company Guarantees and Trust Guarantees are referred to herein collectively as the 'Company Securities'.

Union Pacific Resources Inc., an Alberta corporation ('UPRI'), and UPR Capital Company, a Nova Scotia unlimited liability company ('UPR Capital Company'), may issue from time to time, together or separately (i) non-convertible unsecured senior debt securities (the 'Subsidiary Senior Debt Securities', together with the Company Senior Debt Securities, the 'Senior Debt Securities') and (ii) non-convertible unsecured subordinated debt securities (the 'Subsidiary Subordinated Debt Securities', together with the Subsidiary Senior Debt Securities, the 'Subsidiary Debt Securities'; the Subsidiary Subordinated Debt Securities, together with the Company Subordinated Debt Securities, the 'Subordinated Debt Securities'; the Subsidiary Debt Securities together with the Company Debt Securities, the 'Debt Securities'). The Subsidiary Debt Securities will be irrevocably and unconditionally guaranteed (the 'Company Guarantees') by the Company (in such capacity, the 'Guarantor'), and unless the Prospectus Supplement otherwise provides, the Company Guarantees will rank pari passu with all other unsecured and unsubordinated debt of the Company. UPRI and UPR Capital Company are collectively referred to herein as the 'Subsidiary Issuers' and, the Company, in its capacity as an issuer, and the Subsidiary Issuers are collectively referred to herein as the 'Issuers'.

                                                   (Continued on following page)

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
    PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                   REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Offered Securities will be sold directly, through agents, dealers or underwriters as designated from time to time, or through a combination of such methods. If any agents of the Company, the Subsidiary Issuers or the UPRG Trusts or any dealers or underwriters are involved in the sale of the Offered Securities in respect of which this Prospectus is being delivered, the names of such agents, dealers or underwriters and any applicable agent's commission, dealer's purchase price or underwriter's discount will be set forth in or may be calculated from the Prospectus Supplement. The net proceeds to the Company, the Subsidiary Issuers or the UPRG Trusts from such sale will be the purchase price less such commission in the case of an agent, the purchase price in the case of a dealer, or the public offering price less such discount in the case of an underwriter and less, in each case, other attributable issuance expenses. See 'Plan of Distribution'.

This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement.

              THE DATE OF THIS PROSPECTUS IS               , 1998.


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY[EL] NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PRELIMINARY PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY[EL] NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

(Continued from previous page)

     UPRG Capital Trust I, UPRG Capital Trust II and UPRG Capital Trust III (each, a 'UPRG Trust' and collectively, the 'UPRG Trusts'), each a statutory business trust formed under Delaware law, may offer, from time to time, preferred securities (the 'Trust Preferred Securities') with the payment of dividends and payments on liquidation or redemption of the Trust Preferred Securities issued by each such UPRG Trust guaranteed on a subordinated basis by the Company to the extent described herein and in an accompanying prospectus supplement (the 'Trust Guarantees'). The Company will be the owner of the trust interests represented by common securities (the 'Trust Common Securities') to be issued by each UPRG Trust. Unless indicated otherwise in a prospectus supplement, each UPRG Trust exists for the sole purpose of issuing its trust interests and investing the proceeds thereof in Company Subordinated Debt Securities. The Company Securities, Subsidiary Debt Securities and the Trust Preferred Securities are referred to herein collectively as the 'Offered Securities'.

     The Offered Securities may be issued in one or more series or issuances and will be limited to $1,000,000,000 in aggregate public offering price (or its equivalent, based on the applicable exchange rate, to the extent Debt Securities are issued for one or more foreign currencies or currency units). The Offered Securities may be sold for U.S. dollars, or any foreign currency or currencies or currency units, and the principal of, any premium on, and any interest on, the Debt Securities may be payable in U.S. dollars, or any foreign currency or currencies or currency units.

     The Offered Securities may be offered separately or as units with other Offered Securities, in separate series in amounts, at prices and on terms to be determined at or prior to the time of sale. The sale of other securities under the Registration Statement of which this Prospectus forms a part or under a Registration Statement to which this Prospectus relates will reduce the amount of Offered Securities which may be sold hereunder.

     The specific terms of the Offered Securities in respect of which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement (the 'Prospectus Supplement'), including, without limitation, where applicable, (i) in the case of Debt Securities, the identity of the Issuer of and the specific designation, aggregate principal amount, authorized denomination, initial offering price, maturity (which may be fixed or extendible), premium (if any), interest rate (which may be fixed or floating), time of and method of calculating the payment of interest, if any, the currency in which principal, premium, if any, and interest, if any, are payable, any redemption or sinking fund terms, any conversion or exchange provisions and other specific terms; (ii) in the case of Preferred Stock or Trust Preferred Securities, the designation, number of shares, liquidation preference per share, initial public offering price, dividend rate (or method of calculation thereof), dates on which dividends shall be payable and dates from which dividends shall accrue, any redemption or sinking fund provisions, any conversion or exchange provisions and other specific terms; (iii) in the case of Common Stock, the number of shares and the terms of the offering and sale thereof; (iv) in the case of Warrants, the number and terms thereof, the designation, description and the number of securities issuable upon exercise, the exercise price, the terms of the offering and sale thereof and where applicable, the duration and detachability thereof; (v) in the case of Stock Purchase Contracts, the designation and number of shares of Common Stock or Preferred Stock issuable thereunder, the purchase price of the Common Stock or Preferred Stock, the date or dates on which the Common Stock or Preferred Stock is required to be purchased by the holders of the Stock Purchase Contracts, any periodic payments required to be made by the Company to the holders of the Stock Purchase Contracts or vice versa, and the terms of the offering and sale thereof; (vi) in the case of Stock Purchase Units, the specific terms of the Stock Purchase Contracts and any Debt Securities, U.S. Obligations or Trust Preferred Securities securing the holder's obligation to purchase the Common Stock or Preferred Stock under the Stock Purchase Contracts, and the terms of the offering and sale thereof; and (vii) in the case of all Offered Securities, whether such Offered Securities will be offered separately or as a unit with other Offered Securities. The Prospectus Supplement will also contain information, where applicable, about certain United States Federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities covered by the Prospectus Supplement.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the 'Commission') relating to its business, financial position, results of operations and other matters. Such reports and other information can be inspected and copied at the Public Reference Section maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at certain of its Regional Offices, located at Northwest Atrium Center (Suite 1400), 500 West Madison Street, Chicago, Illinois 60661, and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at prescribed rates. Such material can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Such material may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov).

     The Company, on behalf of the Subsidiary Issuers, and each Subsidiary Issuer intend to make application to the Commission for an order of the Commission exempting each Subsidiary Issuer from the reporting requirements of the Exchange Act. If such order is granted, or the Commission otherwise grants relief to the Subsidiary Issuers from such reporting requirements, neither of the Subsidiary Issuers will be subject to the reporting requirements of the Exchange Act.

     No separate financial statements of the Subsidiary Issuers have been included or incorporated by reference herein. Neither Subsidiary Issuer nor the Company considers such financial statements material to holders of Subsidiary Debt Securities because (i) all of the voting securities of each Subsidiary Issuer will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, and (ii) the obligations of each Subsidiary Issuer under the Subsidiary Debt Securities are fully and unconditionally guaranteed by the Company to the extent set forth herein. See 'Union Pacific Resources Inc.', 'UPR Capital Company' and 'Description of Debt Securities and Company Guarantees--Company Guarantees'.

     No separate financial statements of the UPRG Trusts have been included or incorporated by reference herein. Neither the UPRG Trusts nor the Company considers such financial statements material to holders of Trust Preferred Securities because (i) all of the voting securities of each UPRG Trust will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) no UPRG Trust has independent operations but rather each exists for the purpose of issuing securities representing undivided beneficial interests in the assets of such UPRG Trust and investing the proceeds thereof in Company Subordinated Debt Securities, and (iii) the obligations of the UPRG Trusts under the Trust Preferred Securities are fully and unconditionally guaranteed on a subordinated basis by the Company to the extent set forth herein. See 'The UPRG Trusts' and 'Description of Trust Preferred Securities and Trust Guarantees--Trust Guarantees.'

     The Company, the Subsidiary Issuers and the UPRG Trusts have filed with the Commission a joint registration statement (the 'Registration Statement') under the Securities Act of 1933, as amended (the 'Securities Act'), with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company, the Subsidiary Issuers, the UPRG Trusts and the securities offered hereby.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company hereby incorporates by reference herein its Annual Report on Form 10-K for the year ended December 31, 1997, its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1998 and June 30, 1998, its Current Reports on Form 8-K dated January 27, 1998, March 17, 1998, March 27, 1998, May 6, 1998, May 26, 1998 and its Current Report on Form 8-K/A dated May 6, 1998 (the 'Norcen 8-K'), all of which have been previously filed with the Commission under File No. 1-13916, and the description of capital stock of the Company that is contained in the Registration Statement filed under the Exchange Act under File No. 1-13916, including all amendments or reports filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and before the termination of the offering of the Offered Securities offered hereby shall be deemed incorporated herein by reference, and such documents shall be deemed to be a part hereof from the date of filing such documents. Any statement contained herein, in a document incorporated or deemed to be incorporated by reference herein, or in the accompanying Prospectus Supplement, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in the accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the above documents incorporated or deemed to be incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Written or oral requests should be directed to:
Union Pacific Resources Group Inc., 801 Cherry Street, Fort Worth, Texas 76102,
Attention: Secretary (Telephone 817-877-6000).

                                  THE COMPANY

     The Company is engaged primarily in the exploration for and the development and production of natural gas, natural gas liquids and crude oil in several major producing basins in the United States, Canada, Guatemala and Venezuela. The Company emphasizes natural gas in its exploration and production activities and also owns and operates significant assets, in proximity to its principal producing properties, dedicated to 'gas value chain' activities, which consist of the gathering, processing, transportation and marketing of natural gas and natural gas liquids. In addition, the Company engages in the hard minerals business through a non-operated joint venture and royalty interests in several coal and trona (natural soda ash) mines located on lands within and adjacent to its Land Grant (as defined) holdings in Wyoming. The 'Land Grant' consists of land granted by the Federal government to a predecessor and former affiliate of UPR in the mid-1800's which passes through the states of Colorado and Wyoming and into Utah. UPR has fee ownership of the mineral rights under approximately
7.9 million acres in the Land Grant.

     The Company's oil and gas activities are concentrated in five core geographic areas in the United States and four core geographic areas for international operations. The core areas in the United States are: (1) the Austin Chalk trend in Texas and Louisiana, unchanged from the previous structure, (2) the East/West Texas business unit representing the combination of the former East Texas and West Texas business units, (3) the Western Region business unit consisting of the Land Grant area in Colorado, Wyoming and Utah, as well as additional properties in Kansas, (4) the Gulf Coast Onshore business unit covering the onshore coastal plain of Texas and Louisiana and (5) the Offshore business unit, which manages the Company's Gulf of Mexico operations. International core geographic areas are (1) Canada, (2) Guatemala, (3) Venezuela and (4) other international. In each of these core areas, the focus of the Company is on the exploration for and development of natural gas and crude oil resources, and on efforts to increase margins through reductions in drilling and operating costs and effective and efficient sales and distribution networks.

     The address of the Company is: Union Pacific Resources Group Inc., 801 Cherry Street, Fort Worth, Texas 76102. Telephone: (817) 877-6000.

RATIO OF EARNINGS TO FIXED CHARGES

                                                                                                            SIX MONTHS
                                                                          YEAR ENDED DECEMBER 31,             ENDED
                                                                    ------------------------------------     JUNE 30,
                                                                    1993    1994    1995    1996    1997       1998
                                                                    ----    ----    ----    ----    ----    ----------
Ratio of earnings to fixed charges...............................   41.7    44.4    17.7    9.1     8.1        0.9(a)

------------------
(a) Due to lower earnings, primarily caused by lower hydrocarbon prices and higher fixed charges resulting from higher interest expense, for the six months ended June 30, 1998, earnings are insufficient by $10.2 million to cover fixed charges of the Company.

     The ratio of earnings to fixed charges has been computed on a total enterprise basis. Earnings represent income before the cumulative effect of accounting changes less equity in undistributed earnings of unconsolidated affiliates, plus income taxes and fixed charges. Fixed charges represent interest, amortization of debt discount and expense, and the estimated interest portion of rental charges.

                          UNION PACIFIC RESOURCES INC.

     UPRI is an indirect wholly owned subsidiary of the Company. The Canadian assets of the Company are held by UPRI. On January 25, 1998, the Company and UPRI entered into a pre-acquisition agreement ('Pre-acquisition Agreement') with Norcen Energy Resources Limited ('Norcen'). Under the Pre-acquisition Agreement, the Company agreed to cause UPRI to make and UPRI agreed to make an offer to purchase (the 'tender offer') all of the outstanding common shares of Norcen, subject to certain conditions. On March 2, 1998, the Company announced the closing of the tender offer. In total, 95.5 percent of the outstanding common shares of Norcen were tendered at a purchase price of US$13.65 per share. On March 5, 1998, UPRI completed the compulsory acquisition of the remaining common shares outstanding which were not tendered. On April 17, 1998 the amalgamation of UPRI and Norcen was completed with UPRI taking over Norcen's holdings.

     UPRI manages the Company's oil and gas activities in western Canada. With the acquisition of Norcen the primary areas of activity are the Hatton area in western Saskatchewan and Two Hills area in eastern Alberta, the Rendy and Cabon areas in western Alberta and the Gedney area of northeastern British Columbia. UPRI is also developing light oil production in the Tager and Peace River area and heavy oil in the Linber and Provolt areas. The principal place of business of UPRI is 400, 425-1st Street, Calgary, Alberta, Canada T2P 4V4. Telephone:
(403) 231-0111.

                              UPR CAPITAL COMPANY

     UPR Capital Company is a Nova Scotia unlimited liability company incorporated on March 23, 1998. UPR Capital Company is intended to be used primarily to finance UPRI's Canadian business operations. The principal place of business of UPR Capital Company is 400, 425-1st Street, Calgary, Alberta, Canada T2P 4V4. Telephone: (403) 231-0111.

     Under the Companies Act (Nova Scotia), in the event of the winding up or bankruptcy of UPR Capital Company, Union Pacific Resources Company, a Delaware corporation and indirect wholly owned subsidiary of the Company ('UPRC'), as sole owner of all of the outstanding equity of UPR Capital Company, is liable, subject to certain limited exceptions, to pay those debts and liabilities of UPR Capital Company that were not specifically contracted on the basis that the creditor would look only to the assets of UPR Capital Company. UPRC holds substantially all of the assets of the Company's business.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

     Some of the directors and executive officers of UPRI and UPR Capital Company (and certain of the experts named herein) are citizens or residents of jurisdictions other than the United States. All or a substantial portion of the assets of such directors, executive officers and experts residing outside of the United States and all of the assets of UPRI and UPR Capital Company are or may be located outside the United States. As a result, it may not be possible to effect service of process on such directors, executive officers or experts or UPRI and UPR Capital

Company in the United States or to enforce, collect or realize, in United States courts, upon judgments that may be obtained against such persons in United States courts and predicated upon civil liability under United States securities laws. The Company, UPRI and UPR Capital Company have been advised by Bennett Jones Verchere, special Canadian counsel to the Company, UPRI and UPR Capital Company that there is doubt as to the enforceability in Canada, in original actions or actions for the enforcement of judgments of United States courts, of civil liabilities predicated solely on United States Federal securities laws. The indenture pursuant to which the Debt Securities will be issued will provide that UPRI and UPR Capital Company will appoint the Company as its agent for service of process in any suit, action or proceeding with respect to such indenture brought under Federal or state securities laws in any Federal or state court located in The City of New York, and will submit to such jurisdiction.

                                THE UPRG TRUSTS

     Each of UPRG Capital Trust I, UPRG Capital Trust II and UPRG Capital Trust III is a statutory business trust formed under Delaware law pursuant to (i) a separate Declaration of Trust (a 'Declaration') executed by the Company, as sponsor for such UPRG Trust, and the Trustees (as defined herein) of such trust and (ii) the filing of a certificate of trust with the Delaware Secretary of State. Unless an accompanying Prospectus Supplement provides otherwise, each UPRG Trust exists for the sole purposes of (i) issuing the Trust Preferred Securities, (ii) investing the gross proceeds of the sale of the Trust Preferred Securities in a specific series of Company Subordinated Debt Securities and
(iii) engaging in only those other activities necessary or incidental thereto. All of the Trust Common Securities will be owned by the Company. The Trust Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Trust Preferred Securities, except that upon the occurrence and continuance of an event of default under the applicable Declaration, the rights of the holders of the applicable Trust Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the applicable Trust Preferred Securities. The Company will acquire Trust Common Securities having an aggregate liquidation amount equal to a minimum of 1% of the total capital of each UPRG Trust. Each UPRG Trust will have a term of at least 20 but not more than 50 years, but may terminate earlier as provided in the applicable Declaration. Each UPRG Trust's business and affairs will be conducted by the Trustees. The holder of the Trust Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Trustees of each UPRG Trust. The duties and obligations of the Trustees shall be governed by the Declaration of such UPRG Trust. At least one of the Trustees of each UPRG Trust will be a person who is an employee or officer of or who is affiliated with the Company (a 'Regular Trustee'). One Trustee of UPRG Trust will be a financial institution that is not affiliated with the Company, which shall act as property trustee and as indenture trustee for the purposes of the Trust Indenture Act of 1939, as amended (the 'Trust Indenture Act'), pursuant to the terms set forth in a Prospectus Supplement (the 'Property Trustee'). In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one Trustee of each UPRG Trust will be a legal entity having a principal place of business in, or an individual resident of, the State of Delaware (the 'Delaware Trustee'). The Company will pay all fees and expenses related to each UPRG Trust and the offering of the Trust Preferred Securities. Unless otherwise set forth in the Prospectus Supplement, the Property Trustee will be Chase Bank of Texas, N.A. ('CBT'), and the Delaware Trustee will be The Chase Manhattan Bank, Delaware. The office of the Delaware Trustee in the State of Delaware is 1201 Market Street, Wilmington, Delaware 19801. The principal place of business of each UPRG Trust is c/o Union Pacific Resources Group Inc., 801 Cherry Street, Fort Worth, Texas 76102. Telephone: (817) 877-6000.

                                USE OF PROCEEDS

     Unless otherwise specified in the Prospectus Supplement, the net proceeds from the sale of the Company Securities and the Subsidiary Debt Securities offered hereby will be used for general corporate purposes, including repayment of borrowings, working capital, capital expenditures, stock repurchase programs and acquisitions. Unless otherwise specified in the Prospectus Supplement, each UPRG Trust will use all proceeds received from the sale of Trust Preferred Securities to purchase Company Subordinated Debt Securities. Additional information on the use of net proceeds from the sale of the Offered Securities offered hereby may be set forth in the Prospectus Supplement relating to such Offered Securities.

             DESCRIPTION OF DEBT SECURITIES AND COMPANY GUARANTEES

     The following description of the terms of the Debt Securities and the Company Guarantees summarizes certain general terms and provisions of the Debt Securities and the Company Guarantees to which any Prospectus Supplement may relate. The particular terms of the Senior Debt Securities, the Subordinated Debt Securities, the Company Guarantees, any Company Subordinated Debt Securities issued in connection with Trust Preferred Securities, and the extent, if any, to which such general provisions may apply to any series of Debt Securities and Company Guarantees will be described in the Prospectus Supplement relating to such series and Company Guarantees.

     Senior Debt Securities and Company Guarantees may be issued, from time to time, in one or more series under an Indenture (the 'Senior Indenture'), among the Company, the Subsidiary Issuers and The Bank of New York ('BONY'), as trustee, or such other trustee as shall be named in a Prospectus Supplement (the 'Senior Trustee'). Subordinated Debt Securities and Company Guarantees may be issued, from time to time, in one or more series under an indenture (the 'Subordinated Indenture') among the Company, the Subsidiary Issuers and a trustee to be identified in the related Prospectus Supplement (the 'Subordinated Trustee'). The Senior Indenture and the Subordinated Indenture are sometimes referred to collectively as the 'Indentures,' and the Senior Trustee and the Subordinated Trustee are sometimes referred to collectively as the 'Debt Trustees.' The Indentures will be filed with the Commission and incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part. The following statements are subject to the detailed provisions of the Indentures. Wherever any particular provisions of the Indentures or terms defined therein are referred to, such provisions and terms are incorporated by reference as a part of the statements made herein and such statements are qualified in their entirety by such references, including the definitions therein of certain terms. References to particular sections of the Indentures are noted below. Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Indentures.

GENERAL

     The Company will irrevocably and unconditionally guarantee payments of principal of, premium, if any, and interest, if any, with respect to Subsidiary Debt Securities.

     The Company Senior Debt Securities and Company Guarantees will be unsecured obligations of the Company and will rank equally and ratably with other unsecured and unsubordinated debt of the Company, unless the Company shall be required to secure the Company Senior Debt Securities as described below under 'Covenants--Limitation on Liens and Sale Leaseback Transactions.' The Subsidiary Senior Debt Securities issued will be unsecured obligations of such Subsidiary Issuer, and will rank pari passu with all other unsecured and unsubordinated debt of such Subsidiary Issuer. Under the Companies Act (Nova Scotia), in the event of the winding up or bankruptcy of UPR Capital Company, UPRC, as sole owner of all of the outstanding equity of UPR Capital Company, is liable, subject to certain limited exceptions, to pay those debts and liabilities UPR Capital Company that were not specifically contracted on the basis that the creditor would look only to the assets of UPR Capital Company. UPRC holds substantially all of the assets of the Company's business. The Senior Indenture does not limit the amount of Senior Debt Securities that can be issued thereunder. (Section 301) Senior Debt Securities will be issued from time to time and offered on terms determined by market conditions at the time of sale.

     The obligations of any Issuer pursuant to any Subordinated Debt Securities will be subordinate in right of payment to all Senior Indebtedness of such Issuer, and will be described in an accompanying Prospectus Supplement. The Subordinated Indenture will not contain any limitation on the amount of Senior Indebtedness which may be hereafter incurred by any Issuer.

     The Debt Securities may be issued in one or more series with the same or various maturities, at par, at a premium or at a discount. Any Debt Securities bearing no interest or interest at a rate which at the time of issuance is below market rates will be sold at a discount (which may be substantial) from their stated principal amount. Federal income tax consequences and other special considerations applicable to any such substantially discounted Debt Securities will be described in the Prospectus Supplement relating thereto.

     Reference is made to the Prospectus Supplement for the Issuer of and the following terms of the Debt Securities offered hereby: (i) the designation, aggregate principal amount and authorized denominations of such Debt Securities;
(ii) the percentage of their principal amount at which such Debt Securities will be issued; (iii) the date or dates on which the Debt Securities will mature (which may be fixed or extendible); (iv) the rate or rates (which may be fixed or floating) per annum at which the Debt Securities will bear interest, if any, or the method of determining such rate or rates; (v) the date or dates on which any such interest will be payable, the date or dates on which payment of any such interest will commence and the Regular Record Dates for such Interest Payment Dates; (vi) the terms of any mandatory or optional redemption (including any provisions for any sinking, purchase or other analogous fund) or repayment option; (vii) the currency, currencies or currency units for which the Debt Securities may be purchased and the currency, currencies or currency units in which the principal thereof, any premium thereon and any interest thereon may be payable; (viii) if the currency, currencies or currency units for which the Debt Securities may be purchased or in which the principal thereof, any premium thereon and any interest thereon may be payable is at the election of the Issuer thereof or the purchaser, the manner in which such election may be made; (ix) if the amount of payments on the Debt Securities is determined with reference to an index based on one or more currencies or currency units, changes in the price of one or more securities or changes in the price of one or more commodities, the manner in which such amounts may be determined; (x) the extent to which any of the Debt Securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent Global Security will be paid; (xi) the terms and conditions upon which the Debt Securities may be convertible into or exchanged for Common Stock of the Company, Preferred Stock of the Company, or indebtedness or other securities of any kind of the Company; (xii) information with respect to book-entry procedures, if any;
(xiii) a discussion of certain Federal income tax, accounting and other special considerations, procedures and limitations with respect to the Debt Securities;
(xiv) Debt Securities issued by a Subsidiary Issuer will be entitled to the benefits of the Company Guarantees afforded by the Indenture, or any other form of Guarantee to be endorsed on the Debt Securities; and (xv) any other specific terms of the Debt Securities not inconsistent with the Indenture. In addition, the applicable Prospectus Supplement will describe the following terms of the series of Subordinated Debt Securities offered hereby in respect of which this Prospectus is being delivered: (a) the rights, if any, to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period, and the duration of such extensions, and (b) the subordination terms of the Subordinated Debt Securities of such series.

     If any of the Debt Securities are sold for one or more foreign currencies or foreign currency units or if the principal of, premium, if any, or any interest on any series of Debt Securities is payable in one or more foreign currencies or foreign currency units, the restrictions, elections, Federal income tax consequences, specific terms and other information with respect to such issue of Debt Securities and such currencies or currency units will be set forth in the Prospectus Supplement relating thereto.

     Unless otherwise specified in the Prospectus Supplement, the principal of, any premium on, and any interest on the Debt Securities will be payable, and the Debt Securities will be transferable, at the Corporate Trust Office of the applicable Debt Trustee in New York, New York, provided that payment of interest, if any, may be made at the option of the applicable Issuer by check mailed on or before the payment date, first class mail, to the address of the person entitled thereto as it appears on the registry books of such Issuer or its agent.

     Unless otherwise specified in the Prospectus Supplement, the Senior Debt Securities will be issued only in fully registered form and in denominations of $1,000 and any integral multiple thereof (Sections 301 and 302) and Subordinated Debt Securities issued in connection with the Trust Preferred Securities will be issued in denominations of $25 or integral multiples thereof. No service charge will be made for any transfer or exchange of any Debt Securities, but the Issuer thereof may, except in certain specified cases not involving any transfer, require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305)

COMPANY GUARANTEES

     The Company will irrevocably and unconditionally guarantee to each Holder of Subsidiary Debt Securities the due and punctual payment of the principal of, and any premium and interest on, such Subsidiary Debt Securities, when and as the same shall become due and payable, whether at maturity, upon acceleration or otherwise. The Company has (a) agreed that its obligations under the Company Guarantees upon the occurrence and continuance of an Event of Default will be as if it were principal obligor and not merely surety, and will be enforceable irrespective of any invalidity, irregularity or unenforceability of any series of the Debt Securities or the Indenture and (b) waived its right to require the Trustee or the Holders of Subsidiary Debt Securities to pursue or exhaust their legal or equitable remedies against the applicable Subsidiary Issuer prior to exercising their rights under the Company Guarantees.

GLOBAL SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary (the 'Depositary') identified in the Prospectus Supplement relating to such series. Global Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee of such Depositary to a successor Depositary or any nominee of such successor.

     The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the Prospectus Supplement relating to such series. Each Issuer anticipates that the following provisions will generally apply to depositary arrangements.

     Upon the issuance of a Global Security, the Depositary for such Global Security or its nominee will credit, on its book entry registration and transfer system, the respective principal amounts of the individual Debt Securities represented by such Global Security to the accounts of persons that have accounts with such Depositary. Such accounts shall be designated by the dealers, underwriters or agents with respect to such Debt Securities or by the applicable Issuer if such Debt Securities are offered and sold directly by an Issuer. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the applicable Depositary ('participants') or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

     So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the applicable Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the applicable Indenture governing such Debt Securities.

     Payments of principal of, any premium on, and any interest on, individual Debt Securities represented by a Global Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such Debt Securities. Neither the applicable Issuer, the Guarantor, the applicable Debt Trustee for such Debt Securities, any Paying Agent, nor the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Each Issuer expects that the Depositary for a series of Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Security representing any of such Debt Securities, immediately will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security for such Debt Securities as shown on the records of such Depositary or its nominee. Each Issuer also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in 'street name'. Such payments will be the responsibility of such participants.

     If the Depositary for a series of Debt Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the applicable Issuer within 90 days, such Issuer will issue individual Debt Securities of such series in exchange for the Global Security representing such series of Debt Securities. In addition, an Issuer may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities, determine not to have any Debt Securities of a series represented by one or more Global Securities and, in such event, will issue individual Debt Securities of such series in exchange for the Global Security or Securities representing such series of Debt Securities. Further, if such Issuer so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Global Security representing Debt Securities of such series may, on terms acceptable to such Issuer, the applicable Debt Trustee and the Depositary for such Global Security, receive individual Debt Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name. Individual Debt Securities of such series so issued will be issued in denominations, unless otherwise specified by the Issuer thereof, of $1,000 and integral multiples thereof, in the case of Senior Debt Securities, and $25 and integral multiples thereof, in the case of Subordinated Debt Securities.

CERTAIN DEFINITIONS

     Certain terms defined in Section 101 of the Indentures are summarized below.

     'Debt' means indebtedness for money borrowed.

     'Domestic Subsidiary' means a Subsidiary incorporated or conducting its principal operations within the United States or any State thereof or off the coast of the United States within an area over which the United States or any State thereof has jurisdiction.

     'Funded Debt' of any person means all indebtedness for borrowed money created, incurred, assumed or guaranteed in any manner by such person, and all indebtedness, contingent or otherwise, incurred or assumed by such person in connection with the acquisition of any business, property or asset, which in each case matures more than one year after, or which by its terms is renewable or extendible or payable out of the proceeds of similar indebtedness incurred pursuant to the terms of any revolving credit agreement or any similar agreement at the option of such person for a period ending more than one year after the date as of which Funded Debt is being determined; provided, however, that Funded Debt shall not include (i) any indebtedness for the payment, redemption or satisfaction of which money (or evidences of indebtedness, if permitted under the instrument creating or evidencing such indebtedness) in the necessary amount shall have been irrevocably deposited in trust with a trustee or proper depository either on or before the maturity or redemption date thereof or (ii) any indebtedness of such person to any of its Subsidiaries or of any Subsidiary to such person or any other Subsidiary or (iii) any indebtedness incurred in connection with the financing of operating, construction or acquisition projects, provided that the recourse for such indebtedness is limited to the assets of such projects.

     'Mortgage' means any mortgage, pledge, lien, encumbrance, charge or security interest of any kind.

     'Principal Property' means (i) any property owned or leased by the Company or any Subsidiary, or any interest of the Company or any Subsidiary in property, located within the United States of America or any State thereof (including property located off the coast of the United States of America held pursuant to lease from any Federal, State or other governmental body) which is considered by the Company to be capable of producing oil or gas or minerals in commercial quantities and (ii) any refinery, smelter or processing or manufacturing plant owned or leased by the Company or any Subsidiary and located within the United States of America or any State thereof, except (a) facilities related thereto employed in transportation, distribution or marketing or (b) any refinery, smelter or processing or manufacturing plant, or portion thereof, which the Board of Directors declares is not material to the business of the Company and its subsidiaries taken as a whole.

     'Restricted Subsidiary' means any Subsidiary which owns or leases (as lessor or lessee) a Principal Property, but does not include any Subsidiary the principal business of which is leasing machinery, equipment, vehicles or other properties none of which is a Principal Property, or financing accounts receivable, or engaging in ownership and development of any real property which is not a Principal Property.

     'Subsidiary', when used with respect to the Company, means any corporation of which a majority of the outstanding voting stock is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or both.

COVENANTS

     The Senior Indenture contains the covenants summarized below, which will be applicable (unless waived or amended) so long as any of the Senior Debt Securities are outstanding, unless stated otherwise in the Prospectus Supplement.

     Limitation on Liens and Sale Leaseback Transactions. (a) The Company will not, nor will it permit any Subsidiary to, create, assume, incur or suffer to exist any Mortgage upon any stock or indebtedness of any Domestic Subsidiary, whether owned on the date of the Senior Indenture or thereafter acquired, to secure any Debt of the Company or any other person (other than the Senior Debt Securities), without in any such case making effective provision whereby all the outstanding Senior Debt Securities shall be directly secured equally and ratably with such Debt. There will be excluded from this restriction any Mortgage upon stock or indebtedness of a corporation existing at the time such corporation becomes a Domestic Subsidiary or at the time stock or indebtedness of a Domestic Subsidiary is acquired and any extension, renewal or replacement of any such Mortgage.

     (b) The Company will not, nor will it permit any Restricted Subsidiary to, create, assume, incur or suffer to exist any Mortgage upon any Principal Property, whether owned or leased on the date of the Senior Indenture, or thereafter acquired, to secure any Debt of the Company or any other person (other than the Senior Debt Securities), without in any such case making effective provision whereby all the outstanding Senior Debt Securities shall be directly secured equally and ratably with such Debt. (Section 1006)

     There will be excluded from the restriction referred to in the next preceding paragraph the following Mortgages (the Mortgages set forth in the following clauses (i) through (vi) the 'Permitted Mortgages') (i) any Mortgage upon property owned or leased by a corporation existing at the time such corporation becomes a Restricted Subsidiary, (ii) any Mortgage upon property existing at the time of the acquisition thereof or to secure payment of any part of the purchase price thereof or any Debt incurred to finance the purchase thereof, (iii) any Mortgage upon property to secure any part of the cost of exploration, drilling, development, construction, alteration, repair or improvement of such property, or Debt incurred to finance such cost, (iv) any Mortgage securing Debt of a Restricted Subsidiary owing to the Company or to another Restricted Subsidiary, (v) any Mortgage existing on the date of the Senior Indenture, and (vi) any extension, renewal or replacement, in whole or in part, of any Mortgage referred to in the foregoing clauses (i) through (v); provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement; and provided, further, that such Mortgage shall be limited to all or such part of the property which secured the Mortgage so extended, renewed or replaced.

     Notwithstanding the foregoing, the Company may, and may permit any Restricted Subsidiary to, create, assume, incur or suffer to exist any Mortgage upon any Principal Property without equally and ratably securing the Senior Debt Securities if the aggregate amount of all Debt then outstanding secured by such Mortgage and all similar Mortgages does not exceed 10% of the total consolidated stockholders' equity (including preferred stock) of the Company as shown on the audited consolidated balance sheet contained in the latest annual report to stockholders of the Company; provided that Debt secured by Permitted Mortgages shall not be included in the amount of such secured Debt.

     For the purpose of the restriction referred to in the third preceding paragraph, no Mortgage to secure any Debt will be deemed created by (i) the sale or other transfer of (A) any oil or gas or minerals in place for a period of time until, or in an amount such that, the purchaser will realize therefrom a specified amount of money (however determined) or a specified amount of such oil or gas or minerals, or (B) any other interest commonly referred to as a 'production payment', and (ii) any Mortgage in favor of the United States (or any State thereof), or any other country, or any political subdivision of any of the foregoing, to secure partial, progress, advance or other payments pursuant to any contract or statute, or any Mortgage upon property intended to be used primarily for the purpose of or in connection with air or water pollution control. (Section 1006)

     (c) The Company will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement with any person providing for the leasing by the Company or a Restricted Subsidiary as lessee of any Principal Property (except for temporary leases for a term, including renewals, of not more than five years), which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such person (herein referred to as a 'Sale-Leaseback Transaction'), unless (i) such Sale-Leaseback Transaction occurs within 120 days from the date of acquisition of such Principal Property or the date of the completion of construction or commencement of full operations on such Principal Property, whichever is later, or (ii) the Company, within 120 days after such Sale-Leaseback Transaction, applies or causes to be applied to the retirement of Funded Debt of the Company or any Subsidiary (other than Funded Debt of the Company which by its terms or the terms of the instrument pursuant to which it was issued is subordinate in right of payment to the Senior Debt Securities) an amount not less than the net proceeds of the sale of such Principal Property. (Section 1006)

     Notwithstanding the foregoing provisions of this paragraph (c), the Company may, and may permit any Restricted Subsidiary to, effect any Sale-Leaseback Transaction involving any Principal Property, provided that the net sale proceeds from such Sale-Leaseback Transaction, together with all Debt secured by Mortgages other than Permitted Mortgages, does not exceed 10% of the total consolidated stockholders' equity of the Company as shown on the audited consolidated balance sheet contained in the latest annual report to stockholders of the Company.

     Limitation on Transfers of Principal Properties to Unrestricted Subsidiaries. The Company will not, nor will it permit any Restricted Subsidiary to, sell, transfer or otherwise dispose of any Principal Property to any Subsidiary which is not a Restricted Subsidiary other than for cash or other consideration which, in the opinion of the Company's Board of Directors, constitutes fair value for such Principal Property. (Section 1007)

CONSOLIDATION, MERGER, SALE OR CONVEYANCE OF THE COMPANY

     Each Indenture provides that the Company may not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any person, unless (i) the successor corporation shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia, and shall expressly assume by a supplemental indenture the due and punctual payment of the principal of, any premium on, and any interest on, all the outstanding Debt Securities and the performance of every covenant in the applicable Indenture on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and (iii) the Company shall have delivered to the applicable Debt Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with the foregoing provisions relating to such transaction. (Section 801) In case of any such consolidation, merger, conveyance or transfer, such successor corporation will succeed to and be substituted for the Company as obligor on the Debt Securities, with the same effect as if it had been named in the applicable Indenture as the Company. (Section 803) Other than the restrictions on Mortgages described above, the Indentures and the Debt Securities do not contain any covenants or other provisions designed to protect holders of Debt Securities in the event of a highly leveraged transaction involving the Company or any Subsidiary.

CONSOLIDATION, MERGER, SALE OR CONVEYANCE OF THE SUBSIDIARY ISSUERS

     Each Indenture provides that so long as any Subsidiary Debt Securities of any Subsidiary Issuer are outstanding, such Subsidiary Issuer may not consolidate or amalgamate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any person, unless (i) the successor corporation shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia or of Canada or any province or territory thereof, and shall expressly assume by a supplemental indenture the due and punctual payment of the principal of, any premium on, and any interest on, all the outstanding Subsidiary Debt Securities and the performance of every covenant in the applicable Indenture on the part of such Subsidiary Issuer to be performed or observed; (ii) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and
(iii) such Subsidiary Issuer shall have delivered to the applicable Debt Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger, conveyance or transfer and such supplemental indenture comply with the foregoing provisions relating to such transaction. (Section 802) In case of any such consolidation, amalgamation, merger, conveyance or transfer, such successor corporation will succeed to and be substituted for such Subsidiary Issuer as obligor on the Subsidiary Debt Securities, with the same effect as if it had been named in the applicable Indenture as such Subsidiary Issuer. (Section 803)

EVENTS OF DEFAULT; WAIVER AND NOTICE THEREOF; DEBT SECURITIES IN FOREIGN CURRENCIES

     As to any series of Debt Securities, an Event of Default is defined in each Indenture as (a) default for 30 days in payment of any interest on the Debt Securities of such series; (b) default in payment of principal of or any premium on the Debt Securities of such series at maturity; (c) default in payment of any sinking or purchase fund or analogous obligation, if any, on the Debt Securities of such series; (d) default by the Company in the performance of any other covenant or warranty contained in the applicable Indenture for the benefit of such series which shall not have been remedied for a period of 90 days after notice is given as specified in the applicable Indenture; and (e) certain events of bankruptcy, insolvency and reorganization of the Company. (Section 501)

     A default under other indebtedness of the Company will not be a default under the Indentures and a default under one series of Debt Securities will not necessarily be a default under another series.

     Each Indenture provides that (i) if an Event of Default described in clause
(a), (b), (c) or (d) above (if the Event of Default under clause (d) is with respect to less than all series of Debt Securities then outstanding) shall have occurred and be continuing with respect to any series, either the applicable Debt Trustee or the holders of not less than 25% in aggregate principal amount of the Debt Securities of such series then outstanding (each such series acting as a separate class) may declare the principal (or, in the case of Original Issue Discount Securities, the portion thereof specified in the terms thereof) of all outstanding Debt Securities of such series and the interest accrued thereon, if any, to be due and payable immediately and (ii) if an Event of Default described in clause (d) or (e) above (if the Event of Default under clause (d) is with respect to all series of Debt Securities then outstanding) shall have occurred and be continuing, either the applicable Debt Trustee or the holders of at least 25% in aggregate principal amount of all Debt Securities then outstanding (treated as one class) may declare the principal (or, in the case of Original Issue Discount Securities, the portion thereof specified in the terms thereof) of all Debt Securities then outstanding and the interest accrued thereon, if any, to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults (except for defaults in the payment of principal of, any premium on, or any interest on, such Debt Securities and in compliance with certain covenants) may be waived by the holders of a majority in aggregate principal amount of the Debt Securities of such series then outstanding. (Sections 502 and 513)

     Under each Indenture the applicable Debt Trustee must give to the holders of each series of Debt Securities notice of all uncured defaults known to it with respect to such series within 90 days after such a default occurs (the term 'default' to include the events specified above without notice or grace periods); provided that, except in the case of default in the payment of principal of, any premium on, or any interest on, any of the Debt Securities, or default in the payment of any sinking or purchase fund installment or analogous obligations, the applicable Debt Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the Debt Securities of such series. (Section
602)

     No holder of any Debt Securities of any series may institute any action under either Indenture unless (a) such holder shall have given the Debt Trustee thereunder written notice of a continuing Event of Default with respect to such series, (b) the holders of not less than 25% in aggregate principal amount of the Debt Securities of such series then outstanding shall have requested the Debt Trustee thereunder to institute proceedings in respect of such Event of Default, (c) such holder or holders shall have offered the Debt Trustee thereunder such reasonable indemnity as such Debt Trustee may require, (d) the Debt Trustee thereunder shall have failed to institute an action for 60 days thereafter and (e) no inconsistent direction shall have been given to the Debt

Trustee thereunder during such 60-day period by the holders of a majority in aggregate principal amount of Debt Securities of such series. (Section 507)

     The holders of a majority in aggregate principal amount of the Debt Securities of any series affected and then outstanding will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Debt Trustee or exercising any trust or power conferred on such Debt Trustee with respect to such series of Debt Securities. (Section 512) Each Indenture provides that, in case an Event of Default shall occur and be continuing, the Debt Trustee thereunder, in exercising its rights and powers under such Indenture, will be required to use the degree of care of a prudent man in the conduct of his own affairs. (Section 601) Each Indenture further provides that the Debt Trustee thereunder shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under such Indenture unless it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is reasonably assured to it. (Section 601)

     The Company must furnish to the Debt Trustees within 120 days after the end of each fiscal year a statement signed by one of certain officers of the Company to the effect that a review of the activities of the Company during such year and of its performance under the applicable Indenture and the terms of the Debt Securities has been made, and, to the best of the knowledge of the signatories based on such review, the Company has complied with all conditions and covenants of such Indenture or, if the Company is in default, specifying such default. (Section 1004)

     If any Debt Securities are denominated in a coin or currency other than that of the United States, then for the purposes of determining whether the holders of the requisite principal amount of Debt Securities have taken any action as herein described, the principal amount of such Debt Securities shall be deemed to be that amount of United States dollars that could be obtained for such principal amount on the basis of the spot rate of exchange into United States dollars for the currency in which such Debt Securities are denominated (as evidenced to the applicable Debt Trustee by an Officers' Certificate) as of the date the taking of such action by the holders of such requisite principal amount is evidenced to the applicable Debt Trustee as provided in the respective Indenture. (Section 104)

     If any Debt Securities are Original Issue Discount Securities, then for the purposes of determining whether the holders of the requisite principal amount of Debt Securities have taken any action herein described, the principal amount of such Debt Securities shall be deemed to be the portion of such principal amount that would be due and payable at the time of the taking of such action upon a declaration of acceleration of maturity thereof. (Section 101)

MODIFICATION OF THE INDENTURES

     With certain exceptions, the applicable Indenture or the rights of the holders of the Debt Securities may be modified by the Issuer thereof, the Company and the applicable Debt Trustee with the consent of the holders of a majority in aggregate principal amount of the Debt Securities of each series affected by such modification then outstanding, but no such modification may be made without the consent of the holder of each outstanding Debt Security affected thereby which would (i) change the maturity of any payment of principal of, or any premium on, or any installment of interest on any Debt Security, or reduce the principal amount thereof or the interest or any premium thereon, or change the method of computing the amount of principal thereof or interest thereon on any date or change any place of payment where, or the coin or currency in which, any Debt Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof (or, in the case of redemption or repayment, on or after the redemption date or the repayment date, as the case may be), or (ii) reduce the percentage in principal amount of the outstanding Debt Securities of any series, the consent of whose holders is required for any such modification, or the consent of whose holders is required for any waiver of compliance with certain provisions of the applicable Indenture or certain defaults thereunder and their consequences provided for in such Indenture, or
(iii) modify any of the provisions of certain Sections of the applicable Indenture, including the provisions summarized in this paragraph, except to increase any such percentage or to provide that certain other provisions of such Indenture cannot be modified or waived without the consent of the holder of each outstanding Debt Security affected thereby. (Section 902)

DEFEASANCE OF THE INDENTURE AND DEBT SECURITIES

     If the terms of any series of Debt Securities so provide, the Issuer thereof and the Guarantor, if any, will be deemed to have paid and discharged the entire indebtedness on all the outstanding Debt Securities of such series by
(a) depositing with the applicable Debt Trustee (i) as trust funds in trust an amount sufficient to pay and discharge the entire indebtedness on all Debt Securities of such series for principal, premium and interest or (ii) as obligations in trust such amount of direct obligations of, or obligations the principal of and interest on which are fully guaranteed by, the government which issued the currency in which the Debt Securities are denominated as will, together with the income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay and discharge the entire indebtedness on all such Debt Securities for principal, premium and interest and (b) satisfying certain other conditions precedent specified in the applicable Indenture. (Section 403) In the event of any such defeasance, holders of such Debt Securities would be able to look only to such trust fund for payment of principal of, any premium on, and any interest on their Debt Securities.

     In the event of such defeasance, such Issuer and Guarantor, if any, are required, among other things, to deliver to the Trustee an Opinion of Counsel to the effect that (i) the deposit and related defeasance would not cause the holders of such Debt Securities to recognize income, gain or loss for Federal income tax purposes, accompanied by a ruling to such effect received from or published by the United States Internal Revenue Service and (ii) the creation of the defeasance trust will not violate the Investment Company Act of 1940, as amended. In addition, such Issuer and Guarantor, if any, are required to deliver to the Trustee an officers' certificate stating that such deposit was not made by such Issuer or Guarantor, if any, with the intent of preferring the holders of such series over other creditors of such Issuer or Guarantor, as applicable, or with the intent of defeating, hindering, delaying or defrauding creditors of such Issuer or Guarantor, as applicable, or others.

CONCERNING THE SENIOR TRUSTEE

     BONY and its affiliates provide customary commercial banking services to the Company and certain of its subsidiaries and participate in various financing agreements of the Company in the ordinary course of their business.

                         DESCRIPTION OF PREFERRED STOCK

     The following is a description of certain general terms and provisions of the Preferred Stock. The particular terms of any series of Preferred Stock will be described in the applicable Prospectus Supplement. If so indicated in a Prospectus Supplement, the terms of any such series may differ from the terms set forth below.

     The summary of terms of the Company's Preferred Stock contained in this Prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Company's Amended and Restated Articles of Incorporation, and the certificate of amendment relating to each series of the Preferred Stock (the 'Certificate of Amendment') which will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus is a part at or prior to the time of issuance of such series of the Preferred Stock.

     The Company's Amended and Restated Articles of Incorporation authorize the Board of Directors of the Company to issue 100 million shares of Preferred Stock, no par value per share, in one or more series and to fix the preferences, limitations and relative rights of the shares of each such series, including dividend rates, conversion rights, voting rights, terms of redemption and liquidation preferences, and the number of shares constituting each such series, without any further vote or action by the shareholders. No shares of Preferred Stock are currently outstanding, and no shares are reserved for issuance.

     Preferred Stock of a particular series shall have the dividend, liquidation, redemption, conversion and voting rights set forth in the Prospectus Supplement relating to such series. Reference is made to the Prospectus Supplement relating to a particular series of Preferred Stock for specific terms, including: (i) the distinctive serial designation and the number of shares constituting such series; (ii) the dividend rate or rates, the payment date or dates for dividends and the participating or other special rights, if any, with respect to dividends; (iii) any redemption, sinking fund or other analogous provisions applicable to such Preferred Stock; (iv) the amount or amounts payable upon the shares of Preferred Stock in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company prior to any payment or distribution of the assets of the Company to the holders of any class or classes of stock which are junior in rank to the Preferred Stock; (v) any terms for the conversion into or exchange for shares of Common Stock, shares of Preferred Stock or Debt Securities and (vi) any other specific terms of the Preferred Stock not inconsistent with the Company's Amended and Restated Articles of Incorporation and any applicable Certificate of Amendment. The term 'class or classes of stock which are junior in rank to the Preferred Stock' means the Common Stock and any other class or classes of stock of the Company hereafter authorized which shall rank junior to the Preferred Stock as to dividends or upon liquidation.

                          DESCRIPTION OF COMMON STOCK

     The following summary does not purport to be complete and is subject in all respects to the applicable provisions of the Revised Business Corporation Law of the State of Utah and the Company's Amended and Restated Articles of Incorporation.

     The Company is presently authorized to issue 400 million shares of Common Stock, no par value per share. At June 30, 1997, an aggregate of 254,274,102 shares of Common Stock were outstanding. In addition, 16,000,000 shares of Common Stock have been reserved for issuance upon exercise of options and for the issuance of retention shares granted under the Company's 1995 Stock Option Plan, and 1,000,000 shares of Common Stock have been reserved for issuance upon exercise of options granted under the Company's 1995 Directors Stock Option Plan.

     The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding Preferred Stock, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors of the Company out of funds legally available therefor. In the event of a dissolution of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after the discharge or the provision for the discharge of liabilities and the payment of any liquidation preference of any outstanding Preferred Stock. Holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities, and there are no redemption provisions with respect to such shares. All of the outstanding shares of Common Stock are, and the shares offered hereby will be, fully paid and nonassessable.

     Harris Trust & Savings Bank is the transfer agent and registrar for the Common Stock. The Common Stock is listed on the New York Stock Exchange.

                            DESCRIPTION OF WARRANTS

     The Company may issue Warrants for the purchase of Senior Debt Securities or shares of Preferred Stock or Common Stock. Warrants may be issued independently or together with any Senior Debt Securities or shares of Preferred Stock or Common Stock offered by any Prospectus Supplement and may be attached to or separate from such Senior Debt Securities or shares of Preferred Stock or Common Stock. The Warrants are to be issued under Warrant Agreements to be entered into between the Company and BONY, as Warrant Agent, or such other bank or trust company as is named in the Prospectus Supplement relating to the particular issue of Warrants (the 'Warrant Agent'). The Warrant Agent will act solely as an agent of the Company in connection with the Warrants and will not assume any obligation or relationship of agency or trust for or with any holders of Warrants or beneficial owners of Warrants. The following summaries of certain provisions of the form of Warrant Agreement and Warrants do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the applicable Warrant Agreement and the Warrants.

GENERAL

     If Warrants are offered, the Prospectus Supplement will describe the terms of the Warrants, including the following: (i) the offering price; (ii) the currency, currencies or currency units for which Warrants may be purchased;
(iii) the designation, aggregate principal amount, currency, currencies or currency units and terms of the Senior Debt Securities purchasable upon exercise of the Debt Warrants and the price at which such Senior Debt Securities may be purchased upon such exercise; (iv) the designation, number of shares and terms of the

Preferred Stock purchasable upon exercise of the Preferred Stock Warrants and the price at which such shares of Preferred Stock Warrants may be purchased upon such exercise; (v) the designation, number of shares and terms of the Common Stock purchasable upon exercise of the Common Stock Warrants and the price at which such shares of Common Stock may be purchased upon such exercise; (vi) if applicable, the designation and terms of the Senior Debt Securities, Preferred Stock or Common Stock with which the Warrants are issued and the number of Warrants issued with each such Senior Debt Security or share of Preferred Stock or Common Stock; (vii) if applicable, the date on and after which the Warrants and the related Senior Debt Securities, Preferred Stock or Common Stock will be separately transferable; (viii) the date on which the right to exercise the Warrants shall commence and the date (the 'Expiration Date') on which such right shall expire; (ix) whether the Warrants will be issued in registered or bearer form; (x) a discussion of certain Federal income tax, accounting and other special considerations, procedures and limitations relating to the Warrants; and
(xi) any other terms of the Warrants.

     Warrants may be exchanged for new Warrants of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement. Before the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Senior Debt Securities or shares of Preferred Stock or Common Stock purchasable upon such exercise, including the right to receive payments of principal of, any premium on, or any interest on, the Senior Debt Securities purchasable upon such exercise or to enforce the covenants in the Indenture or to receive payments of dividends, if any, on the Preferred Stock or Common Stock purchasable upon such exercise or to exercise any applicable right to vote.

EXERCISE OF WARRANTS

     Each Warrant will entitle the holder to purchase such principal amount of Senior Debt Securities or such number of shares of Preferred Stock or Common Stock at such exercise price as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the Warrant. Warrants may be exercised at such times as are set forth in the Prospectus Supplement relating to such Warrants. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Company), unexercised Warrants will become void.

     Subject to any restrictions and additional requirements that may be set forth in the Prospectus Supplement relating thereto, Warrants may be exercised by delivery to the Warrant Agent of the certificate evidencing such Warrants properly completed and duly executed and of payment as provided in the Prospectus Supplement of the amount required to purchase the Senior Debt Securities or shares of Preferred Stock or Common Stock purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the Prospectus Supplement relating to the Warrants. Upon receipt of such payment and the certificate representing the Warrants to be exercised, properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement, the Company will, as soon as practicable, issue and deliver the Senior Debt Securities or shares of Preferred Stock or Common Stock purchasable upon such exercise. If fewer than all of the Warrants represented by such certificate are exercised, a new certificate will be issued for the remaining amount of Warrants.

        DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

     The Company may issue Stock Purchase Contracts, which are contracts obligating holders to purchase from the Company, and the Company to sell to the holders, a specified number of shares of Common Stock or Preferred Stock at a future date or dates. The price per share of Common Stock or Preferred Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. Any such formula may include anti-dilution provisions to adjust the number of shares issuable pursuant to Stock Purchase Contracts upon certain events. The Stock Purchase Contracts may be issued separately or as a part of Stock Purchase Units each representing ownership of a Stock Purchase Contract and Debt Securities, U.S. Obligations or Trust Preferred Securities securing the holder's obligations to purchase the Common Stock or Preferred Stock under the Stock Purchase Contracts.

     Except as otherwise described in the applicable Prospectus Supplement, in the case of Stock Purchase Units that include U.S. Obligations, unless a holder of Stock Purchase Units settles its obligations under the Stock Purchase Contracts early through the delivery of consideration to the Company or its agent in the manner discussed below, the principal of such U.S. Obligations, when paid at maturity, will automatically be applied to satisfy the holder's obligation to purchase Common Stock or Preferred Stock under the Stock Purchase Contracts.

     Except as otherwise described in the applicable Prospectus Supplement, in the case of Stock Purchase Units that include Debt Securities or Trust Preferred Securities, in the absence of any such early settlement or the election by a holder to pay the consideration specified in the Stock Purchase Contracts, the Debt Securities or Trust Preferred Securities will automatically be presented to the applicable issuer for redemption at 100% of face or liquidation value and, in the case of Trust Preferred Securities the applicable UPRG Trust will present Subordinated Debt Securities in an equal principal amount to the Company for redemption at 100% of principal amount. Amounts received in respect of such redemption will automatically be applied to satisfy in full the holder's obligation to purchase Common Stock or Preferred Stock under the Stock Purchase Contracts. The Stock Purchase Contracts may require the Company to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or refunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner.

     Except as otherwise described in the applicable Prospectus Supplement, holders of Stock Purchase Units may be entitled to settle the underlying Stock Purchase Contracts prior to the stated settlement date by surrendering the certificate evidencing the Stock Purchase Units, accompanied by the payment due, in such form and calculated pursuant to such formula as may be prescribed in the Stock Purchase Contracts and described in the applicable Prospectus Supplement. Upon early settlement, the holder would receive the number of shares of Common Stock or Preferred Stock deliverable under such Stock Purchase Contracts, subject to adjustment in certain cases. Holders of Stock Purchase Units may be entitled to exchange their Stock Purchase Units together with appropriate collateral, for separate Stock Purchase Contracts and Trust Preferred Securities, Debt Securities or U.S. Obligations. In the event of either such early settlement or exchange, the Trust Preferred Securities, Debt Securities or U.S. Obligations that were pledged as security for the obligation of the holder to perform under the Stock Purchase Contracts would be transferred to the holder free and clear of the Company's security interest therein.

     The applicable Prospectus Supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units including differences, if any, from the terms described above.

         DESCRIPTION OF TRUST PREFERRED SECURITIES AND TRUST GUARANTEES

TRUST PREFERRED SECURITIES

     The Declaration pursuant to which each UPRG Trust is organized will be replaced by an Amended and Restated Declaration of Trust (the 'Amended Declaration') which will authorize the trustees (the 'Trustees') of such trust to issue on behalf of such UPRG Trust one series of Trust Preferred Securities and one series of Trust Common Securities (together, the 'Trust Securities'). The Trust Preferred Securities will be issued to the public pursuant to the Registration Statement of which this Prospectus forms a part, and the Trust Common Securities will be issued directly or indirectly to the Company.

     The Trust Preferred Securities will have such terms, including dividends, redemption, voting, conversion, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the applicable Declaration or made part of such Declaration by the Trust Indenture Act. Reference is made to the applicable Prospectus Supplement relating to the Trust Preferred Securities of such UPRG Trust for specific terms, including (i) the distinctive designation of Trust Preferred Securities,
(ii) the number of Trust Preferred Securities issued by such UPRG Trust, (iii) the annual dividend rate (or method of determining such rate) for Trust Preferred Securities issued by such UPRG Trust and the date or dates upon which such dividends shall be payable, (iv) whether dividends on Trust Preferred Securities issued by such UPRG Trust shall be cumulative, and, in the case of Trust Preferred Securities having such cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on Trust Preferred Securities issued by such UPRG Trust shall be cumulative, (v) the amount or amounts which shall be paid out of the assets of such UPRG Trust to the holder of Trust Preferred Securities of such UPRG Trust upon voluntary or involuntary dissolution, winding-up or termination of such UPRG Trust, (vi) the terms and conditions, if any, under which Trust Preferred Securities of such UPRG Trust may be converted into shares of Capital Stock of the Company, including the conversion price per share and the circumstances, if any, under which any such conversion right shall expire, (vii) the terms and conditions, if any, upon which the related series of the applicable Subordinated Debt Securities may be distributed to holders of Trust Preferred Securities of such UPRG Trust, (ix) the obligation, if any, of such UPRG Trust to purchase or redeem Trust Preferred Securities issued by such UPRG Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which Trust Preferred Securities issued by such UPRG Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation, (x) the voting rights, if any, of Trust Preferred Securities issued by such UPRG Trust in addition to those required by law, including the number of votes per Trust Preferred Security and any requirement for the approval by the holders of Trust Preferred Securities, or of Trust Preferred Securities issued by such UPRG Trust, as a condition to specified action or amendments to the Declaration of such UPRG Trust, and (xi) any other relevant rights, preferences, privileges, limitations or restrictions of Trust Preferred Securities issued by such UPRG Trust consistent with the Declaration of such UPRG Trust or with applicable law. Pursuant to each Declaration, the Property Trustee will own the Subordinated Debt Securities purchased by the applicable UPRG Trust for the benefit of the holders of the Trust Preferred Securities. The payment of dividends out of money held by the UPRG Trusts, and payments upon redemption of Trust Preferred Securities or liquidation of any UPRG Trust, will be guaranteed by the Company to the extent described under '--Trust Guarantees.'

     Certain federal income tax considerations applicable to an investment in Trust Preferred Securities will be described in the Prospectus Supplement relating thereto.

     In connection with the issuance of Trust Preferred Securities, each UPRG Trust will also issue one series of Trust Common Securities. Each Amended Declaration will authorize the Regular Trustee of a UPRG Trust to issue on behalf of such UPRG Trust one series of Trust Common Securities having such terms, including dividends, conversion, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. Except as otherwise provided in the Prospectus Supplement relating to the Trust Preferred Securities, the terms of the Trust Common Securities issued by such UPRG Trust will be substantially identical to the terms of the Trust Preferred Securities issued by such UPRG Trust, and the Trust Common Securities will rank pari passu, and payments will be made thereon pro rata with the Trust Preferred Securities except that, upon an event of default under the applicable Declaration, the rights of the holders of the Trust Common Securities to payment in respect of dividends and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. Except in certain limited circumstances, the Trust Common Securities will also carry the right to vote and appoint, remove or replace any of the Trustees of the related UPRG Trust which issued such Trust Common Securities. All of the Trust Common Securities of each UPRG Trust will be directly or indirectly owned by the Company.

     The Property Trustee and its affiliates provide customary commercial banking services to the Company and certain of its subsidiaries and participate in various financing agreements of the Company in the ordinary course of their business. The Property Trustee acts as the administrative agent under (i) the Revolving Credit Agreement dated as of October 5, 1995, (ii) the Competitive Advance/Revolving Credit Agreement dated as of April 16, 1996, as amended August 9, 1996, September 13, 1996 and March 2, 1998 and (iii) the 364 Day Competitive Advance/Revolving Credit Agreement dated as of November 25, 1997, as amended March 2, 1998, each among the Company and the Property Trustee. The Chase Manhattan Bank, an affiliate of the Property Trustee ('Chase') acts as the administrative agent under the 364 Day Competitive Advance/Revolving Credit Agreement dated as of March 2, 1998 among the Company and Chase.

TRUST GUARANTEES

     Set forth below is a summary of information concerning the Trust Guarantees which will be executed and delivered by the Company, from time to time, for the benefit of the holders of Trust Preferred Securities. The accompanying Prospectus Supplement will describe any significant differences between the actual terms of the Trust Guarantees and the summary below. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Trust Guarantee, which will be filed with the Commission and incorporated by reference as an exhibit to the Registration Statement of which this Prospectus forms a part.

     General. The Company will irrevocably and unconditionally agree, to the extent set forth in the Trust Guarantees, to pay in full, to the holders of Trust Preferred Securities of each series, the Trust Guarantee Payments (as defined below) (except to the extent paid by such UPRG Trust), as and when due, regardless of any defense, right of set-off or counterclaim which such UPRG Trust may have or assert. The following payments with respect to any series of Trust Preferred Securities to the extent not paid by the applicable UPRG Trust (the 'Trust Guarantee Payments') will be subject to the Trust Guarantees (without duplication): (i) any accrued and unpaid dividends which are required to be paid on the Trust Preferred Securities of such series, to the extent such UPRG Trust shall have funds legally available therefor, (ii) the redemption price, including all accrued and unpaid dividends (the 'Redemption Price'), payable out of funds legally available therefor, with respect to any Trust Preferred Securities called for redemption by such UPRG Trust and (iii) upon a liquidation of such UPRG Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Trust Preferred Securities or the redemption of all of the Trust Preferred Securities issued by such UPRG Trust), the lesser of (a) the aggregate of the liquidation preference and all accrued and unpaid dividends on the Trust Preferred Securities of such series to the date of payment and (b) the amount of assets of such UPRG Trust remaining available for distribution to holders of Trust Preferred Securities of such series in liquidation of such UPRG Trust. The Company's obligation to make a Trust Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Trust Preferred Securities or by causing the applicable UPRG Trust to pay such amounts to such holders.

     Covenants of the Company. In each Trust Guarantee, the Company will covenant that, so long as any Trust Preferred Securities issued by the applicable UPRG Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under such Trust Guarantee or the Declaration of such UPRG Trust, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its Common Stock (other than (i) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plan,
(ii) as a result of a reclassification of the Company's Common Stock or the exchange or conversion of one class or series of the Company's Common Stock for another class or series of the Company's Common Stock, (iii) the purchase of fractional interests in shares of the Company's Common Stock pursuant to the conversion or exchange provisions of such Common Stock of the Company or the security being converted or exchanged or (iv) purchases or acquisitions of shares of Common Stock to be used in connection with acquisitions of Common Stock by shareholders pursuant to the Company's dividend reinvestment plan) or make any guarantee payments with respect to the foregoing and (b) the Company shall not make any payment of principal or premium, if any, on or repurchase any debt securities (including guarantees) other than at stated maturity issued by the Company which rank pari passu with or junior to such Subordinated Debt Securities.

     Amendment and Assignment. Except with respect to any changes which do not adversely affect the rights of holders of Trust Preferred Securities of any series (in which case no vote will be required), each Trust Guarantee with respect to any series of Trust Preferred Securities may be changed only with the prior approval of the holders of not less than a majority in liquidation preference of the outstanding Trust Preferred Securities of such series. The manner of obtaining any such approval of holders of the Trust Preferred Securities of each series will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in each Trust Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the applicable series of Trust Preferred Securities then outstanding.

     Termination of the Trust Guarantees. Each Trust Guarantee will terminate as to the Trust Preferred Securities issued by the applicable UPRG Trust (a) upon full payment of the redemption price of all Trust Preferred Securities of such UPRG Trust, (b) upon distribution of the Subordinated Debt Securities held by such UPRG Trust to the holders of the Trust Preferred Securities of such UPRG Trust or (c) upon full payment of the amounts payable in accordance with the Declaration of such UPRG Trust upon liquidation of such UPRG Trust. Each Trust Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Preferred Securities issued by the applicable UPRG Trust must restore payment of any sums paid under such Trust Preferred Securities or such Trust Guarantee. The subordination provisions of the Subordinated

Debt Securities and the Trust Guarantees, respectively, will provide that in the event payment is made on the Subordinated Debt Securities or the Trust Guarantees in contravention of such provisions, such payments will be paid over to the holders of Senior Indebtedness.

     Ranking of the Trust Guarantees. Each Trust Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, (ii) pari passu with the most senior preferred or preference stock, if any, hereafter issued by the Company and with any guarantee hereafter entered into by the Company in respect of any preferred or preference stock or interests of any affiliate of the Company and (iii) senior to the Company's Common Stock. Each Declaration will provide that each holder of Trust Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the applicable Trust Guarantee.

     Each Trust Guarantee will constitute a guarantee of payment and not of collection. The Trust Guarantees will be deposited with the Property Trustee to be held for the benefit of any series of Trust Preferred Securities. The Property Trustee will have the right to enforce the Trust Guarantees on behalf of the holders of any series of Trust Preferred Securities. The holders of not less than 10% in aggregate liquidation preference of a series of Trust Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the Trust Guarantee applicable to such series of Trust Preferred Securities, including the giving of directions to the Property Trustee. If the Property Trustee fails to enforce a Trust Guarantee as above provided, any holder of Trust Preferred Securities of a series to which such Trust Guarantee pertains may institute a legal proceeding directly against the Company to enforce its rights under such Trust Guarantee, without first instituting a legal proceeding against the applicable UPRG Trust, or any other person or entity. Each Trust Guarantee will not be discharged except by payment of the Trust Guarantee Payments in full to the extent not paid by the applicable UPRG Trust, and by complete performance of all obligations under such Trust Guarantee.

     Governing Law. Each Trust Guarantee will be governed by and construed in accordance with the laws of the State of New York.

                              PLAN OF DISTRIBUTION

     The Company, the Subsidiary Issuers or the UPRG Trusts may sell the Offered Securities offered hereby (i) through underwriters or dealers, (ii) through agents, (iii) directly to purchasers, or (iv) through a combination of any such methods of sale. Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act. The Prospectus Supplement relating to the Offered Securities will set forth their offering terms, including the name or names of any underwriters, dealers or agents, the purchase price of the Offered Securities and the proceeds to the Company, the Subsidiary Issuers or the UPRG Trusts from such sale, any underwriting discounts, commissions and other items constituting compensation to underwriters, dealers or agents, any initial public offering price, any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers, and any securities exchanges on which the Offered Securities may be listed.

     If underwriters or dealers are used in the sale, the Offered Securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, or at prices related to such prevailing market prices, or at negotiated prices. The Offered Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the Prospectus Supplement, the obligations of underwriters or dealers to purchase the Offered Securities will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the Offered Securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

     Offered Securities may be sold directly by the Company, the Subsidiary Issuers or the UPRG Trusts or through agents designated by the Company, the Subsidiary Issuers or the UPRG Trusts from time to time. The Offered Securities may be sold from time to time at market prices in ordinary broker's transactions by agents of the Company, the Subsidiary Issuers or the UPRG Trusts. Any agent involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company, the Subsidiary Issuers or the UPRG Trusts to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     If so indicated in the Prospectus Supplement, the Company, the Subsidiary Issuers or the UPRG Trusts will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase Offered Securities from the Company, the Subsidiary Issuers or the UPRG Trusts at the public offering price set forth in the Prospectus pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the Prospectus Supplement and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

     Underwriters, dealers and agents may be entitled under agreements entered into with the Company, the Subsidiary Issuers or the UPRG Trusts to indemnification by the Company, the Subsidiary Issuers or the UPRG Trusts against certain civil liabilities, including liabilities under the Securities Act, or to contribution by the Company, the Subsidiary Issuers or the UPRG Trusts to payments they may be required to make in respect thereof. The terms and conditions of such indemnification will be described in an applicable Prospectus Supplement. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company, the Subsidiary Issuers or the UPRG Trusts in the ordinary course of business.

     Each series of Offered Securities may be a new issue of securities with no established trading market. Any underwriters to whom Offered Securities are sold by the Company, the Subsidiary Issuers or the UPRG Trusts for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Offered Securities.

                                 LEGAL OPINIONS

     The validity of the Company Securities and Subsidiary Debt Securities will be passed upon for the Company and the Subsidiary Issuers by Mark L. Jones, Managing Senior Counsel of the Company. The due authorization, execution and delivery of the Subsidiary Debt Securities to be offered by UPRI will be passed upon for UPRI by Bennett Jones Verchere, special Canadian counsel for UPRI. The due authorization, execution and delivery of the Subsidiary Debt Securities to be offered by UPR Capital Company will be passed upon for UPR Capital Company by McInnes Cooper & Robertson, special Canadian counsel for UPR Capital Company. The validity of the Trust Preferred Securities will be passed upon for the Company and the UPRG Trusts by Richards, Layton & Finger, Wilmington, Delaware, special Delaware counsel to the Company and the UPRG Trusts. The validity of the Offered Securities will be passed upon for the underwriters, dealers or agents, if any, by Cravath, Swaine & Moore, New York, New York. Cravath, Swaine & Moore has from time to time acted as counsel for the Company and may do so in the future.

                                    EXPERTS

     The financial statements incorporated in this Registration Statement by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     With respect to the unaudited interim financial information for periods ended June 30, 1998 and 1997, which is incorporated herein by reference, Arthur Andersen LLP, with respect to the June 30, 1998 period and Deloitte & Touche LLP, with respect to the June 30, 1997 period, have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in Arthur Andersen LLP's report included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 and incorporated by reference herein, and as stated in Deloitte & Touche LLP's report in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, neither auditor audited and neither auditor expresses an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Neither Arthur Andersen LLP nor Deloitte & Touche LLP are subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not 'reports' or a 'part' of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

     The consolidated financial statements incorporated by reference in this Registration Statement from Norcen's Annual Report of Form 40-F for the years ended December 31, 1997, and December 31, 1996, have been audited by Deloitte & Touche, independent auditors as stated in their reports, which are incorporated in the Norcen 8-K by reference. Such consolidated financial statements have been incorporated by reference in this Registration Statement in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

------------------------------------------------------
                          ------------------------------------------------------
------------------------------------------------------
                          ------------------------------------------------------

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, DEALER OR AGENT. THIS PROSPECTUS SUPPLEMENT AND PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.
                            ------------------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                    PAGE
                                                -------------
Description of Notes.........................             S-3
Important Currency Exchange
  Information................................            S-26
Foreign Currency Risks.......................            S-26
Certain Federal Tax Consequences.............            S-27
Plan of Distribution.........................            S-31
Legal Opinions...............................            S-31
                         PROSPECTUS
Available Information........................               3
Incorporation of Certain Documents by
  Reference..................................               3
The Company..................................               4
Union Pacific Resources Inc. ................               5
UPR Capital Company..........................               5
The UPRG Trusts..............................               6
Use of Proceeds..............................               6
Description of Debt Securities and Company
  Guarantees.................................               7
Description of Preferred Stock...............              15
Description of Common Stock..................              16
Description of Warrants......................              16
Description of Stock Purchase Contracts and
  Stock Purchase Units.......................              17
Description of Trust Preferred Securities and
  Trust Guarantees...........................              18
Plan of Distribution.........................              21
Legal Opinions...............................              22
Experts......................................              22

$700,000,000
MEDIUM-TERM NOTES

UNION PACIFIC
RESOURCES GROUP INC.

                                     [LOGO]

UNION PACIFIC RESOURCES INC.
UPR CAPITAL COMPANY

                            ------------------------

                    P R O S P E C T U S  S U P P L E M E N T
                                            , 1998

                            ------------------------

CHASE SECURITIES INC.
CREDIT SUISSE FIRST BOSTON
GOLDMAN, SACHS & CO.
SALOMON SMITH BARNEY

                          ------------------------------------------------------
                          ------------------------------------------------------
                          ------------------------------------------------------
                          ------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

Securities and Exchange Commission Registration Fee...........   $295,000
Trustee's Fees and Expenses...................................     10,000
Legal Fees and Expenses.......................................     30,000
Printing and Engraving Expenses...............................     30,000
Rating Agencies' Fees.........................................    175,000
Accountants' Fees and Expenses................................     30,000
Blue Sky Fees and Expenses....................................      5,000
Miscellaneous.................................................     50,000
                                                                 --------
     Total....................................................   $625,000
                                                                 --------
                                                                 --------

------------------
* All amounts are estimated except for the registration fee.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

THE COMPANY

     The Company is a Utah corporation. Section 16-10a-901 et seq. of the Revised Business Corporation Act of Utah grants to a corporation the power to indemnify a person made a party to a lawsuit or other proceeding because such person is or was a director or officer. A corporation is further empowered to purchase insurance on behalf of any person who is or was a director or officer against any liability asserted against or incurred by him or her in such capacity or arising out of his or her status as a director or officer. The Company's By-Laws provide for mandatory indemnification of its directors and officers in certain circumstances. The Company maintains insurance on behalf of directors and officers against liability asserted against them arising out of their status as directors and officers.

     The Company's Amended and Restated Articles of Incorporation, incorporated herein as Exhibit 3.1 to this Registration Statement, eliminates in certain circumstances the personal liability of directors of the Company for monetary damages for a breach of their fiduciary duty as directors. This provision does not eliminate the liability of a director for (i) the amount of a financial benefit received by a director to which he is not entitled, (ii) an intentional infliction of harm on the corporation or the stockholders, (iii) a violation of
Section 16-10a-842 of the Revised Business Corporation Act of Utah (relating to the liability of directors for unlawful distributions) or (iv) an intentional violation of criminal law.

UNION PACIFIC RESOURCES INC.

     UPRI is an Alberta corporation. Section 119 of the Business Corporations Act (Alberta) grants to a corporation the power to indemnify a person made a party to a lawsuit or other proceeding because such person is or was a director or officer. UPRI's By-Laws provide for mandatory indemnification of its directors and officers in certain circumstances.

UPR CAPITAL COMPANY

     UPR Capital Company is a Nova Scotia company. UPR Capital Company's Articles of Association provide for indemnification of its directors and officers if such persons are made a party to a lawsuit or other proceeding in their capacity as a director or officers.

THE UPRG TRUSTS

     Each Declaration pursuant to which each UPRG Trust is organized will provide that no Regular Trustee, or affiliate of any Regular Trustee, or officer, director, shareholder, member, partner, employee, representative or agent of any Regular Trustee or of any such affiliate, or employee or agent of the applicable UPRG Trust or its affiliates (each an 'Indemnified Person') shall be liable, responsible or accountable in damages or otherwise to such UPRG Trust or any employee or agent of such UPRG Trust or its affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such UPRG Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by such Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct with respect to such act or omission. Each Declaration also provides that to the fullest extent permitted by applicable law, the Company shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the applicable UPRG Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by such Declaration, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence or willful misconduct with respect to such act or omission. Each Declaration further provides that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified for the underlying cause of action as authorized by such Declaration.

THE REGISTRANTS

     Reference is made to the form of Underwriting Agreement filed as Exhibit
1.1 and to the forms of Underwriting Agreement to be filed as Exhibits 1.2 and
1.3 and to Section 8 of the form of Distribution Agreement to be filed as
Exhibit 1.4 for additional indemnification provisions.

ITEM 16. EXHIBITS--

   1.1     --   Form of Underwriting Agreement for Debt Securities.
 **1.2     --   Form of Underwriting Agreement for Preferred Stock and Common Stock.
 **1.3     --   Form of Underwriting Agreement for Trust Preferred Securities.
  *1.4     --   Form of Distribution Agreement (incorporated herein by reference to Exhibit 1.2 to the Company's
                Registration Statement on Form S-3 (No. 333-2984) filed March 29, 1996).
  *3.1     --   Amended and Restated Articles of Incorporation of Union Pacific Resources Group Inc. (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (No. 33-95398)
                filed October 10, 1995).
  *3.2     --   Amended and Restated By-laws of Union Pacific Resources Group Inc. (incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (No. 33-95398) filed October 10,
                1995).
   3.3     --   Memorandum of Association of UPR Capital Company.
   3.4     --   Articles of Association of UPR Capital Company.
   3.5     --   Certificate and Articles of Continuance of UPRI.
   3.6     --   By-law No. 1 of UPRI.
   3.7     --   By-law No. 2 of UPRI.
   4.1     --   Form of Indenture.
 **4.2     --   Form of Subordinated Indenture (including form of Subordinated Debt Security).
 **4.3     --   Form of Warrant Agreement.

  *4.4     --   Form of Debt Security (incorporated herein by reference to Exhibit 4.3 to the Company's Registration
                Statement on Form S-3 (No. 333-2984) filed March 29, 1996).
 **4.5     --   Form of Debt Security.
  *4.6     --   Form of Fixed Rate Note (incorporated herein by reference to Exhibit 4.4 to the Company's
                Registration Statement on Form S-3 (No. 333-2984) filed March 29, 1996).
  *4.7     --   Form of Floating Rate Note (incorporated herein by reference to Exhibit 4.5 to the Company's
                Registration Statement on Form S-3 (No. 333-2984) filed March 29, 1996).
 **4.8     --   Form of Stock Purchase Contract Agreement.
  *4.9     --   Certificate of Trust of UPRG Capital Trust I (incorporated herein by reference to Exhibit 4.7 to the
                Company's Registration Statement on Form S-3 (No. 33-22655) filed March 3, 1997).
  *4.10    --   Certificate of Trust of UPRG Capital Trust II (incorporated herein by reference to Exhibit 4.8 to the
                Company's Registration Statement on Form S-3 (No. 33-22655) filed March 3, 1997).
  *4.11    --   Certificate of Trust of UPRG Capital Trust III (incorporated herein by reference to Exhibit 4.9 to the Company's Registration Statement on Form S-3 (No. 33-22655) filed March 3, 1997).
  *4.12    --   Declaration of Trust of UPRG Capital Trust I (incorporated herein by reference to Exhibit 4.10 to the
                Company's Registration Statement on Form S-3 (No. 33-22655) filed March 3, 1997).
  *4.13    --   Declaration of Trust of UPRG Capital Trust II (incorporated herein by reference to Exhibit 4.11 to the Company's Registration Statement on Form S-3 (No. 33-22655) filed March 3, 1997).
  *4.14    --   Declaration of Trust of UPRG Capital Trust III (incorporated herein by reference to Exhibit 4.12 to the Company's Registration Statement on Form S-3 (No. 33-22655) filed March 3, 1997).
   5.1     --   Opinion and consent of Mark L. Jones; Managing Senior Counsel for the Company, regarding the Senior
                Debt Securities, the Preferred Stock, the Common Stock and the Warrants.
   5.2     --   Opinion and Consent of Bennett Jones Verchere, special Canadian counsel for UPRI, regarding the
                Subsidiary Senior Debt Securities.
   5.3     --   Opinion and consent of McInnes Cooper & Robertson, special Canadian counsel for UPR Capital Company, regarding the Subsidiary Senior Debt Securities.
 **5.4     --   Opinion and Consent of Bennett Jones Verchere, special Canadian counsel for UPRI, regarding the
                Subsidiary Subordinated Debt Securities.
 **5.5     --   Opinion and consent of McInnes Cooper & Robertson, special Canadian counsel for UPR Capital Company, regarding the Subsidiary Subordinated Debt Securities.
 **5.6     --   Opinion and consent of Mark L. Jones; Managing Senior Counsel for the Company, regarding the
                Subordinated Debt Securities.
 **5.7     --   Opinion and consent of Richards, Layton & Finger.
  12       --   Computation of Ratio of Earnings to Fixed Charges.
  15.1     --   Awareness Letter of Deloitte & Touche LLP.
  15.2     --   Awareness Letter of Arthur Andersen LLP.
  23.1     --   Consent of Deloitte & Touche LLP.
  23.2     --   Consent of Deloitte & Touche.
  23.3     --   Consent of Arthur Andersen LLP.
  24.1     --   Power of Attorney of Lynne V. Cheney, Director of the Company.
  24.2     --   Power of Attorney of Preston M. Geren III, Director of the Company.
  24.3     --   Power of Attorney of Lawrence M. Jones, Director of the Company.
  24.4     --   Power of Attorney of Drew Lewis, Director of the Company.
  24.5     --   Power of Attorney of Claudine B. Malone, Director of the Company.
  24.6     --   Power of Attorney of John W. Poduska, Director of the Company.
  24.7     --   Power of Attorney of Michael E. Rossi, Director of the Company.
  24.8     --   Power of Attorney of Samuel K. Skinner, Director of the Company.
  24.9     --   Power of Attorney of James R. Thompson, Director of the Company.

  24.9     --   Power of Attorney of the Directors of UPRI.
  24.9     --   Power of Attorney of the Directors of UPR Capital Company.
  25.1     --   Statement on Form T-1 of the eligibility of The Bank of New York, as trustee under the Indenture.
**25.2     --   Statement on Form T-1 of the eligibility of the Subordinated Trustee, as trustee under the
                Subordinated Indenture.
**25.3     --   Statement on Form T-1 of the eligibility of                   , as trustee under the Amended and
                Restated Declaration of Trust of UPRG Capital Trust I.
**25.4     --   Statement on Form T-1 of the eligibility of                   , as trustee under the Amended and
                Restated Declaration of Trust of UPRG Capital Trust II.
**25.5     --   Statement on Form T-1 of the eligibility of                   , as trustee under the Amended and
                Restated Declaration of Trust of UPRG Capital Trust III.
**25.6     --   Statement on Form T-1 of the eligibility of                   , as trustee under the Trust Guarantee
                of the Company for the benefit of the holders of Trust Preferred Securities of the UPRG Capital Trust
                I.
**25.7     --   Statement on Form T-1 of the eligibility of                   , as trustee under the Trust Guarantee
                of the Company for the benefit of the holders of Trust Preferred Securities of UPRG Capital Trust II.
**25.8     --   Statement on Form T-1 of the eligibility of                   , as trustee under the Trust Guarantee
                of the Company for the benefit of the holders of Trust Preferred Securities of UPRG Capital Trust
                III.

------------------

 * Incorporated herein by reference.

** To be filed either by amendment or as an exhibit to an Exchange Act Report and incorporated herein by reference.

ITEM 17. UNDERTAKINGS

     The undersigned Registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; provided, however, that notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the 'Calculation of Registration Fee' table in the effective registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

          (4) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions described under Item 15 above or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted against the Registrants by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their respective counsels the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, UNION PACIFIC RESOURCES GROUP INC. CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED, IN THE CITY OF FORT WORTH, TEXAS, ON THIS 25TH DAY OF AUGUST, 1998.

                                          UNION PACIFIC RESOURCES GROUP INC.,

                                          By: /s/ MORRIS B. SMITH
                                             ----------------------------------
                                                      Morris B. Smith
                                                     Vice President and
                                                  Chief Financial Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ON FORM S-3 HAS BEEN SIGNED BELOW ON THIS 25TH DAY OF AUGUST, 1998, BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.

                     SIGNATURE                                                 TITLE
---------------------------------------------------  ---------------------------------------------------------

                /s/ JACK L. MESSMAN                                  Chairman, Chief Executive
---------------------------------------------------                     Officer and Director
                  Jack L. Messman                                  (Principal Executive Officer)


                /s/ MORRIS B. SMITH                                       Vice President
---------------------------------------------------               and Chief Financial Officer
                  Morris B. Smith                      (Principal Accounting Officer and Financial Officer)


H. JESSE ARNELLE                       Director

LYNNE V. CHENEY*                       Director

PRESTON M. GEREN, III*                 Director

LAWRENCE M. JONES*                     Director

DREW LEWIS*                            Director                   By:          /s/ MARK L. JONES
                                                                     -------------------------------------
CLAUDINE B. MALONE*                    Director                                   Mark L. Jones
                                                                                *Attorney-in-Fact
JOHN W. PODUSKA, SR., PH.D.*           Director

MICHAEL E. ROSSI*                      Director

SAMUEL J. SKINNER*                     Director

JAMES R. THOMPSON*                     Director






                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, UNION PACIFIC RESOURCES INC. CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED, IN THE CITY OF FORT WORTH, TEXAS, ON THIS 25TH DAY OF AUGUST, 1998.

                                          UNION PACIFIC RESOURCES INC.,
                                            an Alberta, Canada corporation

                                          By:      /s/ MORRIS B. SMITH
                                              ---------------------------------
                                                      Morris B. Smith
                                             Vice President, Finance and Chief
                                                     Financial Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ON FORM S-3 HAS BEEN SIGNED BELOW ON THIS 25TH DAY OF AUGUST, 1998, BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.

                     SIGNATURE                                                 TITLE
---------------------------------------------------  ---------------------------------------------------------

                /s/ S. CRAIG BUCHANAN                                Vice President, Operations
---------------------------------------------------                 (Principal Executive Officer)
                  S. Craig Buchanan

                /s/ MORRIS B. SMITH                              Vice President, Finance and Chief
---------------------------------------------------      Financial Officer (Principal Accounting Officer and
                  Morris B. Smith                                       Financial Officer)


JOHN F. CURRAN*                         Director

JOSEPH A. LASALA, JR.*                  Director

ROBERT A. LEHODEY*                      Director                By:      /s/ MARK L. JONES
                                                                   ---------------------------------
JACK L. MESSMAN*                        Director                           Mark L. Jones
                                                                         *Attorney-in-Fact
JAMES G. SMELTZER*                      Director






By:         /s/ MARK L. JONES                                       (Authorized Representative)
    ---------------------------------------
              Mark L. Jones

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, UPR CAPITAL COMPANY CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED, IN THE CITY OF FORT WORTH, TEXAS, ON THIS 25TH DAY OF AUGUST, 1998.

                                          UPR CAPITAL COMPANY,
                                            a Nova Scotia, Canada unlimited
                                            liability company

                                           By:      /s/ MORRIS B. SMITH
                                              ---------------------------------
                                                       Morris B. Smith
                                                 Vice President and Director

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ON FORM S-3 HAS BEEN SIGNED BELOW ON THIS 25TH DAY OF AUGUST, 1998, BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.

                     SIGNATURE                                                 TITLE
---------------------------------------------------  ---------------------------------------------------------

               /s/ V. RICHARD EALES                                          President
---------------------------------------------------                 (Principal Executive Officer)
                 V. Richard Eales

                /s/ MORRIS B. SMITH                                 Vice President and Director
---------------------------------------------------     (Principal Accounting Officer and Financial Officer)
                  Morris B. Smith

JOSEPH A. LASALA, JR.*                   Director
JACK L. MESSMAN*                         Director                     By:          /s/ MARK L. JONES
MORRIS B. SMITH*                         Director                          -------------------------------
                                                                                     Mark L. Jones
                                                                                   *Attorney-in-Fact





By:              /s/ MARK L. JONES                                            (Authorized Representative)
   ---------------------------------------------------
                   Mark L. Jones

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, EACH OF UPRG CAPITAL TRUST I, UPRG CAPITAL TRUST II AND UPRG CAPITAL TRUST III CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED, IN THE CITY OF FORT WORTH, TEXAS ON THE 25TH DAY OF AUGUST, 1998.

                                          UPRG CAPITAL TRUST I,
                                            a Delaware business trust

                                          By: UNION PACIFIC RESOURCES GROUP
                                          INC.,
                                            as Depositor

                                          By:       /s/ MORRIS B. SMITH
                                              --------------------------------
                                                       Morris B. Smith
                                                     Vice President and
                                                   Chief Financial Officer

                                          UPRG CAPITAL TRUST II,
                                            a Delaware business trust

                                          By:UNION PACIFIC RESOURCES GROUP INC.,
                                              as Depositor

                                          By:      /s/ MORRIS B. SMITH
                                              --------------------------------
                                                       Morris B. Smith
                                                     Vice President and
                                                  Chief Financial Officer

                                          UPRG CAPITAL TRUST III,
                                            a Delaware business trust

                                          By: UNION PACIFIC RESOURCES GROUP
                                          INC.,
                                              as Depositor

                                          By:       /s/ MORRIS B. SMITH
                                              --------------------------------
                                                       Morris B. Smith
                                                     Vice President and
                                                  Chief Financial Officer

                                 EXHIBIT INDEX

 EXHIBIT                                                                                                    SEQUENTIAL
  NUMBER     DESCRIPTION                                                                                     PAGE NO.
----------   --------------------------------------------------------------------------------------------   -----------
    1.1       --   Form of Underwriting Agreement for Debt Securities.
  **1.2       --   Form of Underwriting Agreement for Preferred Stock and Common Stock.
  **1.3       --   Form of Underwriting Agreement for Trust Preferred Securities.
   *1.4       --   Form of Distribution Agreement (incorporated herein by reference to Exhibit 1.2 to the
                   Company's Registration Statement on Form S-3 (No. 333-2984) filed March 29, 1996).
   *3.1       --   Amended and Restated Articles of Incorporation of Union Pacific Resources Group Inc.
                   (incorporated herein by reference to Exhibit 3.1 to the Company's Registration
                   Statement on Form S-1 (No. 33-95398) filed October 10, 1995).
   *3.2       --   Amended and Restated By-laws of Union Pacific Resources Group Inc. (incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1
                   (No. 33-95398) filed October 10, 1995).
    3.3       --   Memorandum of Association of UPR Capital Company.
    3.4       --   Articles of Association of UPR Capital Company.
    3.5       --   Certificate and Articles of Continuance of UPRI.
    3.6       --   By-law No. 1 of UPRI.
    3.7       --   By-law No. 2 of UPRI.
    4.1       --   Form of Indenture.
  **4.2       --   Form of Subordinated Indenture (including form of Subordinated Debt Security).
  **4.3       --   Form of Warrant Agreement.
   *4.4       --   Form of Debt Security (incorporated herein by reference to Exhibit 4.3 to the
                   Company's Registration Statement on Form S-3 (No. 333-2984) filed March 29, 1996).
  **4.5       --   Form of Debt Security.
   *4.6       --   Form of Fixed Rate Note (incorporated herein by reference to Exhibit 4.4 to the
                   Company's Registration Statement on Form S-3 (No. 333-2984) filed March 29, 1996).
   *4.7       --   Form of Floating Rate Note (incorporated herein by reference to Exhibit 4.5 to the
                   Company's Registration Statement on Form S-3 (No. 333-2984) filed March 29, 1996).
  **4.8       --   Form of Stock Purchase Contract Agreement.
   *4.9       --   Certificate of Trust of UPRG Capital Trust I (incorporated herein by reference to
                   Exhibit 4.7 to the Company's Registration Statement on Form S-3 (No. 33-22655) filed
                   March 3, 1997).
   *4.10      --   Certificate of Trust of UPRG Capital Trust II (incorporated herein by reference to
                   Exhibit 4.8 to the Company's Registration Statement on Form S-3 (No. 33-22655) filed
                   March 3, 1997).
   *4.11      --   Certificate of Trust of UPRG Capital Trust III (incorporated herein by reference to
                   Exhibit 4.9 to the Company's Registration Statement on Form S-3 (No. 33-22655) filed
                   March 3, 1997).
   *4.12      --   Declaration of Trust of UPRG Capital Trust I (incorporated herein by reference to
                   Exhibit 4.10 to the Company's Registration Statement on Form S-3 (No. 33-22655) filed
                   March 3, 1997).
   *4.13      --   Declaration of Trust of UPRG Capital Trust II (incorporated herein by reference to
                   Exhibit 4.11 to the Company's Registration Statement on Form S-3 (No. 33-22655) filed
                   March 3, 1997).

 EXHIBIT                                                                                                    SEQUENTIAL
  NUMBER     DESCRIPTION                                                                                     PAGE NO.
----------   --------------------------------------------------------------------------------------------   -----------
   *4.14      --   Declaration of Trust of UPRG Capital Trust III (incorporated herein by reference to
                   Exhibit 4.12 to the Company's Registration Statement on Form S-3 (No. 33-22655) filed
                   March 3, 1997).
    5.1       --   Opinion and consent of Mark L. Jones; Managing Senior Counsel for the Company,
                   regarding the Senior Debt Securities, the Preferred Stock, the Common Stock and the
                   Warrants.
    5.2       --   Opinion and consent of Bennett Jones Verchere, special Canadian counsel for UPRI, regarding the Subsidiary Senior Debt Securities.
    5.3       --   Opinion and consent of McInnes Cooper & Robertson, special Canadian counsel for UPR
                   Capital Company regarding the Subsidiary Senior Debt Securities.
  **5.4       --   Opinion and consent of Mark L. Jones; Managing Senior Counsel for the Company,
                   regarding the Subordinated Debt Securities.
  **5.5       --   Opinion and consent of Bennett Jones Verchere, special Canadian counsel for UPRI, regarding the Subsidiary Subordinated Debt Securities.
  **5.6       --   Opinion and consent of McInnes Cooper & Robertson, special Canadian counsel for UPR
                   Capital Company regarding the Subsidiary Subordinated Debt Securities.
  **5.7       --   Opinion and consent of Richards, Layton & Finger.
   12         --   Computation of Ratio of Earnings to Fixed Charges.
   15.1       --   Awareness Letter of Deloitte & Touche LLP.
   15.2       --   Awareness Letter of Arthur Andersen LLP.
   23.1       --   Consent of Deloitte & Touche LLP.
   23.2       --   Consent of Deloitte & Touche.
   23.3       --   Consent of Arthur Andersen LLP.
   24.1       --   Power of Attorney of Lynne V. Cheney, Director of the Company.
   24.2       --   Power of Attorney of Preston M. Geren III, Director of the Company.
   24.3       --   Power of Attorney of Lawrence M. Jones, Director of the Company.
   24.4       --   Power of Attorney of Drew Lewis, Director of the Company.
   24.5       --   Power of Attorney of Claudine B. Malone, Director of the Company.
   24.6       --   Power of Attorney of John W. Poduska, Sr., Ph.D., Director of the Company.
   24.7       --   Power of Attorney of Michael E. Rossi, Director of the Company.
   24.8       --   Power of Attorney of Samuel K. Skinner, Director of the Company.
   24.9       --   Power of Attorney of James R. Thompson, Director of the Company.
   24.10      --   Power of Attorney of the Directors of UPRI.
   24.11      --   Power of Attorney of the Directors of UPR Capital Company.
   25.1       --   Statement on Form T-1 of the eligibility of The Bank of New York, as trustee under the
                   Indenture.
 **25.2       --   Statement on Form T-1 of the eligibility of the Subordinated Trustee, as trustee under the Subordinated Indenture.
 **25.3       --   Statement on Form T-1 of the eligibility of       , as trustee under the Amended and
                   Restated Declaration of Trust of UPRG Capital Trust I.
 **25.4       --   Statement on Form T-1 of the eligibility of       , as trustee under the Amended and
                   Restated Declaration of Trust of UPRG Capital Trust II.
 **25.5       --   Statement on Form T-1 of the eligibility of       , as trustee under the Amended and
                   Restated Declaration of Trust of UPRG Capital Trust III.
 **25.6       --   Statement on Form T-1 of the eligibility of       , as trustee under the Trust
                   Guarantee of the Company for the benefit of the holders of Trust Preferred Securities of the UPRG Capital Trust I.

 EXHIBIT                                                                                                    SEQUENTIAL
  NUMBER     DESCRIPTION                                                                                     PAGE NO.
----------   --------------------------------------------------------------------------------------------   -----------
 **25.7       --   Statement on Form T-1 of the eligibility of       , as trustee under the Trust
                   Guarantee of the Company for the benefit of the holders of Trust Preferred Securities of UPRG Capital Trust II.
 **25.8       --   Statement on Form T-1 of the eligibility of       , as trustee under the Trust
                   Guarantee of the Company for the benefit of the holders of Trust Preferred Securities of UPRG Capital Trust III.

------------------
 * Incorporated herein by reference.

** To be filed either by amendment or as an exhibit to an Exchange Act Report and incorporated herein by reference.